PROSPECTUS
Filed Pursuant to Rule 424(b)3
Registration No. 333-135437

NOVASTAR RESOURCES LTD.

119,732,425 Shares of Common Stock

This prospectus relates to an aggregate of up to 119,732,425 shares of our common stock which may be resold from time to time by the selling stockholders identified in this prospectus for their own account, consisting of (i) 67,617,245 shares of our common stock issued pursuant to private placements that were completed on November 23, 2005, February 14, 2006 and May 4, 2006. (ii) 49,808,090 shares of our common stock and 107,500 shares of common stock underlying common stock purchase warrants that have been issued to consultants of the Company or that have been issued on the effective date of the Merger to persons who were affiliates of Thorium Power prior to the Merger and (iii) 1,466,393 shares of common stock and 733,197 shares of common stock underlying common stock purchase warrants, the current number of securities that could be due pursuant to the liquidated damages provisions of a registration rights agreement entered into pursuant to the May 4, 2006 private placement. Of such shares, (i) 94,886,253 are outstanding upon the effective date of the registration statement to which this prospectus relates, and (ii) up to 22,646,579 shares are issuable upon the exercise of warrants held by certain of the selling stockholders. We will not receive any proceeds from the sales by the selling stockholders, but we will receive funds from the exercise of warrants held by the selling stockholders, if exercised.

Our common stock is quoted on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “NVAS.OB”. The closing sales price for our common stock on September 26, 2006 was $0.44 per share, as reported on the OTC Bulletin Board. You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

        Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer or any selling stockholders who are affiliates of broker-dealers will be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Investing in the shares being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the information set forth in the section of this prospectus titled “Risk Factors,” beginning on page 7, when determining whether to purchase any of these shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 6, 2006.

INTRODUCTORY STATEMENT

On February 14, 2006, Novastar, TP Acquisition Corp. a wholly owned subsidiary of Novastar, and Thorium Power, Inc. entered into a merger agreement, as amended on June 12, 2006 (the “Merger Agreement”). The Merger Agreement contemplates that TP Acquisition will be merged with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly-owned subsidiary of Novastar (the “Merger”). On June 14, 2006, we filed a registration statement on Form S-4, thereafter amended on August 9, 2006, registering the shares of our common stock that we will issue to the shareholders of Thorium Power in connection with the Merger (the “S-4 Registration Statement”). Subsequent to the Securities and Exchange Commission declaring the S-4 Registration Statement effective on August 14, 2006, we filed Post-Effective Amendment No. 1 on October 2, 2006. The Merger will not be completed until, among other things, the S-4 Registration Statement, including any post-effectiveamendment, is declared effective by the Securities and Exchange Commission.

        Since the prospectus contained in this registration statement will not be used until the Merger is consummated, the information set forth in this registration statement presents all information as if the Merger was completed, with the exception of the financial statements and Management’s Discussion and Analysis, for which information is provided for Novastar and Thorium Power separately, as consolidated financial statements are not yet available. The unaudited pro forma consolidated balance sheet of Novastar reflecting the financial position of Novastar had the Merger occurred on June 30, 2006 is included in the registration statement. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “Novastar,” “we,” “us,” or “our,” are references to the combined business of Novastar Resources Ltd. and our wholly-owned subsidiary, Thorium Power, Inc. The terms “Novastar,” “we,” “us,” or “our” in each case do not include the selling stockholders. References to “Securities Act” are references to the Securities Act of 1933, as amended and references to “Exchange Act” are references to the Securities Exchange Act of 1934, as amended.

The Company

Our Business Generally

We have two different lines of business. Our primary line of business is research and development of proprietary nuclear fuel technology for use in nuclear power plants. Our second line of business is mineral exploration. We refer to our primary line of business as our Nuclear Fuel Design Business and we refer to our secondary line of business as our Mineral Exploration Business.

With regard to the Nuclear Fuel Design Business, Novastar has proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve (i) the market for U.S. and Russian weapons grade plutonium disposition; (ii) the market for disposition of reactor-grade plutonium that has already been separated or reactor-grade plutonium currently embedded in spent nuclear fuel that can be separated through reprocessing of such spent fuel; and (iii) the market for commercial thorium-uranium nuclear fuel. The above designs require additional developmental work to be used in reactors, and Novastar plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

Our objective with regard to the Nuclear Fuel Design Business is to develop fast, and cost-effective designs for disposing of weapons-grade and reactor-grade plutonium by using the plutonium combined with thorium as reactor fuel and to develop proliferation resistant nuclear fuel designs and to patent and commercialize these designs in collaboration with public and private entities worldwide.

With regard to our Mineral Exploration Business, as of fiscal year-end June 30, 2005, we had no mineral properties, but subsequently acquired mineral leases and claims located in Alabama, USA and Queensland, Australia, respectively. These are exploration stage mineral properties prospective for thorium, platinum group metals (platinum group metals) and other rare earth minerals (REM).

The phosphate mineral monazite, which exists in sands, contains concentrations of thorium oxide as well as other REM. All commercially viable thorium metal is extracted from monazite. Utilizing thorium based nuclear fuels has several important societal benefits, such as safety benefits, environmental benefits, and non-proliferation benefits. Thorium is more abundant, more efficient and safer to use as a reactor fuel than uranium. Also important, thorium fueled reactors leave behind very little weapons grade plutonium. To this end, Novastar has acquired, and may acquire, both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Our objective with regard to the Mineral Exploration Business is to become a global supplier of thorium to the nuclear energy industry.

Background

Novastar Resources Ltd. was incorporated under the laws of the state of Nevada on February 2, 1999, under the name of Aquistar Ventures (USA) Inc. Novastar was organized for the purpose of exploring for and, if possible, developing mineral properties primarily in the province of Ontario, Canada, through our wholly owned subsidiary, Aquistar Ventures Inc. ("Aquistar Canada"). Aquistar Canada was incorporated under the laws of the province of British Columbia, Canada, on April 13, 1995 and is now inactive.

On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. or CBN, a Delaware corporation, in exchange for 25,000,000 common shares of Novastar. We then changed our name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 we retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, we changed our name to Novastar Resources Ltd. During the period from September through December 2005, we entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia.

As soon as practicable after the S-4 Registration Statement, including any post-effective amendment, is declared effective, as well as the satisfaction of the relevant closing conditions, we will acquire Thorium Power and our Nuclear Fuel Design Business when our wholly-owned subsidiary that was formed to act as an acquisition vehicle, TP Acquisition Corp., and Thorium Power, Inc. complete a merger whereby TP Acquisition merges with and into Thorium Power, which shall become a wholly owned subsidiary of Novastar. As indicated in the Introductory Statement, the information set forth in this registration statement presents all information as if the Merger was completed.

Recent Capital Raising

On November 23, 2005, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 4,209,998 units at a price of $0.15 per unit, to 21 accredited investors for total proceeds of $631,500 the (“November 23 Private Placement Shares”). Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.30 (the “November 23 Warrants”).

On February 14, 2006, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 4,208,331 units at a price of $0.30 per unit, to 13 accredited investors for total proceeds of $1,262,500 the (“February 14 Private Placement Shares”). Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.50 (the “February 14 Warrants”).

On May 4, 2006, we completed a private placement with a number of institutional and accredited investors. The aggregate number of units purchased by all investors in connection with this private placement was 36,659,837 units at a price of $0.425 per unit, for a total of $15,580,434 (the “May 4 Private Placement Shares”). On May 4, 2006, the 200 day moving average stock price for Novastar was $0.44 per share. Each unit consists of one share of our common stock and one-half of one share of common stock purchase warrant. Each whole warrant is non transferable and entitles the holder to purchase one additional share of common stock of the Company for a period of 12 months after the closing date of the offering at a price per warrant share of $0.65 (the “May 4 Warrants”).

The November 23 Private Placement Shares, the February 14 Private Placement Shares and May 4 Private Placement Shares were sold pursuant to subscription agreements between Novastar and each subscriber in the offering. We also entered into a registration rights letter agreement with each subscriber in the May 4 Private Placement. Among other things, the registration rights agreement requires us to file a Registration Statement on Form SB-2 (or if Form SB-2 is not available, on such other form that is available) with the Securities and Exchange Commission simultaneous with the filing of a registration statement on Form S-4 in connection with the business combination of Novastar with Thorium Power, or within 15 days thereafter, to enable the resale of the shares and the warrant shares by the subscribers. The registration rights agreement also requires us to use reasonable best efforts to cause the registration statement to be declared effective as soon as possible, but in any event not later than the earlier of (a) the 120th day following the closing date of the offering referenced in the subscription agreement and (b) the fifth trading day following the date on which we are notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. The registration rights agreement also requires Novastar to use reasonable best efforts to keep the registration statement effective until the earlier of (i) two years from the date of the final exercise of all the warrants, (ii) the date on which the subscriber may sell all shares and warrant shares then held by the subscriber pursuant to Rule 144 without restriction as to the number of securities as of a particular date that can then be immediately sold, or (iii) the public sale of all of the shares and the warrant shares. If the registration statement is not filed within the time frame described above, then we are required to issue to each subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the failure to file (if the failure has not been cured by such date). If the registration statement is not declared effective within the time frame described above, then we must issue to the subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the failure to be declared effective (if the failure has not been cured by such date). If the registration statement ceases to be effective after the date first declared effective by the SEC and prior to the expiration of the effectiveness period described above, then we are obligated to issue to each subscriber cash or additional units (at the subscriber’s option), as liquidated damages, equal to 2% of the number of units for which the subscriber subscribed on each monthly anniversary of the registration statement ceasing to be effective (if the failure has not been cured by such date). In no event, however, shall the aggregate amount of cash or number of units issued as liquidated damages in the case of (a) a failure to file (as described above), (b) a failure to be declared effective (as described above) or (c) the registration Statement ceasing to be effective (as described above), exceed 12% of the amount of cash paid or the number of units paid for by the subscriber.

Pursuant to this prospectus, we are registering, among other shares described on page 54, the November 23 Private Placement Shares, the February 14 Private Placement Shares and the May 4 Private Placement Shares described above for resale by the selling stockholders identified on pages 54-60. Additionally, we are also registering 4,399,180 shares of common stock and 2,199,590 shares of common stock underlying common stock purchase warrants, representing the maximum number of securities that may be issued pursuant to the liquidated damages provisions of the registration rights agreement entered into in conjunction with the May 4, 2006 private placement.These shares may be offered by the selling stockholders through public or private transactions, at prevailing market prices or at privately negotiated prices. See “PLAN OF DISTRIBUTION” on page 62. We will not receive proceeds from the sales by the selling stockholders but we will receive funds from the exercise of the warrants. Our common stock is quoted on the OTC Bulletin Board under the symbol “NVAS.OB”.

The Offering

Common stock offered by selling stockholders	119,732,425 shares

Common stock outstanding before the offering	296,114,497 shares (1)

Common stock outstanding after the offering	296,114,497 shares

Proceeds to us
We will not receive any proceeds from the sale of common stock covered by this prospectus. To the extent that the selling stockholders exercise, for cash, all of the warrants covering the 24,486,169 shares of common stock registered for resale under this prospectus, we would receive approximately $13,649,627 in the aggregate from such exercises. We intend to use such proceeds for working capital, and other general corporate purposes.

(1)	Represents the number of shares outstanding on the effective date of the Merger.

Risk Factors

Because we are a development stage company with a very limited history of operations, we are subject to many risks associated with early-stage companies. We are subject to numerous risks, including: ongoing significant operating losses that the Company continues to experience due to a lack of revenue; uncertainty about the Company’s liquidity and capital resources; reliance on Seth Grae and other key individuals who are likely to be a significant factor in the Company’s future growth; risks associated with the Company’s Exploration Business, such as existence of a commercially viable deposit or reserves on properties to which the Company has mineral rights, environmental and other industry regulations relating to mining operations, and other risks attributable to mineral companies in general; risks associated with the Company’s Nuclear Fuel Design Business, such as uncertainties about new nuclear fuel designs developed by the Company that have only been partially tested in a research reactor and have not been tested or proven in existing commercial reactors or willingness of reactor operators to adopt the Company’s new nuclear fuel designs, uncertainties about licensing and regulatory approval process due to significant differences in the Company’s fuel designs from fuels currently licensed and used by commercial nuclear power plants, high dependency on U.S. government funding and support for the company’s weapons-grade plutonium disposing fuel without which commercialization of this fuel design is unlikely, intellectual property risk including that the company does not have rights to all the processes and methodologies that are used or may be used or useful in its Nuclear Fuel Design Business, political uncertainties from reliance on Russia as the main site where research and development activities on the company’s fuel designs are being conducted; risks related to integration of Novastar and Thorium Power after the Merger; high historical volatility of the Company’s stock price and other risks related to holding the Company’s stock. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 7 of this prospectus.

Additional Information

Our corporate headquarters are located at 8300 Greensboro Drive, Suite 800, McLean VA 22102. Our telephone number is (703) 918-4904. We maintain a website at www.novastarresources.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

BUSINESS RISKS RELATING TO THE NUCLEAR FUEL DESIGN BUSINESS

NOVASTAR'S FUEL DESIGNS HAVE NEVER BEEN TESTED IN AN EXISTING COMMERCIAL REACTOR AND ACTUAL FUEL PERFORMANCE, AS WELL AS THE WILLINGNESS OF COMMERCIAL REACTOR OPERATORS AND FUEL FABRICATORS TO ADOPT A NEW FUEL DESIGN, IS UNCERTAIN.

Nuclear power research and development entails significant technological risk. New designs must be fabricated, tested and licensed before market opportunities will exist. Novastar's fuel designs are still in the research and development stage and while irradiation testing in a test reactor in Russia (which mimics the operating characteristics of an actual commercial reactor) and thermal-hydraulic experiments have been ongoing for several years, the fuel technology is yet to be tested in an existing commercial reactor. Novastar will not be certain about the ability of the fuel it designs to perform in actual commercial reactors until it is able to commercialize its fuel designs. It will also have to establish a relationship with a fuel fabricator to actually produce fuel using its designs. If the fuel designs do not perform as anticipated in commercial use, Novastar will not realize revenues from the licensing or other use of its fuel designs. In addition, there are several technical challenges involved in commercializing thorium based fuels. Some of the technical challenges with Novastar's technology identified by the experts at the Kurchatov Institute, Westinghouse, and International Atomic Energy Agency, include:

o	Fuel fabrication: The relatively high melting point of thorium oxide will require fuel pellet manufacturing techniques that are different from those currently used for uranium pellets.

o
Fuel fabrication: Novastar’s fuel rod designs are greater than 3 meters long compared to conventional Russian fuel rods that are 1 meter long. The longer rods will required new equipment and experience making longer extrusions.

o	Fuel design: Novastar’s “seed-and-blanket” fuel assembly design has a detachable central part which is not in conventional fuel designs.

o
Fuel design: Novastar’s fuel design includes plutonium-zirconium fuel rods which will operate in a soluble boron environment . Current reactor operating experience is with uranium-zirconium fuel in a boron-free environment.

o
Fuel use: Novastar’s fuel is expected to be capable of producing more gigawatt days per ton of fuel than is allowed by current reactor licenses, so to gain full economic benefits, reactor operators will have to get regulatory approval.

o
Fuel use: Novastar’s fuel are expected to produce energy economically for up to 9 years in the reactor core. Current fuel demonstrates the cladding can remain corrosion-free for up to 5 years. Testing is needed to prove corrosion resistance for the longer residence time.

o
Fuel reprocessing: The IAEA has identified a number of ways that reprocessing spent thorium fuel would require technologies different from existing uranium fuel reprocessing. Management’s current marketing plans do not assume or depend on the ability to reprocess and recycle spent fuel. Management expects spent thorium fuel will go into long term storage. This is current U.S. Government policy.

NOVASTAR’S FUEL DESIGNS DIFFER FROM FUELS CURRENTLY LICENSED AND USED BY COMMERCIAL NUCLEAR POWER PLANTS. AS A RESULT, THE LICENSING AND APPROVAL PROCESS FOR NOVASTAR’S FUELS MAY BE DELAYED AND MADE MORE COSTLY, AND INDUSTRY ACCEPTANCE OF THORIUM POWER’S FUELS MAY BE HAMPERED.

Novastar’s fuel designs differ significantly in some aspects from the fuel licensed and used today by commercial nuclear power plants. Some of the differences between Novastar’s fuels and those currently used include:

o	use of thorium instead of only uranium,

o	higher uranium enrichment level,

o	seed-and blanket fuel assembly design integrating thorium and uranium,

o	high burn-up levels of uranium,

o	use of metallic seed rods,

o	longer residence time of the blanket in the reactor, and

o
the ability of Novastar’s fuels to dispose of reactor-grade plutonium and/or weapons-grade plutonium through the use of a new fuel design and in reactors that have never used plutonium-bearing fresh fuels.

These differences will likely result in more prolonged and extensive review by the U.S. Nuclear Regulatory Commission and other nuclear licensing authorities and customers. Also, the nuclear industry may be hesitant to switch to another fuel with little or no history of successful commercial use because of the need for additional engineering and testing with no guarantee of success as well as investor reluctance to invest in a new technology when viable existing technologies are available.

NOVASTAR’S PLANS TO DEVELOP ITS THORIUM/WEAPONS-GRADE PLUTONIUM DISPOSING FUEL ARE DEPENDENT UPON U.S. GOVERNMENT FUNDING AND SUPPORT. WITHOUT SUCH SUPPORT, NOVASTAR IS UNLIKELY TO BE ABLE TO SERVE THIS MARKET.

Novastar’s business model and specifically its thorium/weapons-grade plutonium disposing fuel design is highly dependent upon U.S. and perhaps other government funding and acceptance as a technology appropriate to eliminate U.S. and Russian stockpiles of surplus weapons-grade plutonium. Management believes that participation in this multi-billion dollar market is a critical element in its business modeling. In the past, Novastar has faced resistance from some offices within the U.S. Department of Energy (DOE) that support other alternative plutonium disposing technology, particularly mixed plutonium uranium oxide (MOX) fuel designs. Novastar has spent a significant amount of funds to gain commercial and market acceptance for its fuel designs. Over the last two years Novastar has spent approximately $400,000, in the aggregate, including both cash and the fair market value of equity compensation, on third party service providers in connection with these lobbying efforts. Novastar expects to spend significantly more money per year than it has in the past over the next three years on these efforts to gain acceptance. These efforts may not result in funding for Novastar or government acceptance of Novastar’s technologies for plutonium disposition or other government-funded projects.

NOVASTAR DOES NOT HAVE RIGHTS TO ALL OF THE DESIGNS, PROCESSES AND METHODOLOGIES THAT ARE USED OR MAY BE USED OR USEFUL IN ITS BUSINESS IN THE FUTURE. IF NOVASTAR IS UNABLE TO OBTAIN SUCH RIGHTS ON REASONABLE TERMS IN THE FUTURE, NOVASTAR’S ABILITY TO EXPLOIT ITS INTELLECTUAL PROPERTY MAY BE LIMITED.

Dr. Alvin Radkowsky invented the thorium fuel technology that Novastar is developing. Upon founding Thorium Power (the predecessor company of Novastar) in 1992, Dr. Radkowsky assigned all of his rights in the intellectual property relating to such fuel designs to Thorium Power. Thorium Power then filed patent applications in the United States and other countries and the patents were issued and are held solely by Thorium Power. Novastar is currently conducting fuel assembly design work in Russia through Russian Research Centre Kurchatov Institute, an independent contractor that is closely affiliated with the government of the Russian Federation. Novastar does not have any licensing or other rights to acquire or utilize certain designs, methodologies or processes required for fuel assemblies. If Novastar desires to utilizes such processes or methodologies in the future, it must obtain a license or other right to use such technologies from the Kurchatov Institute or other entities that subcontract to the Kurchatov Institute. If Novastar is unable to obtain such a license or other right on terms that it deems to be reasonable, then Novastar may not be able to fully exploit its intellectual property and may be hindered in the sale of its products and services.

NOVASTAR MAY BE UNABLE TO PROTECT ITS INTELLECTUAL PROPERTY, PARTICULARLY IN LIGHT OF RUSSIAN INTELLECTUAL PROPERTY LAWS.

Intellectual property rights are evolving in Russia, trending towards international norms, but are by no means fully developed. Novastar works closely with the Kurchatov Institute in Russia to develop some of its intellectual property and so some of its intellectual property rights derive, or are affected by, Russian intellectual property laws. If the application of these laws to Novastar’s intellectual property rights proves inadequate, then it may not be able to fully avail itself of its intellectual property and its business model may therefore be impeded.

NOVASTAR’S RESEARCH OPERATIONS ARE CONDUCTED PRIMARILY IN RUSSIA, MAKING THEM SUBJECT TO POLITICAL UNCERTAINTIES RELATING TO RUSSIA AND U.S.-RUSSIA RELATIONS.

Substantially all of Novastar’s present research activities are in Russia. Novastar’s research operations are subject to various political risks and uncertainties inherent in the country of Russia. If U.S.-Russia relations deteriorate, the Russian government may decide to scale back or even cease completely its cooperation with the United States on various international projects, including in the plutonium disposition program and nuclear power technology development programs. If this happened, Novastar’s research and development program in Russia could be scaled back or shut down, which could have a significant adverse impact on Novastar’s ability to execute its business model. Furthermore, the Russian institutes engaged in the Novastar project are highly regulated and, in many instances, are controlled by the Russian government. The Russian government could decide that the nuclear scientists engaged in Novastar’s project in Russia or testing facilities employed in this project should be redirected to other high priority national projects in the nuclear sector which could lead to delays or have some other significant adverse impact on Novastar’s project.

NOVASTAR SERVES THE NUCLEAR POWER INDUSTRY, WHICH IS HIGHLY REGULATED.

The nuclear power industry is a highly regulated industry. Novastar intends to license its fuel designs to nuclear fuel fabricators, who would, in turn, sell the thorium-based nuclear fuel that is produced using Novastar’s intellectual property to nuclear generating companies. All nuclear companies are subject to the jurisdiction of the United States Nuclear Regulatory Commission, or its foreign equivalents, with respect to the operation of nuclear reactors, fuel cycle facilities and handling of nuclear materials and technologies. The U.S. Nuclear Regulatory Commission, and its foreign equivalents, subject nuclear facilities to continuing review and regulation covering, among other things, operations, maintenance, emergency planning, security and environmental and radiological aspects of those facilities. These nuclear regulatory bodies may modify, suspend or revoke operating licenses and impose civil penalties for failure to comply with applicable laws and regulations such as the Atomic Energy Act, the regulations under such Act or the terms of such licenses. Possession and use of nuclear materials, including thorium-based nuclear fuel, would require the approval of the United States Nuclear Regulatory Commission or its counterparts around the world and would be subject to monitoring by international agencies.

PUBLIC OPPOSITION TO NUCLEAR POWER COULD INCREASE.

Successful execution of Novastar’s business model is dependent upon public support for nuclear power in the United States and other countries. Nuclear power faces strong opposition from certain competitive fuels, individuals and organizations. The occurrence of another major, Chernobyl-like, nuclear accident could have a significant adverse effect on public opinion about nuclear power and the favorable regulatory climate needed to introduce new nuclear technologies. Strong public opposition could hinder the construction of new nuclear power plants and lead to an early shut-down of the existing nuclear power plants. Furthermore, nuclear fuel fabrication and the use of new nuclear fuels in reactors must be licensed by the United States Nuclear Regulatory Commission and equivalent foreign governmental authorities. The licensing process includes public hearings in which opponents of the use of nuclear power might be able to cause the issuance of required licenses to be delayed or denied. In fact, since the Chernobyl nuclear accident, no new nuclear power plant has been built and opened in the United States.

MODIFICATIONS TO EXISTING NUCLEAR FUEL CYCLE INFRASTRUCTURE AS WELL AS REACTORS MAY PROVE TOO EXTENSIVE OR COSTLY.

The existing nuclear fuel cycle infrastructure is predominantly based on low-enrichment uranium oxide fuels. Introduction of thorium based fuel designs, which require relatively higher enriched uranium or plutonium as a source of reactivity, into the existing nuclear fuel cycle supply chain would necessitate certain changes to procedures, processes and equipment used by existing nuclear fuel fabrication facilities and nuclear fuel transportation companies. In addition, Novastar’s nuclear fuel designs rely on fabrication technologies that may be different from the fabrication techniques presently utilized by existing fuel fabricators. In particular, Novastar’s metallic seed rods must be produced using a co-extrusion fabrication process that was developed in Russia. Presently, most commercial nuclear fuel is produced using a pellet fabrication technology, whereby uranium oxide is packed into small pellets that are stacked and sealed inside metallic tubes. The co-extrusion fabrication technology involves extrusion of a single-piece solid fuel rod from a metallic matrix containing uranium or plutonium seed fuel. While the co-extrusion fabrication process has been successfully used in Russia for decades to produce one-meter long metallic nuclear fuel rods used in nuclear reactors that propel Russian icebreakers, it must be upgraded and tested to demonstrate its ability to produce longer metallic rods (approximately 3.5-meters long for Russian VVER reactors) so that Novastar’s seed fuel can be consistent with the standard length of fuel rods used in existing commercial reactors. Full-size metallic fuel rods have not yet been produced using this fabrication process, and there are no guarantees that this new fabrication technology will be successful.

Deployment of Novastar’s nuclear fuel designs into existing commercial reactors may require modifications to existing equipment, refueling and fuel handling procedures, and other processes utilized at existing nuclear power plants. The costs of such modifications are difficult to ascertain. While one of Novastar’s goals is to make its fuel designs as compatible as possible with the design of existing commercial reactors in order to minimize the extent and cost of modifications that may be required, Novastar may not be able to achieve compatibility sufficient to reduce the extent and costs of required modifications enough to make its design economical for reactor operations.

NOVASTAR’S NUCLEAR FUEL PROCESS IS DEPENDENT ON OUTSIDE SUPPLIERS OF NUCLEAR AND OTHER MATERIALS.

  Production of fuel assemblies using Novastar’s nuclear fuel designs is dependent on the ability of fuel fabricators to obtain supplies of thorium oxide for the “blanket” component of its fuel assembly design. Fabricators will also need to obtain metal for components, particularly zirconium. These materials are regulated and can be difficult to obtain or may have unfavorable pricing terms. The inability of fabricators to obtain these materials could have a material adverse effect on their ability to market fuel based on Novastar’s technology.

BUSINESS RISKS RELATING TO THE MINERAL EXPLORATION BUSINESS

MINERAL EXPLORATION AND DEVELOPMENT ACTIVITIES ARE SPECULATIVE IN NATURE.

Resource exploration and development is a speculative business, characterized by a number of significant risks including, among other things, unprofitable efforts resulting not only from the failure to discover mineral deposits but from finding mineral deposits which, though present, are insufficient in quantity and quality to return a profit from extraction. The marketability of minerals acquired or discovered by Novastar may be affected by numerous factors which are beyond the control of Novastar and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection, the combination of which factors may result in Novastar not receiving an adequate return on investment capital.

Substantial expenditures are required to establish mineral reserves through drilling, to develop metallurgical processes to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities and grades to justify commercial operations or that funds required for development can be obtained on a timely basis. Estimates of reserves, mineral deposits and production costs can also be affected by such factors as environmental permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. In addition, the grade of ore ultimately mined may differ from that indicated by drilling results. Short term factors relating to reserves, such as the need for orderly development of ore bodies or the processing of new or different grades, may also have an adverse effect on mining operations and on the results of operations. Material changes in ore reserves, grades, stripping ratios or recovery rates may affect the economic viability of any project.

NOVASTAR IS AN EXPLORATION STAGE COMPANY, AND THERE IS NO ASSURANCE THAT A COMMERCIALLY VIABLE DEPOSIT OR "RESERVE" EXISTS ON ANY PROPERTIES FOR WHICH NOVASTAR HAS, OR MIGHT OBTAIN, AN INTEREST.

Novastar is an exploration stage company and cannot be certain that a commercially viable deposit, or “reserve,” exists on any properties for which Novastar currently has or may have an interest. Therefore, determination of the existence of a reserve depends on appropriate and sufficient exploration work and the evaluation of legal, economic, and environmental factors. If Novastar fails to find a commercially viable deposit on any of its properties, its financial condition and results of operations will be materially adversely affected.

Any potential development and production of Novastar’s exploration properties depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand Novastar’s operations on these exploration properties is anticipated to involve consideration and evaluation of several significant factors including, but not limited to:

o	costs of bringing each property into production, including exploration work, preparation of production feasibility studies and construction of production facilities;

o	availability and costs of financing;

o	ongoing costs of production;

o	market prices for the minerals to be produced;

o	environmental compliance regulations and restraints; and

o	political climate and/or governmental regulation and control.

BUSINESS RISKS RELATED TO BOTH THE NUCLEAR FUEL DESIGN BUSINESS AND THE MINERAL EXPLORATION BUSINESS.

NOVASTAR WILL RELY ON SETH GRAE AND CERTAIN OTHER KEY INDIVIDUALS AND THE LOSS OF MR. GRAE OR ANY OF THESE OTHER KEY INDIVIDUALS WOULD HAVE AN ADVERSE EFFECT ON NOVASTAR.

Novastar’s success will depend upon Seth Grae and certain other key members of the management team. Mr. Grae’s knowledge of the nuclear power industry, his network of key contacts within that industry and in government and, in particular, his expertise in the potential use of thorium as a fuel in nuclear reactors, is critical to the implementation of the prospective business model of the combined company. Mr. Grae and these other individuals are a significant factor in Novastar’s future growth and success. The loss of the service of Mr. Grae or these other key members of the management team would have a material adverse effect on Novastar. Novastar does not have key man insurance policies relating to Seth Grae or any other key individuals and does not anticipate obtaining any such insurance.

FINANCIAL RISKS RELATING TO THE NUCLEAR FUEL DESIGN BUSINESS AND THE MINERAL EXPLORATION BUSINESS.

NOVASTAR’S LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR YOU TO JUDGE ITS PROSPECTS.

Novastar is an exploration stage company that has a limited operating history upon which an evaluation of Novastar, its current business and its prospects can be based. You should consider any purchase of Novastar’s shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of corporate development

NOVASTAR’S BUSINESS AND FINANCIAL CONDITION ARE SUBJECT TO THE RISKS APPLICABLE TO MINING COMPANIES GENERALLY

Factors beyond the control of Novastar may affect the marketability of any substances discovered from any resource properties Novastar may acquire. Metal prices have fluctuated widely in recent years. Government regulations relating to price, royalties, allowable production and importing and exporting of minerals can adversely affect Novastar. There can be no certainty that Novastar will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and operations on any projects it may acquire and environmental concerns about mining in general continue to be a significant challenge for all mining companies.

NOVASTAR WILL BE SUBJECT TO OPERATING HAZARDS, COMPETITION AND DOWNWARD PRICE FLUCTUATION WHICH MAY ADVERSELY AFFECT NOVASTAR’S FINANCIAL CONDITION.

Mineral exploration involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Novastar’s operations will be subject to all the hazards and risks normally incidental to exploration, development and production of metallic minerals, such as unusual or unexpected formations, cave-ins or pollution, all of which could result in work stoppages, damage to property and possible environmental damage. Novastar does not have general liability insurance covering its operations. Payment of any liabilities as a result could have a material adverse effect upon Novastar’s financial condition.

Significant and increasing competition exists for the limited number of mineral acquisition opportunities available. As a result of this competition, some of which is with large established mining companies with substantial capabilities and greater financial and technical resources than Novastar, Novastar may be unable to acquire attractive mineral properties on terms it considers acceptable.

Novastar has no control over the fluctuations in the prices of the thorium and other rare earth minerals that it is exploring for. A significant decline in such prices would severely reduce the value of Novastar.

NOVASTAR’S ACTIVITIES WILL BE SUBJECT TO ENVIRONMENTAL AND OTHER INDUSTRY REGULATIONS WHICH COULD HAVE AN ADVERSE EFFECT ON THE FINANCIAL CONDITION OF NOVASTAR.

Novastar’s activities are subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain mining industry operations, which would result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards and enforcement, fines and penalties for non-compliance are more stringent. In addition to existing laws, there can be new federal, state, or local laws banning, restricting, or taxing mining activities planned by Novastar.

Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations could have an adverse effect on the financial condition of Novastar.

The operations of Novastar, including exploration and development activities and commencement of production on its properties require permits from various federal, state, provincial and local governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. Companies engaged in the development and operation of mines and related facilities generally experience increased costs and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

THE PRICE OF FOSSIL FUELS OR URANIUM MAY FALL, WHICH WOULD REDUCE THE INTEREST IN NOVASTAR BY REDUCING ECONOMIC ADVANTAGES OF UTILIZING THORIUM BASED FUELS AND ADVERSELY AFFECT THE MARKET PROSPECTS FOR NOVASTAR’S FUEL DESIGNS.

Coal, uranium, natural gas and crude oil prices are currently at very high levels. Management believes the high cost of these fuels has resulted in increased interest in other sources of energy such as thorium. If prices of traditional energy sources fall, then the demand that the company expects for thorium based fuels may not materialize. A decrease in demand for thorium based fuels would negatively affect Novastar’s future operating results.

RISKS RELATED TO THE OWNERSHIP OF NOVASTAR STOCK

THERE MAY BE VOLATILITY IN THE NOVASTAR STOCK PRICE, WHICH COULD NEGATIVELY AFFECT INVESTMENTS, AND STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR SHARES AT OR ABOVE THE VALUE THEY ORIGINALLY PURCHASED SUCH SHARES.

The market price of Novastar’s common stock may fluctuate significantly in response to a number of factors, some of which are beyond its control, including:

o	quarterly variations in operating results;

o	changes in financial estimates by securities analysts;

o	changes in market valuations of other similar companies;

o
announcements by Novastar or its competitors of new products or of significant technical innovations, contracts, receipt of (or failure to obtain) government funding or support, acquisitions, strategic partnerships or joint ventures;

o	additions or departures of key personnel;

o	any deviations in net sales or in losses from levels expected by securities analysts or any reduction in political support from levels expected by securities analysts;

o	future sales of common stock; and

o	results of analyses of mining and resources assets.

In addition, the stock market has recently experienced extreme volatility that has often been unrelated to the performance of particular companies. These market fluctuations may cause the Novastar stock price to fall regardless of its performance.

BECAUSE THE NOVASTAR SECURITIES TRADE ON THE OTC BULLETIN BOARD, THE ABILITY TO SELL SHARES IN THE SECONDARY MARKET MAY BE LIMITED.

The shares of Novastar common stock have been listed and principally quoted on the NASD OTC Bulletin Board. Because Novastar securities currently trade on the OTC Bulletin Board, they are subject to the rules promulgated under the Securities Exchange Act of 1934, as amended, which impose additional sales practice requirements on broker-dealers that sell securities governed by these rules to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual individual income exceeding $200,000 or $300,000 jointly with their spouses). For such transactions, the broker-dealer must determine whether persons that are not established customers or accredited investors qualify under the rule for purchasing such securities and must receive that person’s written consent to the transaction prior to sale. Consequently, these rules may adversely effect the ability of purchasers to sell Novastar securities and otherwise affect the trading market in Novastar securities.

Because Novastar shares are deemed “penny stocks,” there may be difficulty selling them in the secondary trading market. The Securities and Exchange Commission has adopted regulations, which generally define a “penny stock” to be any equity security that has a market price (as defined in the regulations) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. As Novastar common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving Novastar common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell Novastar common stock and the ability of stockholders to sell Novastar common stock in the secondary market would be limited. As a result, the market liquidity for Novastar common stock would be severely and adversely affected.

A LARGE NUMBER OF SHARES WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS NOVASTAR’S STOCK PRICE.

Novastar shares that are eligible for future sale may have an adverse effect on the price of the Novastar stock. As of September 20, 2006, there were 160,476,474 shares of Novastar common stock outstanding. Novastar will be issuing 135,638,023 shares of its common stock to Thorium Power security-holders upon the merger which were registered under a Registration Statement on Form S-4. Novastar is also registering an additional 99,285,436 shares pursuant to this Registration Statement on Form SB-2. These shares, in combination with the current freely-tradable shares of the company, may dilute Novastar’s stock price. The remainder of the Novastar outstanding shares, most of which are held by Novastar’s officers, directors and greater than 5% stockholders, may be sold without registration under the exemption from registration provided by Rule 144 under the Securities Act. In addition, 24,846,169 shares were subject to outstanding stock purchase warrants being registered pursuant to this Registration Statement on Form SB-2.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of the Novastar common stock and could impair Novastar’s ability to raise capital through the sale of its equity securities.

NOVASTAR WILL NOT HAVE CUMULATIVE VOTING AND A SMALL NUMBER OF EXISTING STOCKHOLDERS CONTROL NOVASTAR, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF STOCKHOLDER VOTES.

Novastar stockholders do not have the right to cumulative voting in the election of Novastar directors. Cumulative voting, in some cases, could allow a minority group to elect at least one director to the Novastar board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Accordingly, the holders of a majority of the shares of common stock will be able to elect all of the members of the Novastar board of directors.

Novastar executive officers and directors, together with a small number of large stockholders will hold a majority of Novastar’s outstanding common stock. Similarly, Thorium Power officers and directors as a group together with a small number of large stockholders own a majority of Thorium Power’s outstanding common stock. As a result, these entities and individuals will be able to control the outcome of stockholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in the Novastar charter or bylaws and the approval of mergers and other significant corporate transactions.

WE DO NOT EXPECT TO DECLARE DIVIDENDS IN THE FORESEEABLE FUTURE.

Novastar has historically not declared or paid any dividends. Novastar does not expect that Novastar will pay dividends in the foreseeable future. Rather, Novastar plans to reinvest earnings in mining and nuclear fuel development.

RISK FACTORS RELATING TO THE MERGER

AVAILABILITY OF ADDITIONAL SHARES OF NOVASTAR COMMON STOCK RESULTING FROM THE MERGER COULD DEPRESS THE PRICE OF NOVASTAR COMMON STOCK.

As of September 20, 2006, Novastar had 160,476,474 shares outstanding, which includes 36,659,837 shares that were issued by Novastar in private placement transactions after the Merger Agreement was signed. In connection with the Merger, Novastar issued approximately 135.6 million  shares of its common stock. Therefore, immediately following the Merger there were approximately 296,000,000 shares outstanding. Novastar registered the shares issued in the Merger and is registering the shares issued in private placements under this registration statement. The Novastar stock issued in the Merger and to the private placement investors will be available for trading in the public market. The additional shares in the market may cause the price of Novastar common stock to decline. Also, if Novastar’s stockholders sell substantial numbers of shares of Novastar common stock in the public market, including shares issued on the exercise of outstanding options and warrants, the market price of Novastar common stock could fall. These sales might also make it more difficult for Novastar to sell equity or equity related securities at a time and price that Novastar would deem appropriate. All of the shares of Novastar common stock issued to Thorium Power stockholders in the Merger will be freely tradable without restrictions or further registration under the Securities Act of 1933, as amended (the “Securities Act”), unless the shares of common stock are held by an “affiliate” of Novastar or Thorium Power prior to the Merger, as that term is defined under the Securities Act.

NOVASTAR AND THORIUM POWER AGREED TO ENTER INTO THE AGREEMENT AND PLAN OF MERGER PURSUANT TO CERTAIN ASSESSMENTS, WHICH ARE INEXACT AND UNCERTAIN.

Novastar and Thorium Power each entered into the Agreement and Plan of Merger based on an assessment of the other company’s resource base, exploration potential, intellectual property rights, operating costs, potential markets for designs and products, potential environmental and other liabilities and other factors beyond the control of either Novastar or Thorium Power. These assessments are necessarily inexact and their accuracy inherently uncertain. Such a review may not have revealed all existing or potential problems, nor did it necessarily permit them to become sufficiently familiar with the properties of the other to fully assess their merits and deficiencies. The Merger could change the nature of the operations and business of both Thorium Power and Novastar due to the character of the properties owned by both companies. Therefore, the Merger may not be successfully implemented and may not achieve desired objectives.

THE INTEGRATION OF THE NOVASTAR AND THORIUM POWER BUSINESSES MAY BE COSTLY AND THE FAILURE OF MANAGEMENT TO SUCCESSFULLY EFFECT THE INTEGRATION MAY ADVERSELY AFFECT NOVASTAR’S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Novastar’s ability to realize some of the anticipated benefits of the Merger will depend in part on Novastar’s ability to integrate Thorium Power’s operations into Novastar’s current operations in a timely and efficient manner. The integration process may require significant efforts from each company. The integration process may distract Novastar management’s attention from the day-to-day business of the combined company. If Novastar is unable to successfully integrate the operations of the two companies or if this integration process is delayed or costs more than expected, Novastar’s business, operating results and financial condition may be negatively impacted

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and other documents incorporated by reference into this prospectus contain or may contain “forward looking statements.”

Any statements contained herein, including, without limitation, statements to the effect that Novastar or our management “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “projects,” “continues,” “estimates” or statements concerning “potential” or “opportunity” or other variations thereof or comparable terminology or the negative thereof, that are not statements of historical fact should be considered forward-looking statements. Actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of several factors, including those set forth in “Risk Factors” beginning on page 7, which you should review carefully.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Novastar does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling stockholders pursuant to this prospectus will belong to the selling stockholders. We will not receive proceeds from the sales by the selling stockholders but we will receive funds from the exercise of the warrants. We will utilize any proceeds from the exercise of such warrants for general corporate and working capital purposes. We will have complete discretion over how we may use the proceeds, if any, from any exercise of the warrants. We cannot assure purchasers that our use of the net proceeds will not vary substantially due to unforeseen factors. Pending use of the proceeds from any exercise of the warrants, we may invest all or a portion of such proceeds in marketable securities, equity securities of other companies, short-term, interest-bearing securities, U.S. Government securities, money market investments and short-term, interest-bearing deposits in banks.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Principal Market and Market Prices

Novastar common stock is listed and traded on the OTC Bulletin Board. The following table sets forth the high and low closing per share sales prices of Novastar common stock as reported on the OTC Bulletin Board for the quarterly fiscal periods presented below. The quotations were obtained from the OTC Bulletin Board website and reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

FISCAL YEAR	QUARTER ENDING	HIGH	LOW

2006	June 30, 2006	$0.74	$0.43
	March 31, 2006	$0.88	$0.19
	December 31, 2005	$0.28	$0.14
	September 30, 2005	$0.29	$0.13

2005	June 30, 2005	$0.22	$0.077
	March 31, 2005	$0.22	$0.09
	December 31, 2004	$0.29	$0.07
	September 30, 2004	$0.04	$0.017

On February 13, 2006, the last full trading day before the announcement of the execution of the Merger Agreement, the closing per share sales price for the Novastar common stock was $0.80 on the OTC Bulletin Board. On September 26, 2006, the most recent practicable date, the closing per share sales price for the Novastar common stock was $0.44 on the OTC Bulletin Board.

Approximate Number of Holders of Our Common Stock

As of the effective date of the Merger, there were approximately 400 holders of record of Novastar common stock.

Dividend Policy

Novastar has never declared or paid cash dividends on its shares of common stock. Novastar anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the near future. Novastar’s board of directors has sole discretion to pay cash dividends based on its financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Novastar’s Management’s Discussion and Analysis

The following discussion should be read in conjunction with Novastar’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Novastar’s plans, objectives, expectations, and intentions. Novastar’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Novastar has engaged in the acquisition, exploration and evaluation of mineral rights in properties containing thorium.   All commercially viable thorium metal is extracted from monazite.  The phosphate mineral monazite exists in sands and may contain concentrations of 3.0% -12.0% thorium oxide as well as other rare earth minerals such as cerium, lanthanum, yttrium and neodymium, and platinum group metals (“platinum group metals”).

In the future, Novastar may acquire rights to properties that contain monazite deposits. Properties of interest to Novastar would be both monazite stockpiles and in ground concentrations of mineral monazite.

The current market for thorium is very limited. Novastar's objective has been to become a supplier of thorium to be used in the future as fuel in the nuclear energy industry. Thorium can be used to power existing nuclear reactors using designs developed by Thorium Power. Thorium based nuclear fuels are believed to have several important advantages over conventional nuclear fuels, such as non-proliferation benefits, environmental benefits and possible cost and safety benefits.

Novastar expects to generate revenues in the future through the sale of thorium, platinum group metals and other rare earth minerals, but we have not done so to date. We have not conducted any mining activities on any of the properties that we hold mineral leases and claims for.

On February 14, 2006, we and our newly-formed wholly-owned subsidiary, TP Acquisition Corp., and Thorium Power, Inc. entered into a merger agreement, which was amended on June 12, 2006 and again on August 8, 2006. Under the terms of the merger agreement TP Acquisition will merge with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly owned subsidiary of Novastar. We expect the merger to close in October 2006.

Upon the consummation of the Merger with Thorium Power, we now have two different lines of business or business segments. Our primary business segment is research and development of proprietary nuclear fuel technology for use in nuclear power plants. This primary business segment is Thorium Power’s business. Our second business segment is mineral exploration as described above and in more detail below.

                 Since this discussion of our business segments is for periods prior to closing of the Merger with Thorium Power, it does not reflect the Nuclear Fuel Design Business. See Thorium Power’s Management’s Discussion and Analysis for discussion of the Nuclear Fuel Design Business.

Outlook

As of the date of this prospectus, there is not any significant global demand for thorium as a source of nuclear fuel. Novastar believes that there will be significant increases in demand for thorium at some future point; however, Novastar is unable to predict when or if this will occur.

The International Atomic Energy Agency (IAEA), a United Nations organization, submitted an official report on the thorium nuclear fuel cycle in May of 2005. On July 6, 2005 Novastar issued a press release commenting on this report. The IAEA report publicly promotes the significant benefits of thorium as a nuclear fuel. In addition, on page # 91 of its report, the IAEA recommended that companies augment the exploration and mining of thorium to insure the availability of sufficient supplies of reactor grade thorium.

To date, Novastar has invested $1,350,000 in Thorium Power and upon consummation of the merger, Novastar will acquire Thorium Power and it will become Novastar’s wholly-owned subsidiary.

Seth Grae, the CEO of Thorium Power, became Novastar’s CEO on March 17, 2006 pursuant to the terms of the Merger Agreement. He and Thomas Graham, Jr., a board member of Thorium Power, also became members of Novastar’s board of directors on April 2, 2006. Cornelius Milmoe became a director of Novastar on April 2, 2006 and its COO on April 4, 2006.

Novastar has worked with the government relations firm Capitol Project Partners, LLC to inform government officials on the value of thorium and a thorium nuclear fuel cycle.

In addition to the acquisition of thorium properties and mineral rights, Management believes Novastar may have potential revenue opportunities to supplement its business since other metals of commercial significance can be extracted from Novastar’s properties. These would include platinum group metals and rare earth minerals of the yttrium group. Rare earth minerals can be divided into two groups: the yttrium group, containing yttrium, lanthanum, cerium, neodymium, and the dysprosium group, containing europium, gadolinium, terbium, dysprosium, holmium, and erbium. Mineral monazite only contains concentrations of rare earth minerals classified in the yttrium group.

Management believes that Novastar’s properties may also contain zirconium oxide. Zirconium metal is used as an alloy to coat metal parts to provide heat and corrosion resistance. It is widely used in nuclear reactors and management believes that there may be a growing use in the automotive industry to replace chrome. Management believes that platinum may also be present on Novastar’s properties. Platinum may be used to coat machinery parts to impart wear resistance and to electronic components to enhance electrical conductivity. Platinum is also widely used in the automotive industry for catalytic converters and in the jewelry industry.

Novastar Resources may process and stockpile rare earth minerals as a by-product of mining and refining mineral monazite into thorium oxide. Novastar intends to identify potential buyers of rare earth minerals both in the United States and abroad. With approximately 80% of world rare earth metals production sourced from the Peoples' Republic of China and no rare earth mineral mines operating in North America, rare earth minerals may become an important strategic commodity. Novastar believes that there may be short and intermediate term revenue generating opportunities from sales of rare earth minerals. Some of the commercial applications for rare earth minerals include, but are not limited to:

o	industrial super alloys used in the aerospace and nuclear industries

o	crystals manufactured for the production of lasers

o	the refining of petroleum products

o	in magnetic refrigeration technology

o	as catalysts used in the manufacture of fuel-cells

o	in cellular phones and other wireless equipment

o	magnetic plastic technology used in computer data memory devices

o	fiber-optic lines and to color, polarize and polish glass

o	the creation of high temperature superconductors

o	catalytic converters for the automotive industry

Preliminary sample assays for platinum group metals have been taken at the Cleburne County, Alabama property, though the results are inconclusive. Novastar has not taken any core samples from the properties located in Australia. No further mineral property descriptions are available for public dissemination at this time.

Plan of Operation

At June 30, 2006, Novastar’s total assets were $16,589,832. Liabilities as of June 30, 2006 totaled $5,273,588. Novastar had working capital surplus of $9,966,244 at June 30, 2006.

On May 4, 2006, Novastar closed a $15,000,000 private placement (raised $15,580,431) for the purpose of acquiring, exploring and developing thorium and rare earth minerals properties as well as to assist in connection with the planned acquisition of Thorium Power and the development of Thorium Power’s business.

While Novastar’s management expects these proceeds and our present working capital at June 30, 2006 will meet our foreseeable needs for at least 12 month period thereafter, it may need to raise additional capital by way of an offering of equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity. If Novastar needs to obtain additional financing, that financing may not be available or we may not be able to obtain that financing on terms acceptable to the Company. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of Novastar’s outstanding common stock.

In the next 12-24 months Novastar expects to incur Research and Development expenses related to Thorium Power Inc,’s development of its patents for its proprietary nuclear fuel design.

Results of Operations - Fiscal Year Ended June 30, 2006 and 2005

Summary

The following table summarizes the results of Novastar’s operations during the fiscal year ended June 30, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 fiscal year to the 2005 fiscal year.

Line Item	6/30/06	6/30/05	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$0.00	$0.00	$0.00	0%
Operating expenses	$13,147,485	$2,691,516	$10,455,969	388%
Other income (expense) - net	$(197,050)	$0	$197,050	--%
Net loss	$13,344,535	$2,691,516	$10,653,019	396%
Loss per common share	$(0.12)	$0.05	$0.07	140%

Revenues

Novastar did not generate any revenue during the fiscal year ended June 30, 2006 and it does not anticipate generating any revenue in the next 12 months from its present business segment or from the new business segment that it will aquire when it closes the merger with Thorium Power.

Operating Expenses

Cash used for operation expenses totaled approximately $1,246,314, with the remaining amount attributable to expenses paid for by equity issuances.

Operating expenses increased $10,455,969 due primarily to:

•
Payroll expenses and related fringe benefits increased $116,436 due to the hiring of additional key management and staff. Novastar increased its payroll and related fringe benefits costs in its first fiscal quarter ended September 30, 2006, as it has hired an additional 6 employees.

•
Professional fees expense increased approximately $672,000 due primarily to legal fees incurred in connection with the upcoming merger with Thorium Power, Inc. and financing activities. Novastar anticipates that its legal fees will decrease once it is able to complete the merger with Thorium Power, Inc., unless it engages in other financing or acquisition activities.

•
Travel, business development, and public relations expense increased $93,385. Novastar anticipates that its travel, business development and public relations expense will increase as it continues to promote its business and seek other opportunities in the Nuclear Industry.

•	Consulting expense increased $3,466,600, which included costs associated with finance, geological work, government advocacy work, technical advisory board, and international advisory board.

•
Stock Based Compensation was $4,949,729, which included stock and stock option grants to Novastar executive officers and advisory board members. Novastar implementation of SFAS No. 123R (a modification to the existing standard - SFAS No. 123) in 2006 (see notes to the financial statements), changed the way it accounts for Stock-Based Compensation in 2006, and required Novastar to record expenses for equity instruments for which it would not have been required to report under SFAS No. 123.

•
Novastar incurred a net impairment loss of $670,544 on the mineral property acquisition costs, as it wrote off the entire amounts expended to acquire the rights to mine properties in Alabama and Australia.  This impairment was based on management's assesment of future projected undiscounted and discounted cash flows from the properties.

•	Mineral exploration costs increased $394,516 due to Novastar’s exploration activities in its mining operations.

•	Director and officer liability insurance expense increased $91,506 due to liability insurance related to the merger agreement

Other income (expense)

Changes in Fair Value of Warrants:

•
Novastar recorded a warrant liability in the amount of $3,678,278 for the fair value of warrants accruing under a Registration Rights Agreement entered into on May 4, 2006 (see Item 7 of Part II, “Financial Statements—Note 9(ii) —Share Capital”). The change in the fair value of the warrants, from May 4, 2006 to June 30, 2006 was a loss recorded of $139,220.

Interest and Dividend income increased $80,571 for the year ended June 30, 2006. This increase is due to the increase in Novastar’s cash balances, due to the 3 private placements that it completed during its fiscal year.

Legal Settlement expense increased $146,455 due the settlement of one lawsuit.

Research and Development Activities

In the next 12-24 months Novastar expects to incur Research and Development expenses related to Thorium Power Inc.’s development of its patents for its proprietary nuclear fuel design.

Cash Flows - Fiscal Year Ended June 30, 2006 and 2005

Cash Flows

Novastar used $1,246,314 in cash from its operating activities during the year ended June 30, 2006 as compared to $7,079 used in the prior year. The difference of $1,239,235 which is attributable to the following factors:

•	Increased overhead expenses attributable to the addition of key management and staff.

•
Payroll expenses and related fringe benefits increased $116,436 due to the hiring of additional key management and staff. Novastar increased its payroll and related fringe benefits costs in its first fiscal quarter ended September 30, 2006, as it has hired an additional 6 employees.

•
Professional fees expense increased $672,000 due primarily to legal fees incurred in connection with the upcoming merger with Thorium Power, Inc. and financing activities. Novastar anticipates that its legal fees will decrease once its is able to complete the merger with Thorium Power, Inc., unless it engages in other financing or acquisition activities.

•
Travel, business development, and public relations expense increased $93,385. Novastar anticipates that its travel, business development and public relations expense will increase as it continues to promote its business and seek other opportunities in the Nuclear Industry.

•	Other general and administrative expenses increased $358,000, which consisted primarily of insurance expense, other office expenses, which were offset by a payable due to Thorium Power Inc.

Novastar used $1,350,000 in cash from its investing activities during the year ended June 30, 2006 as compared to $0 used in the prior year. This increase is due to Novastar’s investment in Thorium Power, Inc.
Novastar received $17,026,919 from financing activities during the year ended June 30, 2006 as compared to $7,881 during the prior year. This increase is due primarily to an increase in sales of its securities through private placements.

For further information on the cumulative cash flows from June 28, 1999 (Inception) to June 30, 2006, please refer to Item 7 of Part II, “Financial Statements, Consolidated Statements of Cash Flows”~~.~~ of our Annual Report on Form 10-KSB filed September 27, 2006

Liquidity and Capital Resources

At June 30, 2006, Novastar’s total assets were $16,589,832. Liabilities as of June 30, 2006 totaled $5,273,588. Novastar had working capital surplus of $9,966,244 at June 30, 2006.

On May 4, 2006, Novastar closed a $15,000,000 private placement for the purpose of acquiring, exploring and developing thorium and rare earth minerals properties as well as to assist it in connection with the planned acquisition of Thorium Power and the development of Thorium Power’s business.

While Novastar’s management expects these proceeds will meet its foreseeable needs for at least the next 12 months, Novastar may need to raise additional capital by way of an offering of equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity. If Novastar needs to obtain additional financing, that financing may not be available or it may not be able to obtain that financing on terms acceptable to the Company. If additional funds are raised through the issuance of equity securities, there may be a significant dilution in the value of Novastar’s outstanding common stock.

Major cash commitments in the next fiscal year are related to the funding of Thorium Power’s business, corporate administration and operations, and proposed exploration activities.

Off Balance Sheet Arrangements

Novastar does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in its securities.

Seasonality

Novastar’s business has not been subject to any material seasonal variations in operations, although this may change in the future.

Inflation

As a development stage company, Novastar’s business, revenues and operating results have not been affected in any material way by inflation. If and when Novastar begins marketing thorium and other minerals, its management expects its business will be affected by inflation and commodity price volatility.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Novastar has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Novastar’s management expects to make judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective and complex. Although Novastar believes that its estimates and assumptions are reasonable, actual results may differ significantly from these estimates. Changes in estimates and assumptions based upon actual results may have a material impact on Novastar’s results of operation and/or financial condition. Novastar has identified certain accounting policies that it believes are most important to the portrayal of its current financial condition and results of operations. Novastar’s significant accounting policies are disclosed in Note 2 to the Consolidated Financial Statements included in its Annual Report on Form 10-KSB.

Mineral Property Exploration and Acquisition Costs

Costs of acquiring property concessions and exploration costs will be capitalized by project area when a production decision is made in respect to the project and Novastar is reasonably assured that it will receive regulatory approval to permit mining operations. Costs to maintain the property concessions and leases are expensed as incurred. When a property concession reaches the production stage, the related capitalized costs will be amortized, using the units of production method on the basis of periodic estimates of ore reserves. To date no property concessions have reached production stage.

Property concessions will be periodically assessed for impairment of value and any diminution in value is charged to operations at the time of impairment. Should a property concession be abandoned, its capitalized costs will be charged to operations. Novastar charges to operations the allocable portion of capitalized costs attributable to property concessions sold. Capitalized costs will be allocated to property concessions abandoned or sold based on the proportion of claims abandoned or sold to the claims remaining within the project area.

Deferred tax assets and liabilities

Novastar will recognize the expected future tax benefit from deferred tax assets when the tax benefit is considered to be more likely than not of being realized. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of Novastar to realize deferred tax assets could be impacted. Additionally, future changes in tax laws in the jurisdictions in which Novastar operates could limit Novastar’s ability to obtain the future tax benefits.

Property and equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line or accelerated methods over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment, and 39 years for buildings.

Novastar evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired. Novastar determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

Accounting for Stock Based Compensation, Stock Options and Warrants Granted to Employees and Nonemployees

Novastar currently reports stock issued to employees under the rules of SFAS No. 123R.

The options were valued using the Black-Scholes option pricing model. The assumptions used were as follows: volatility of 279% to 284%, a risk-free interest rate of 4.30% to 4.35% and an exercise term of five years.

Environmental Matters

When it is probable that costs associated with environmental remediation obligations will be incurred and they are reasonably estimable, Novastar will accrue such costs at the most likely estimate. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study for such facility and are charged to provisions for closed operations and environmental matters. Novastar periodically reviews its accrued liabilities for such remediation costs as evidence becomes available indicating that its remediation liability has potentially changed. Costs of future expenditures for environmental remediation are not discounted to their present value unless subject to a contractually obligated fixed payment schedule. Such costs are based on Novastar’s current estimate of amounts that are expected to be incurred when the remediation work is performed within current laws and regulations. Recoveries of environmental remediation costs from other parties will be recorded as assets when their receipt is deemed probable.

Future remediation costs for inactive mines will be accrued based on management’s best estimate at the end of each period of the undiscounted costs expected to be incurred. Such costs estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

               Accounting for reclamation and remediation obligations requires management to make estimates unique to each mining operation of the future costs Novastar will incur to complete the reclamation and remediation work required to comply with existing laws and regulations. Actual costs incurred in future periods could differ from amounts estimated. Additionally, future changes to environmental laws and regulations could increase the extent of reclamation and remediation work required. Any such increases in future costs could materially impact the amounts charged to earnings. At March 31, 2005 and the years ended June 30, 2005 and 2004, Novastar has no accrual for reclamation and remediation obligations because management cannot make a reasonable estimate. Any reclamation or remediation costs related to abandoned concessions has been previously expensed.

Thorium Power’s Management’s Discussion and Analysis

The following discussion should be read in conjunction with Thorium Power’s financial statements, together with the notes to those statements, included elsewhere in this report. The following discussion contains forward-looking statements that involve risks, uncertainties, and assumptions such as statements of Thorium Power’s plans, objectives, expectations, and intentions. Thorium Power’s actual results may differ materially from those discussed in these forward-looking statements because of the risks and uncertainties inherent in future events.

Overview

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in April 2001. Thorium Power is engaged in the development of nuclear fuel designs into three markets: (1) weapons-grade plutonium disposition, (2) reactor-grade plutonium disposition, and (3) nuclear fuel for commercial nuclear fuel designs. These fuel designs are for use in existing light water reactors. Presently, Thorium Power is focusing most of its efforts primarily on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel designs for the Russian VVER reactors.

Thorium Power’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. Thorium Power, therefore, prepares its financial statements as a Development Stage Company.

Material Opportunities and Challenges

A major opportunity for Thorium Power is the possibility that its fuel designs may be used in many existing light water reactors in the future. Thorium Power is developing nuclear fuel designs for use in Russian VVER-1000 light water reactors. Management believes that these designs can later be used in Western reactors. Light water reactors are the dominant reactor types in the world and fuels for such reactors constitute the majority of the commercial market for nuclear fuel. Thorium Power’s focus is on three different types or variants of thorium fuel designs. The first is a thorium fuel designed to dispose of weapons-grade plutonium that is stockpiled in Russia. The second is designed to dispose of reactor-grade plutonium that has been extracted from spent fuel from commercial reactors and stockpiled in Russia, Western Europe, the U.S. and Japan. The third is a fuel designed not to dispose of plutonium, but rather to provide reactor owner-operators with an economically alternative fuel that will not generate spent fuel containing weapons-usable plutonium. All three of these fuel variants are also expected to have additional benefits, including reduced volume and long-term radio-toxicity of spent fuel for the same amount of electricity generated as compared with uranium fuels that are currently used in light water reactors.

Management believes its greatest challenge is that nuclear power plant operators are hesitant to be the first to use a new type of nuclear fuel. For this reason, it is important to Thorium Power that the United States and Russian governments cooperate with each other and with Thorium Power in using Thorium Power’s fuel design to dispose of weapons-grade plutonium in Russia. Management believes that use of this fuel can help the governments meet their policy goal of eliminating this plutonium, so the plutonium can never be stolen and used by others to make nuclear weapons. If the United States and Russian governments cooperate and this fuel is used, then management believes that it will be less difficult for Thorium Power to introduce its reactor-grade plutonium disposing fuel design to governments and companies that operate nuclear power plants. If, on the other hand, Thorium Power’s weapons-grade plutonium disposing fuel is not used in Russia, it will be more difficult to have the reactor-grade plutonium disposing fuel used. If the reactor-grade plutonium disposing fuel is used, management believes that it will be less difficult to interest reactor operators and governments to use Thorium Power’s commercial fuel design. Management believes that it will be less difficult because the three fuel variants are quite similar, so demonstrating any one of them in a nuclear power plant could help show that the other designs can also be used in commercial nuclear power plants.

Thorium Power is focusing on the fuel variant to dispose of weapons-grade plutonium in Russia because it can help the United States and Russian government meet their national security goal of disposing of this plutonium. For this reason, management believes that it will be less difficult to have this fuel used first, before the other fuel variants are demonstrated.

Thorium Power has been developing relations with the United States and Russian governments for over ten years. Thorium Power, in cooperation with these governments, has been demonstrating its fuel concepts in a research reactor in Russia for over three years. Thorium Power has helped cause independent analyses of the technology to be performed, including a May 2005 report by the International Atomic Energy Agency and a Spring 2005 report by Westinghouse Electric Company, and these analyses are positive and management believes can help lead to deployment of these nuclear fuels.

Thorium Power also is working with Russian scientific institutes to have all three of the fuel variants demonstrated simultaneously in a Russian VVER-1000 rector as soon as three years from now if adequate support and funding levels are provided by the United States government and the Russian government provides necessary support. Management believes that it will be necessary to have a working relationship with a major nuclear fuel fabricator and vendor to have its fuel designs widely deployed in global markets.

Thorium Power’s nuclear fuel designs have never been demonstrated in a full size commercial reactor powering a city. The plans for demonstrating the fuels in a VVER-1000 reactor in Russia would provide that operating experience that is important to reactor owners and regulatory authorities. If the project is adequately funded by a public-private partnership, the fuels can be demonstrated in the VVER-1000 reactor, which can help convince other light water reactor operators around the world to accept thorium fuel designs.

Thorium Power has been building relationships with companies and organizations in the nuclear power industry for several years. These companies and organizations can work in a consortium with Thorium Power as government contractors to dispose of weapons-grade plutonium. If Thorium Power is unable to obtain contracts to dispose of plutonium from weapons or spent fuel, or make arrangements with companies in the nuclear power industry to seek these contracts, it will be more difficult to have the fuel designs deployed beyond the VVER-1000 market. The companies that Thorium Power is discussing these matters with can have opportunities to sell into the commercial nuclear power industry nuclear fuel branded with their name. Thorium Power would need to enter into an agreement with one or more of these companies. Without such an arrangement with a nuclear fuel fabricator, it would be more difficult for Thorium Power’s fuels to be sold. In addition to the reputations, guarantees, service, and other benefits that these companies provide when selling fuel to nuclear power plant operators, they also often have multi-year fuel supply contracts with the reactor operators, so it can be almost impossible to penetrate some markets for nuclear fuel without working with a nuclear fuel supplier that can support long term contracts. If Thorium Power is successful in demonstrating the nuclear fuel designs in Russia and in continuing to build relationships with nuclear fuel fabricators, management believes it may lead to competition among these major companies in the nuclear power industry to work with Thorium Power in producing and selling the nuclear fuels to governments and commercial reactor operators.

Results of Operations - Fiscal Year Ended December 31, 2005 and 2004

Summary

The following table summarizes the results of Thorium Power’s operations during the fiscal year ended December 31, 2005 and 2004 and provides information regarding the dollar and percentage increase or (decrease) from the 2005 fiscal year to the 2004 fiscal year.

Line Item	12/31/05	12/31/04	$ Increase (Decrease)	% Increase (Decrease)

Revenues	-	-	-	-
Operating Expenses	$760,558	$974,779	(214,221)	(21.2)%
Other Income	$54	$105	(51)	(48.5)%
Net Loss	$760,504	$974,674	(214,170)	(21.9)%
Loss per common share	$0.23	$0.30	(0.07)	23.3%

Thorium Power's net loss for the fiscal year ended December 31, 2005 was $760,504 or $0.23 per share compared to the previous year's net loss of $974,674 or $0.30 per share for a net loss decrease of $214,170.

This decrease in loss per common share is primarily attributed to a significant reduction in general and administrative expenses due to lower marketing and depreciation expenses.

Cash Flows - Fiscal Year Ended December 31, 2005 and 2004

Cash provided by Operations

Net cash used by operations was $287,597 in the 2005 fiscal year compared to cash used of $265,564 in the previous year.

The change of $22,033 can be attributed to an increase in research and development costs and salaries.

Financing Activities

Thorium Power received net cash from financing activities of $313,375 in its fiscal year ended December 31, 2005, compared to $268,950 in the previous year.

The change of $44,425 can be attributed to an increase in loans advanced to Thorium Power by related parties and proceeds from a long term note.

Results of Operations - Six Months Ended June 30, 2006 and 2005

Summary

The following table summarizes the results of Thorium Power’s operations during the six month period ended June 30, 2006 and 2005 and provides information regarding the dollar and percentage increase or (decrease) from the 2006 period to the 2005 period.

Line Item	06/30/06	06/30/05	$ Increase (Decrease)	% Increase (Decrease)

Revenues	--	--	--	--
Operating Expenses	$356,795	$270,796	85,999	32%
Other Expenses	$555,553	--	555,553	--
Net Loss	$912,348	$270,796	641,552	237%
Loss per common share	$(0.25)	$(0.08)	0.17	213%

Thorium Power's net loss for the six month period ended June 30, 2006 was $912,348 or $(0.25) per share compared to the same period of the previous year net loss of $270,796 or $(0.08) per share for a net loss increase of 641,552. This increase was attributable to:

•	Increase in salaries paid to our executives of $33,250

•
An increase in total professional fees incurred in preparation for Thorium Power’s upcoming merger with Novastar of $250,386. This increase was offset by a charge back to Novastar for professional fees and other expenses that were paid for on their behalf.

•	Increase in travel and other general and administrative expenses of $91,789

•	Increase in its contribution to the construction of a high-temperature nuclear research reactor in Texas of $550,000

These increases were offset by decreases due to:

•	Expenses that were charges to Novastar for expenses incurred on their behalf, regarding the upcoming merger, which totaled $264,741

A reduction on research and development expenses of $20,000

Cash Flows - Six Months Ended June 30, 2006 and 2005

Cash provided by Operations

Cash used by operations was $1,623,687 during the six month period ended June 30, 2006 as compared to cash used of $112,304 in the previous six month period ended June 30, 2005.

The increase in cash used in operations can be primarily attributed to the increase in operating expenses, as mentioned above, in the results of operations section, as well as a reduction of accrued liabilities ($464,814) and an increase in a receivable from Novastar Resources Ltd for expense incurred on behalf of Novastar and charged back to Novastar ($264,741).

Financing Activities

Thorium Power received cash from financing activities of $2,162,961 during the six month period ended June 30, 2006, compared to $137,160 in the same period of the previous year.

This increase is due to an increase in the proceeds from the issuances of Thorium Power’s common stock of $2,120,782. This increase was offset by a decrease in loans from related parties of $71,020 and a decrease in the proceeds received from related parties and long-term debt of $23,961.

Liquidity and Capital Resources

At June 30, 2006, Thorium Power's total assets were $1,032,356. Total liabilities as of June 30, 2006, totaled $508,033. Thorium Power had working capital of $298,568 at June 30, 2006.

Thorium Power anticipates, prior to and following the Merger, that it will continue to have access to the cash that was raised by Novastar in its Private Placement in May, 2005. Thorium Power is in the process of creating a plan to develop and deploy its technology. While Thorium Power presently expects that the proceeds raised in the Private Placement transactions will be sufficient to meet its general operating needs for the next 12 months, Thorium Power will need additional capital to deploy its technology. At this stage of Thorium Power’s development, it is difficult to estimate the total costs to fully develop and deploy its technology

On February 22, 2006, Thorium Power entered into a teaming agreement with numerous institutions in the University of Texas System, the City of Andrews, Texas, Midland Development Corporation and the Odessa Development Corporation pursuant to which Thorium Power committed $1,250,000 for the purpose of developing a conceptual design nuclear reactor research facility.

Off Balance Sheet Arrangements

On February 22, 2006, Thorium Power entered into a teaming agreement with The University of Texas System, the University of Texas of the Permian Basin (UTPB) in Odessa, Texas and General Atomics (GA), for the pre-conceptual design phase (PCD) to build a next generation high-temperature reactor in Andrews County, Texas.

        Under the terms of the teaming agreement, Thorium Power will be responsible for contributing to the specific thorium fuel designs that will be addressed in the PCD. In addition, to the extent that the PCD may address issues particular to the use of thorium fuel experiments in conjunction with hydrogen generation experiments, Thorium Power will provide its expertise to General Atomics. Thorium Power will contribute $1.25 million toward the PCD phase of the project.

        Other than the foregoing, Thorium Power does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on Thorium Power’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that are material to an investor in Thorium Power’s securities.

Seasonality

Management does not expect that Thorium Power’s business will be subject to any material seasonal variations in operations.

Inflation

Management does not expect that Thorium Power’s business, revenues and operating results will be affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies" suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company's financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, Thorium Power has identified the following significant policies as critical to the understanding of its financial statements.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires Thorium Power’s management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any.  Thorium Power considers its critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

o	Accounting for expenses in connection with stock options and warrants by using the Black-Scholes option pricing method;

o	Valuation of intangible assets;

o	Valuation of contingent liabilities

Management relies on historical experience, legal advice and on assumptions believed to be reasonable under the circumstances in making its judgment and estimates. Actual results could differ materially from those estimates.

DESCRIPTION OF BUSINESS

Our History

Novastar Resources Ltd. was incorporated under the laws of the state of Nevada on February 2, 1999, under the name of Aquistar Ventures (USA) Inc. Novastar was organized for the purpose of exploring for and, if possible, developing mineral properties primarily in the province of Ontario, Canada, through our wholly owned subsidiary, Aquistar Ventures Inc. ("Aquistar Canada"). Aquistar Canada was incorporated under the laws of the province of British Columbia, Canada, on April 13, 1995 and is now inactive.

On February 2, 2001, Novastar acquired 100% of the issued and outstanding capital stock of Custom Branded Networks, Inc. or CBN, a Delaware corporation, in exchange for 25,000,000 common shares of Novastar. We then changed our name to Custom Branded Networks, Inc. on or about May 29, 2001. The business of CBN, the Delaware corporation which was Novastar’s wholly owned subsidiary, was the provision of turnkey private label Internet solutions to businesses and private organizations.

In May of 2003 Novastar began actively looking for other business opportunities that would provide superior economic opportunity, and in January 2005 we retained consultants to assist in the identification of opportunities in the nuclear sector, particularly with respect to thorium fuel and technology. Effective May 10, 2005, we changed our name to Novastar Resources Ltd. During the period from September through December 2005, Novastar entered into three agreements to acquire mining interests in two properties in Alabama and one property in Queensland, Australia.

As soon as practicable after the S-4 Registration Statement, including any post-effective amendment, is declared effective as well as the satisfaction of the relevant closing conditions, we will acquire Thorium Power and our Nuclear Fuel Design Business when our wholly-owned subsidiary that was formed to act as an acquisition vehicle, TP Acquisition Corp., and Thorium Power, Inc. completes a merger whereby TP Acquisition merges with and into Thorium Power, with Thorium Power, the surviving corporation, becoming a wholly owned subsidiary of Novastar. As indicated in the Introductory Statement, the information set forth in this registration statement presents all information as if the Merger was completed.

Our Business Generally

We have two different lines of business. Our primary line of business is research and development of proprietary nuclear fuel technology for use in nuclear power plants. Our second line of business is mineral exploration. We refer to our primary line of business as our Nuclear Fuel Design Business and we refer to our secondary line of business as our Mineral Exploration Business.

(i) Nuclear Fuel Design Business

Novastar patented proprietary nuclear fuel designs for use in certain existing commercial nuclear power plants. Its designs are for fuels that will serve

•	the market for U.S. and Russian weapons grade plutonium disposition;

•	the market for disposition of plutonium in spent nuclear fuel; and

•	the market for commercial nuclear fuel.

The above designs require additional developmental work to be used in reactors, and Thorium Power plans to fully develop and commercialize these fuel designs with the cooperation of U.S. and foreign governments and other nuclear businesses.

In 1994 Novastar, through our subsidiary, Thorium Power, began working with the Russian Research Centre Kurchatov on the development and testing of thorium fuel designs. At this time, Novastar also began working with Brookhaven National Laboratory on the development of thorium fuel designs. In 1995, 1996 and 1999, the U.S. government provided grants for work on the thorium fuel project at the Kurchatov Institute. Each of these three grants were matching grants where the US government and Novastar each provided funding. As a result of these grants, contracts between the U.S. government and the Kurchatov Institute and arrangements directly between Novastar and such institute, Novastar has obtained access to several hundred nuclear scientists and engineers at the Kurchatov Institute and other nuclear research institutes and fuel fabrication facilities in Russia that are developing and testing the fuel designs.

Once the fuel designs are further developed and tested, we intend to license our patent and other intellectual property rights to fuel fabricators, nuclear generators, and governments for use in nuclear reactors, or sell the technology to major nuclear companies or government contractors. Novastar plans to remain a technology company. We have no plans to own or operate nuclear facilities or otherwise handle nuclear materials.

Novastar’s thorium/weapons-grade plutonium and thorium/reactor-grade plutonium disposing fuels are designed for effective and safe disposition of weapons-and reactor-grade plutonium in existing nuclear power plants at a lower cost than other approaches.

Novastar’s thorium/uranium nuclear fuel is designed to replace uranium fuels that are currently used in commercial nuclear power plants worldwide. Management believes that thorium fuel could have significant non-proliferation, reactor safety, and environmental benefits compared to conventional uranium fuel. In addition to thorium-based nuclear fuel designs for existing light water reactors, Novastar is exploring the development of advanced nuclear fuel designs for use in the next generation reactors, such as a high-temperature helium-cooled reactor and small light water reactors, which are primarily intended to power commercial facilities and provide electricity for small towns located in remote areas across the globe.

The mission of the Nuclear Fuel Design Business is to develop the fastest, cheapest, and most effective means of disposing of weapons-grade and reactor-grade plutonium by using the plutonium combined with thorium as reactor fuel and to be the world’s leading developer of proliferation resistant nuclear fuel designs and to design and patent these designs and coordinate their development and commercialization with large commercial entities and governments worldwide. These designs will allow nuclear power plants to produce electricity without producing weapons-usable plutonium.

The Nuclear Fuel Design Business Story

Before World War II, a then young professor Dr. Edward Teller taught a student named Alvin Radkowsky. Dr. Teller later became one of the greatest nuclear weapons designers, at the Manhattan Project, and then a lead developer of the hydrogen bomb. Dr. Radkowsky, who never worked on bombs, was the leader of the teams that developed the nuclear reactors that propel submarines and other ships, as well as the first commercial nuclear power plant.

In 1948, H.G. Rickover, who would later be known as the legendary Admiral Rickover, proposed the creation of a U.S. nuclear-powered naval fleet. Admiral Rickover believed that the advantages of using nuclear power to propel naval vessels would include the ability of submarines to stay under water for longer periods of time making detection more difficult. Submarines and surface ships, including aircraft carriers, powered by nuclear generators, could also enter combat areas without any need to refuel, obviating the need for refueling tankers to be sent into war zones. Admiral Rickover’s dream had many disbelievers. The idea, which at the time seemed grandiose, would require the design of a nuclear reactor that could fit into a relatively small space within a naval vessel.

By this time, Dr. Teller was one of the most legendary names in physics. When asked by Dr. Teller for a recommendation for Admiral Rickover’s project, Teller referred Dr. Radkowsky, his former student. In 1948 Admiral Rickover hired Dr. Radkowsky as the first Chief Scientist of the Naval Reactors programs. Dr. Radkowsky held that position from the program’s founding in 1948 until he retired from the program in 1972.

In July 1951, the United States Congress authorized the construction of the world’s first nuclear powered submarine. Two and a half years later, on January 21, 1954, First Lady Mamie Eisenhower broke the traditional bottle of champagne across the bow of the ship, that had been named the Nautilus, as it slid into the Thames River in Groton, Connecticut, as the world’s first nuclear powered ship. Dr. Radkowsky was the Chief Scientist for the Naval Reactors project that designed the nuclear power plant of that ship, and all other nuclear powered naval vessels produced during his tenure. The Nautilus shattered all submerged speed and distance records for naval vessels.

In 1953, President Eisenhower asked Admiral Rickover to work on a project that later became known as Atoms for Peace. The project involved the design of the first commercial nuclear power plant on land that could generate electricity. Dr. Radkowsky was asked to lead the project. The reactor was built just outside Pittsburgh, in Shippingport, Pennsylvania, and it began operating on December 2, 1957. It was in operation until October 1982. The groundbreaking for the plant was held in May 1954, with President Eisenhower in attendance, and on May 26, 1958, President Eisenhower opened the plant as the cornerstone of his Atoms for Peace program and marked the beginning of the commercial nuclear power industry. The Shippingport reactor was a light water breeder reactor, and in many ways would be the prototype of all commercial nuclear power plants to follow. Dr. Radkowsky’s name was on the key patents as the inventor of the reactor, including the invention of key technologies, without which commercial nuclear power or nuclear propulsion of ships would not be practical. Dr. Radkowsky also designed a thorium-based fuel, in a novel seed-and-blanket configuration, as the original fuel for this first nuclear power plant.

In 1983, Dr. Edward Teller contacted Alvin Radkowsky to seek Dr. Radkowsky’s assistance in developing a nuclear fuel that could work in the world’s existing commercial nuclear power plants, but that would not produce nuclear weapons-usable plutonium. Dr. Teller was concerned that plutonium taken from spent fuels could be used to create nuclear weapons. Thereafter, Dr. Radkowsky immediately began working on nuclear fuel designs using thorium.

In 1991, Dr. Radkowsky contacted Seth Grae, our Chief Executive Officer, and asked Mr. Grae to assist him in the development of a company that could create and exploit these fuel designs. At the time, Mr. Grae was a business attorney and Dr. Radkowsky had heard of Mr. Grae’s work with emerging companies and asked Mr. Grae to assist in the establishment of a new company that would become Novastar. In the 1980s, while in law school, Mr. Grae had represented Soviet refuseniks, who had been scientists at nuclear institutes in Russia, on a pro bono basis. Mr. Grae was interested in high technology development and international cooperation in technology development. Mr. Grae’s father, Joel Grae, met Dr. Radkowsky soon thereafter in New York, and Joel Grae and Dr. Radkowsky founded Radkowsky Thorium Power on January 8, 1992 to develop Dr. Radkowsky’s technology.

In 1993, Thorium Power, the predecessor company of Novastar, became one of the first Western companies to have discussions with the Russian Kurchatov Institute, where the Soviet Union’s first atomic bomb had been developed, and much of its nuclear reactor technology had been developed. In 1995, Thorium Power’s project at the Kurchatov Institute became one of the first recipients of a grant from the US Department of Energy for nuclear work in Russia. Since its founding in 1992, Novastar has been a privately held company developing the nuclear fuel designs originally invented by Dr. Alvin Radkowsky.

The Nuclear Power Industry

Presently, nuclear power provides 7% of the world’s energy, including 17% of the world’s electricity. According to the International Atomic Energy Agency, there are 443 nuclear power plants in operation today, mostly light water reactors, with the most dominant types being pressurized water reactors (PWRs), boiling water reactors (BWRs) and VVER reactors (a Russian equivalent of PWRs).

The commercial nuclear power industry customers are nuclear power generators, who convert nuclear energy into electricity. The industry serving these customers includes both large vertically-integrated nuclear companies that provide a complete array of reactor services and niche providers. The services include reactor design, construction, servicing, and decommissioning; front-end nuclear fuel services (nuclear fuel materials procurement and processing; nuclear fuel design (Novastar’s market of interest) and fuel fabrication); back-end nuclear fuel services (spent fuel management and reprocessing), transportation, and various other services.

Today the vast majority of commercial nuclear power plants around the world use uranium oxide fuel. This uranium oxide fuel is comprised of uranium enriched up to 5% by uranium-235, with the remaining 95% or more being uranium-238. During irradiation inside a reactor core, some of the uranium-238 isotopes capture a neutron and become plutonium-239, a long-lived fissionable element that can be used to make nuclear weapons. Each year, an average 1,000-megawatt PWR produces over 200 kilograms of reactor-grade plutonium in its spent fuel. The plutonium-bearing spent fuel may be buried in a repository such as the US Department of Energy facility at Yucca Mt., Nevada, recycled so the plutonium is “burned” as nuclear fuel, or used to make nuclear weapons.

All three options raise environment, safety, or non-proliferation issues. One recycling technology, used by a small number of nuclear power plants, is mixed oxide (MOX) fuel, a mixture of uranium oxide and recovered plutonium oxide. MOX fuel has never been used in Russian VVER reactors and, due to its higher cost, MOX fuel has never caught on among most nuclear power generators, who prefer the ‘once through” and burial cycle. Because it contains uranium, MOX fuel generates a significant amount of weapons-usable plutonium.

Competition

Novastar’s market of interest is the supply of thorium-based nuclear fuel designs. The world's nuclear fuel fabrication market is controlled by a handful of large nuclear fuel fabricators who develop proprietary uranium-based fuel designs. The key world nuclear fuel market players are, in order of magnitude of fuel fabrication: (1) Areva of France, owned by the French government, (2) Westinghouse, owned by the British government, which has recently agreed to sell Westinghouse to Toshiba, (3) Global Nuclear Fuel, a joint venture of three companies, General Electric, Hitachi and Toshiba, and (4) Russian fuel companies supplying fuel primarily to Russian-type reactors.

Each of these companies has its own fuel design capabilities and also has the ability to fabricate nuclear fuels. Novastar, on the other hand, only intends to provide fuel design services. Novastar does not intend to fabricate fuels. Accordingly, these companies will be Novastar’s competitors in that they may design alternatives to its fuel designs, however, they will also be potential licensees of Novastar’s fuel designs and may fabricate nuclear fuels using Novastar’s fuel design technology.

Novastar faces different competition for each of its three markets for its proprietary nuclear fuel designs:

Thorium/weapons-grade plutonium disposing fuel

This fuel design (the Radkowsky Thorium Plutonium Incinerator, or “RTPI”) was developed to meet the needs of the U.S.-Russia plutonium disposition program. It is the policy of those countries to eliminate their extensive stockpiles of surplus weapons grade plutonium. In 2000, the U.S. and Russia signed a bi-lateral agreement, committing each country to dispose of 34 metric tons of surplus weapons-grade plutonium. Originally, a mixed oxide (MOX) fuel technology, promoted by Areva, was selected by the U.S. Department of Energy (DOE) for both the United States and Russia to accomplish this mission.  However, over the past several years, the implementation of the 2000 plutonium disposition agreement has been delayed due to political, financial, and technical issues experienced by the MOX program.  During the fiscal years from 1999-2005, Congress appropriated a total of over $3 billion for the MOX program. Despite such significant funding levels, the MOX program has experienced substantial schedule slippage and has made little progress since 1999 toward accomplishing the goal of plutonium disposition. In the consideration of FY07 appropriations, several members of Congress and Committees have publicly expressed doubts the MOX program should continue.

Management believes that Novastar’s thorium/weapons-grade plutonium disposing fuel could offer a faster, cheaper, and more effective means to dispose of excess quantities of weapons-grade plutonium by “burning” it using the RTPI fuel design in existing VVER nuclear power plants in Russia (a similar design may be usable in the US and other Western countries). Novastar plans to educate government officials and key decision-makers to convince them to use this technology for the plutonium disposition mission.

Thorium/reactor-grade plutonium disposing fuel

This fuel technology is designed to provide an effective means to dispose of separated reactor-grade plutonium. As of 2004, there were 274 metric tons of separated reactor-grade plutonium (equivalent of 15,000-20,000 nuclear weapons) stored at various locations around the world. According to No Future Plutonium? by Spiez Laboratory, The Swiss NBC Defense Establishment, dated November 2002, another 1,400 metric tons of this potentially weapons useable material are embedded in spent fuel and stored at hundreds of commercial reactor sites around the globe.

Management believes that Novastar’s thorium/reactor-grade plutonium disposing fuel technology may offer a more economically viable way to dispose of separated reactor-grade plutonium than the mixed oxide (MOX) fuel or burial alternatives. MOX fuel costs more than conventional uranium fuel, even if separated plutonium is treated as sunk cost and is not included in the fuel cost. Novastar’s fuel design, which management expects to be cost competitive with conventional uranium fuel designs, could offer a viable alternative to such reactor operators.

The burial alternative faces substantial opposition from the communities chosen as sites, such as Yucca Mt. Nevada, on grounds of environments and safety risks. Also, the long life of plutonium means that the buried spent fuel will be a proliferation risk for centuries. The United States and many countries have been committed to the burial alternative for a number of years. In early 2006, in announcing its Global Nuclear Energy Partnership (GNEP), the United States announced that it would work with other countries to develop proliferation-resistant environmentally compatible technologies and processes to promote recycling and reduce the need for burial in long term repositories.

Management believes that benefits offered by thorium/reactor-grade plutonium fuel designs include enhanced proliferation resistance, improved reactor safety, and significantly reduced volume, weight and long-term radio-toxicity of spent fuel.

Novastar’s marketing strategy with respect to thorium/reactor-grade plutonium disposing fuel is to educate reactor operators, who presently own stockpiles of separated reactor-grade plutonium and are forced to pay ongoing plutonium storage fees, about the benefits offered by this fuel technology to convince them to recycle these plutonium stockpiles in their reactors using thorium/reactor-grade plutonium disposing fuel. This strategy is attuned with GNEP and the strategies of countries that wish to recycle but are not committed to MOX technology.

Thorium/uranium fuel

Management believes that Novastar’s thorium/uranium nuclear fuel will offer significant advantages over uranium fuel, including: (1) enhanced proliferation resistance of spent fuel, (2) improved reactor safety, (3) significantly reduced volume, weight and long-term radio-toxicity of spent fuel, and (4) cost savings in the back-end operations (spent fuel management) of the nuclear fuel cycle. Novastar expects the front-end costs (cost of fresh thorium/uranium fuel) to be cost competitive with conventional uranium fuel. At the same time, the back-end (waste handling) costs are expected to be less than that for conventional uranium fuel due to significantly reduced volume and weight of spent thorium/uranium fuel.

The primary barrier to industry adoption of Novastar’s fuel designs is that the entire industry infrastructure is based on uranium fuel with enrichments of 3-5%. Novastar’s designs require plutonium or more highly enriched uranium (up to 20%). Although the designs can be accommodated by most existing reactors, there are no existing fuel fabrication facilities licensed and capable of fabricating commercial lots of fuel containing the more highly enriched uranium and plutonium. There are also transportation and logistics issues with the fuel that must be addressed.

The primary marketing strategy Novastar intends to pursue with respect to its thorium/uranium fuel product is to first demonstrate the fuel design under the plutonium disposition program. It will then form an alliance or alliances with existing nuclear fuel fabricators, to whom Novastar would license its intellectual property rights to Novastar's thorium/uranium nuclear fuel. An alternative marketing strategy Novastar may pursue is to form an international consortium that may involve government and/or private sectors to build “green field” nuclear fuel fabrication facilities. In that case, Novastar would license its intellectual property rights to the thorium/uranium fuel to the consortium that would own and/or operate the new nuclear fuel fabrication facilities.

Advanced Reactor Fuel

On February 22, 2006, Novastar entered into a teaming agreement with The University of Texas System, the University of Texas of the Permian Basin (UTPB) in Odessa, Texas and General Atomics (GA), for the pre-conceptual design phase (PCD) to build a next generation high-temperature reactor in Andrews County, Texas.

Under the terms of the teaming agreement, Novastar will be responsible for contributing to the specific thorium fuel designs that will be addressed in the PCD. In addition, to the extent that the PCD may address issues particular to the use of thorium fuel experiments in conjunction with hydrogen generation experiments, Novastar will provide its expertise to General Atomics. Novastar will contribute $1.25 million toward the PCD phase of the project.

Sources and Availability of Raw Materials

Novastar is a fuel designer that intends to license its technology to fuel fabricators. Accordingly, Novastar does not plan to utilize any raw materials in the conduct of its operations. However, the fuel fabricators who potentially will license Novastar’s fuel designs in the future will need thorium and uranium to fabricate thorium-based fuels.

All of Novastar 's nuclear fuel designs require both thorium and uranium in the oxide form which are the main raw materials for the blanket rods. The seed rods can contain either enriched uranium or plutonium. In addition, both the blanket and the seed rods are designed to be made of zirconium metal as will other fuels assembly components.

The current demand for thorium is very low. Thorium is sometimes used in government flares, camping lantern wicks and in other products in small quantities. If thorium based fuels become commercially accepted in the nuclear power industry, there would be a significant increase in the demand for thorium. Thorium is over three times more naturally abundant than uranium and is found in large quantities in monazite sands in many countries, including, Australia, India, the United States of America, and China. Several companies that process monazite sands to extract rare earth minerals for use in other markets have stockpiled thorium as a byproduct with no significant current market. Currently, there is no large supplier of thorium. Management believes that Novastar is the first company that has acquired rights to properties containing thorium in anticipation of providing large quantities of thorium for use in nuclear fuels or otherwise.

Uranium and zirconium are available to the fuel fabricators from various suppliers at market driven prices. Weapons-grade plutonium, which would be used to fabricate Thorium Power’s weapons grade plutonium disposing fuel, is generally unavailable. However, if government support is obtained, weapons-grade plutonium would be obtained from governments that have developed nuclear weapons capabilities. Reactor-grade plutonium is available in Europe, Russia and Japan from reprocessed spent fuel. The transfer and use of reactor-grade plutonium is highly regulated.

Dependence Upon Government Funding

Successful development and deployment of Novastar's thorium/weapons-grade plutonium disposing fuel technology is largely dependent upon government funding and support. This fuel design is being developed for application in the U.S.-Russia plutonium disposition mission that is a government program run by the National Nuclear Security Administration (NNSA) of the U.S. Department of Energy (DOE) and its Russian government counterparts pursuant to the plutonium disposition agreement the United States and Russia entered into in 2000. The total cost to carry out the plutonium disposition mission will be in the billions of dollars. To date, the plutonium disposition program in the United States and Russia has been funded primarily by the U.S. government. The G-8 countries have made funding commitments for approximately $800 million toward the Russian part of the plutonium disposition program but have not yet provided the funds.

In the fiscal year 2004 federal budget cycle, the U.S. Congress appropriated $4 million for testing and evaluation of Novastar 's thorium/weapons-grade plutonium disposing fuel technology for the plutonium disposition mission in Russia. Additional funding support is required from the U.S. and other governments to complete the development, testing, demonstration and deployment of Novastar’s thorium/weapons-grade plutonium disposing fuel.

While the other two nuclear fuel designs (thorium/reactor-grade plutonium disposing fuel and thorium/uranium fuel) that are being developed by Novastar are intended for commercial applications and are not as dependent on government funding as the thorium/weapons-grade plutonium disposing fuel, they too could benefit from government support for the thorium/weapons-grade plutonium disposing fuel. In particular, deployment of the thorium/weapons-grade plutonium disposing fuel into commercial 1,000-megawatt light water reactors through a government program would provide operating experience. Due to many similarities in the design of the three Novastar nuclear fuel designs, this operating experience could be invaluable to other reactor operators considering switching to one of Novastar 's other two fuels. There are also some potential synergies that could be achieved in the development and testing phase that may be able to reduce the overall research and development cost and shorten the product development cycle for Novastar's three nuclear fuel designs.

Intellectual Property

Novastar's nuclear fuel technologies are protected by several U.S. and international patents. The company's current patent portfolio is comprised of the following patents:

U.S. patents:

●	Patent No. 6,026,136, a seed-blanket unit fuel assembly for a nuclear reactor

●	Patent No. 5,949,837, a nuclear reactor having a core including a plurality of seed-blanket units

●	Patent No. 5,864,593, a method for operating a nuclear reactor core comprised of at least first and second groups of seed-blanket units

●	Patent No. 5,737,375, a nuclear reactor having a core including a plurality of seed-blanket units

The U.S. patents expire August 16, 2014.

International patents:

●	Russia - Patent No. 2,176,826

●	Russia - Patent No. 2,222,837

●	South Korea - Patent No. 301,339

●	South Korea - Patent No. 336,214

●	China - Patent No. ZL 96196267.4

The international patents expire August 16, 2014.

Presently, Novastar is in the process of preparing new patent applications that will cover intellectual property that has been developed since the original patent applications were filed.

Over the past two years, most of the funding for research and development activities came from the U.S. government. Since mid-2004, the U.S. Department of Energy has paid approximately $2.5 million to Kurchatov Institute and other Russian institutes for development and testing work they have performed on Novastar’s fuel designs. Novastar has paid approximately $30,000 of its own funds to these Russian contractors within the same time period.

Regulation

No safety regulatory approval is required to design thorium-based nuclear fuels, although certain technology transfers may be subject to national and international export controls. However, the testing, fabrication and use of nuclear fuels by Novastar’s future partners and licensees is heavily regulated. The Kurchatov Institute and other locations where Novastar’s fuel designs may be initially tested require governmental approvals from the host country’s nuclear regulatory authority to test fuel in research reactors and other nuclear testing facilities. The Kurchatov Institute has obtained such approvals from the Russian nuclear regulatory authorities for the ongoing tests of Novastar’s fuel designs that are taking place at Russian facilities. Nuclear fuel fabricators, who will potentially fabricate fuel using Novastar’s technology under licenses from Novastar, are similarly regulated. Nuclear power plants that may utilize the fuel produced by these fuel fabricators require specific licenses relating to possession and use of nuclear materials as well as numerous other governmental approvals for the ownership and operation of nuclear power plants.

(ii) Mineral Exploration Business

As of fiscal year-end June 30, 2005, Novastar had no mineral properties, but subsequently acquired mineral leases and claims located in Alabama, USA and Queensland, Australia, respectively. These are exploration stage mineral properties prospective for thorium, platinum group metals (PGM) and other rare earth minerals (REM).

Novastar aquired these properties to become a global supplier of thorium to the nuclear energy industry.

The phosphate mineral monazite, which exists as a sand, contains concentrations of thorium oxide as well as other REM. All commercially viable thorium metal is extracted from monazite.

Utilizing thorium based nuclear fuels has several important societal benefits, such as safety benefits, environmental benefits, and non-proliferation benefits. Thorium is more abundant, more efficient and safer to use as a reactor fuel than uranium. Also important, thorium fueled reactors leave behind very little weapons grade plutonium.

To this end, Novastar has acquired both physical properties and rights to properties that contain monazite deposits. Properties of interest to Novastar contain both monazite stockpiles and in ground concentrations of monazite.

Government Regulation

Mining operations and exploration activities are subject to various national, state, provincial and local laws and regulations in the United States, Canada and Australia, as well as other jurisdictions, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Directly, or through a service contractor, Novastar has pending or will make applications for those licenses, permits and other authorizations required to conduct its exploration activities on our leases and claims located in Alabama, USA and Queensland, Australia, respectively. To date, Novastar has spent approximately $395,000 to conduct its mineral exploration activities.

Such approval may involve many levels of government (i.e. Federal, State, Provincial, County and/or City approval), and Novastar cannot predict whether all such approvals will be successfully obtained.

Novastar’s exploration projects are subject to various regulations governing protection of the environment, both in North America and in Australia. These laws are continually changing and, as a general matter, are becoming more restrictive. Management intends to conduct business in a way that safeguards public health and the environment.

We believe that we are and will continue to be in compliance in all material respects with applicable statutes and regulations.

Changes to laws and regulations in the jurisdictions where Novastar owns property or may operate in the future could require additional capital expenditures and increased operating costs. Novastar is unable to predict what additional legislation or regulatory requirements, if any, might be proposed or enacted, and how such laws could impact the economics of our projects.

Management expects that it will not incur material capital expenditures for environmental control facilities until it determines that the market for its minerals will support these and all costs of mining.

Competition

Novastar competes with other mining companies in connection with the acquisition of prospective properties and mineral rights. There is competition for the limited number of opportunities, some of which is with other companies having substantially greater financial resources than Novastar. As a result, Novastar may have difficulty acquiring attractive projects at reasonable prices.

Novastar believes no single company has sufficient market power to affect the price or supply of thorium, rare earth minerals, platinum group metals or other minerals in the world market.

Employees

As of September 29, 2006, we have six employees, five of whom are full-time employees.

We also use consultants with specific skills to assist with various aspects of its project evaluation, due diligence and business development.

PROPERTIES

Mineral Property Descriptions and Mining Contracts

On September 14, 2005, Novastar entered into an Assignment of Specific Mineral Rights agreement (the “AGH Assignment Agreement”) with Charles Merchant, Novastar’s former Chief Executive Officer, who was conducting business under the name American Graphite Holdings (“AGH”), an Alabama sole proprietorship, under which Novastar was assigned all of his mineral rights located on certain properties located in Clay County, Alabama and commonly referred to as the Ashland Graphite Properties. In consideration of the assigned rights, Novastar paid to AGH $100,000 in cash and issued 1,000,000 Novastar restricted shares to AGH, at a deemed issued price of $0.001 per share. In addition, AGH is to receive a $15.00 per ton net royalty of Thorium/monazite removed from the leased properties. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the AGH Assignment Agreement, whereby the parties agreed that the sole remedy available to AGH for breach of the AGH Assignment Agreement by Novastar shall be the termination of the AGH Assignment Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to AGH.

On September 30, 2005 Novastar entered into a Mining Acquisition Agreement (the “Acquisition Agreement”) with Walter Doyle whereby Novastar agreed to acquire an undivided 100% interest in and to any deposits of thorium, monazite and other rare earth minerals on certain mining properties in Queensland, Australia. The consideration paid by Novastar to Mr. Doyle consisted of 5,000,000 restricted shares of common stock of Novastar. In February, 2006, Novastar purchased all such shares from Mr. Doyle for $400,000 and such shares were cancelled. Under the Acquisition Agreement, Novastar is to operate the property subject to the agreement, and is granted the right to prospect, explore, develop and engage in other mining work on and under the property as it deems necessary and desirable, including bringing and erecting buildings, plants, machinery and equipment. Novastar is further permitted to remove all metals and minerals derived from its operations as necessary for testing. Pursuant to the terms of the Acquisition Agreement, Mr. Doyle is to retain 2.5% of the gross proceeds received by Novastar in any year from the sale of thorium, monazite or rare earth minerals of commercial economic value mined from the property, and any concentrates or other materials or products derived therefrom, less (i) the cost of transportation to a smelter or other place of treatment and (ii) any smelter or other treatment charges. In addition, Novastar is to incur its proportionate share of the following amounts spent on or with respect to exploration activities, to total not more than $695,000 as follows: (i) expenditures of $125,000 by December 31, 2006; (ii) expenditures of an additional $150,000 by December 31, 2007; (iii) expenditures of an additional $140,000 by December 31, 2008; (iv) expenditures of an additional $140,000 by December 31, 2009 and (v) expenditures of an additional $140,000 by December 31, 2010. In March of 2006, as contemplated by the Merger Agreement, the parties entered into Amendment No. 1 to the Acquisition Agreement, whereby the parties agreed that the sole remedy available to Mr. Doyle for breach of the Acquisition Agreement by Novastar shall be the termination of the Acquisition Agreement, and that no further relief or recourse, whether in law, in equity or otherwise, will be available to Mr. Doyle.

        On December 31, 2005, Novastar entered into an agreement with CM Properties whereby certain mineral right in the Cleburne County District of Alabama can be assigned to Novastar. Novastar will assume 51% of a lease held by the lessee, who was the CEO of Novastar as of December 1, 2005, though who resigned on March 17, 2006, for consideration of 2,000,000 restricted common shares of Novastar.  In addition, Novastar must incur $1,500,000 on property expenditures and for each $100,000 in additional expenditures; Novastar will receive an additional 4% interest in the lease up to a maximum of an extra 40% interest. Upon reaching a 91% interest, the lessee shall retain a 9% interest and shall receive $17.50 per ounce of pure Platinum Group Metal (PGM) produced. For each 2,500 ounces of PGM produced, the lessee shall receive an additional 1,000,000 restricted common shares of Novastar, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of Novastar’s 91% interest being obtained.  Aspects of the contract remain executory, and the company has not issued the 2,000,000 shares, while entities controlled by CM Properties continue to oversee the properties and are reimbursed by Novastar for its services. In February 2006, Novastar and CM Properties amended this Assignment of Mineral Leases to make the sole remedy to CM Properties for a breach of the agreement by Novastar termination of the mineral lease agreements, with no further relief or recourse against Novastar. Accordingly, the balance sheet does not reflect the value of the property (this value determined by the stock value of the 2 million shares at the date of the agreement - $380,000) as an asset nor does it reflect Novastar’s obligation to issue the shares (valued at the stock value of $380,000) as common stock reserved for future issuance (an equity account on the balance sheet).

       Preliminary sample assays for platinum group metals have been taken at the Cleburne County Alabama property, but the results are inconclusive. Novastar has not taken any core samples from the thorium/monazite properties located in Alabama or Australia. No further mineral property descriptions are available for public dissemination at this time.

Other Properties Descriptions

Our subsidiary, Thorium Power, is obligated to pay $3,234 per month for office rent and approximately another $700-1000 per month for utilities and other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102.  The total size of the leased space is 280 square feet, and is used by Thorium Power's executives for administrative purposes.  The term of the lease expires on December 31, 2006.

Additionally, in 2004, Thorium Power subleased its old office space located at 1901 Pennsylvania Ave, NW, Suite 202, Washington, DC 20006.  The total size of the sub-leased space is 2,093 square feet. Pursuant to the sublease agreement, which expires on December 31, 2006 (the expiration date of the underlying lease agreement), the sublessee pays the entire fixed rent amount for the space and  Thorium Power is obligated to pay a portion of the total monthly rent payment equal to the prorated portion of the operating expenses and real estate taxes for the building. Thorium Power estimates the total remaining balance owed by Thorium Power under this sublease agreement through December 31, 2006 is about $3,300-4,000 (as of June 14, 2006).

               Novastar is obligated to pay approximately $7,000 per month for office rent and approximately another $2,000 per month for other fees for the rented office space located at 8300 Greensboro Drive, Suite 800, McLean, Virginia 22102. The space is used by Novastar's executives for administrative purposes. The term of the lease expires for one office on April 30, 2007 and for the other offices in the summer of 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Directors and Officers

NAME	AGE	POSITION
Seth Grae	43	President, Chief Executive Officer and Director
Thomas Graham, Jr.	72	Interim Secretary and Director
Cornelius J. Milmoe	59	Chief Operating Officer and Director
Andrey Mushakov	29	Executive Vice President - International Nuclear Operations
Larry Goldman	50	Treasurer and Acting Chief Financial Officer
Victor Alessi	66	Director

SETH GRAE. Mr. Grae, age 43, was named the Chief Executive Officer and President of Novastar on March 17, 2006, and effective April 2, 2006, became a director of Novastar. Mr. Grae was the President, the Chief Executive Officer and a director of Thorium Power prior to the consummation of the Merger from April 8, 1997 until his present appointment. Mr. Grae has played an active role in all business activities of Thorium Power prior to the consummation of the Merger since its inception in 1992. Mr. Grae led the efforts that resulted in Thorium Power’s, prior to the consummation of the Merger, project at the Kurchatov Institute becoming one of the first grant recipients from the United States Department of Energy (“DOE”) for nuclear non-proliferation-related work in Russia. He is a member of the board of directors of the Bulletin of the Atomic Scientists and has served as co-chair of the American Bar Association’s Committee on Arms Control and Disarmament. As a former member of the board of directors of the Lawyers Alliance for World Security, Mr. Grae helped advise on the drafting of nuclear export control regulations in China and Belarus, and he participated in consultations with the government of India on nuclear power and weapons. On a pro bono basis, he represented refuseniks, who were nuclear scientists, in securing exit visas from the Soviet Union. Mr. Grae obtained his B.A. from Brandeis University cum laude, J.D. from American University, LL.M. in International Law with honors from Georgetown University and M.B.A. from Georgetown University. He has been admitted to the bars of New York, Connecticut, and Florida (all now inactive).

THOMAS GRAHAM, JR. Ambassador Graham, age 72, became the Interim Secretary and a director of Novastar on April 2, 2006, and Chairman of the Board of Directors on April 4, 2006. Ambassador Graham is one of the world’s leading experts in nuclear non-proliferation. He is Chairman of the Board of the Cypress Fund for Peace and Security. Ambassador Graham has served as a senior U.S. diplomat involved in the negotiation of every major international arms control and non-proliferation agreement for the past 35 years, including the Strategic Arms Limitations Talks (SALT), Strategic Arms Reduction Talks (START Treaties), Anti-Ballistic Missile (ABM) Treaty, Intermediate Nuclear Forces (INF) Treaty, Nuclear Non-Proliferation Treaty (NPT), Conventional Armed Forces in Europe (CFE) Treaty and Comprehensive Test Ban Treaty (CTBT). In 1993, Ambassador Graham served as the Acting Director of the U.S. Arms Control and Disarmament Agency (ACDA), and for seven months in 1994 served as the Acting Deputy Director. From 1994 through 1997, he served as the Special Representative of the President of the United States for Arms Control, Non-Proliferation and Disarmament, and in this capacity successfully led U.S. government efforts to achieve the permanent extension of the NPT. He also served for 15 years as the general counsel of ACDA. Ambassador Graham worked on the negotiation of the Chemical Weapon Convention and the Biological Weapons Convention. He drafted the implementing legislation for the Biological Weapons Convention and managed the Senate approval of the ratification of the Geneva Protocol banning the use in war of chemical and biological weapons. He is also Chairman of the Board of Mexco Energy Corporation, an oil and gas exploration company listed on the American Stock Exchange (stock ticker symbol MXC). Ambassador Graham received an A.B. in 1955 from Princeton and a J.D. in 1961 from Harvard University. He is a member of the Kentucky, the District of Columbia and the New York Bars and is a member of the Council on Foreign Relations. He chaired the Committee on Arms Control and Disarmament of the American Bar Association from 1986-1994. Ambassador Graham received the Trainor Award for Distinction in Diplomacy from Georgetown University in 1995.

CORNELIUS J. MILMOE. Mr. Milmoe, age 59, became a director of Novastar on April 2, 2006 and he was appointed the Chief Operating Officer of Novastar on April 4, 2006. Mr. Milmoe served as General Counsel for General Electric’s nuclear fuel business from 1994 until 2000 that provided nuclear fuel fabrication, software and design services to 50 nuclear reactors in the U.S., Europe, Japan, Mexico and Taiwan. At GE Nuclear Fuel, Mr. Milmoe led legal negotiations for all reactor reload contracts (valued at $30 to $300 million each), created a joint venture with Hitachi and Toshiba to build a $70 million modern fuel processing plant that reduced costs by 30% and environmental effluents by 90%, and created a marketing joint venture with ENUSA that led to GE Nuclear Fuel’s first fuel sales at plants in Germany and Finland. Since leaving GE in 2000, Mr. Milmoe has run his own consulting firm that has included GE as a major client, focusing on international energy transactions. Mr. Milmoe formed a project team to recover low enriched uranium for fuel fabrication from uranium concentrates at the Ulba Metallurgical plant in Kazakhstan. The DOE-supported project team included GE, Brookhaven National Laboratory, Massachusetts Institute of Technology, Kazatomprom and RWE Nukem. Mr. Milmoe’s other projects include construction of a copper-beryllium alloy processing plant in Kazakhstan, sourcing zirconium components in Russia for Western nuclear power plants and R&D agreements for advanced nuclear technologies. Mr. Milmoe’s firm has also received contracts to improve DOE reporting and management of all projects relating to the implementation of President Bush’s National Energy Policy and DOE’s international energy agreements, particularly science and technology agreements and nuclear non-proliferation agreements. Mr. Milmoe earned his B.A. from Colgate University in 1969 and earned his J.D. from Columbia University Law School and was admitted to the bar in 1974. From 1974 to 1980, Mr. Milmoe served as Staff Attorney and Special Assistant to the New York Public Service Commission. From 1980 to 1994, Mr. Milmoe served as a counsel in the following divisions of General Electric: GE Naval & Small Steam Turbines, GE Aircraft Engines, GE Government Services, GE Automated Systems, GE Aircraft Instruments, GE Armament Systems and GE Silicones.

        VICTOR E. ALESSI. Dr. Alessi, age 66, became a director of Novastar on August 23, 2006. Dr. Alessi is President Emeritus of the United States Industry Coalition (“USIC”), an organization dedicated to facilitating the commercialization of technologies of the New Independent States (“NIS”) of the former Soviet Union through cooperation with its members. He has held such position since August 1, 2006; prior to becoming President Emeritus, Dr. Alessi held the positions of CEO and President of USIC since 1999. Previously, he was President of DynMeridian, a subsidiary of DynCorp, specializing in arms control, nonproliferation, and international security affairs. Before joining DynMeridian in early 1996, Dr. Alessi was the Executive Assistant to the Director, U.S. Arms Control and Disarmament Agency (“ACDA”). At ACDA he resolved inter-bureau disputes, and advised the Director on all arms control and nonproliferation issues. Dr. Alessi served as Director of the Office of Arms Control and Nonproliferation in the Department of Energy (“DOE”) prior to his work at ACDA, overseeing all DOE arms control and nonproliferation activities. As a senior DOE representative, Dr. Alessi participated in U.S. efforts that led to successful conclusion of the Intermediate Nuclear Forces (INF), Conventional Forces in Europe, Threshold Test Ban, Peaceful Nuclear Explosions, Open Skies, Strategic Arms Reductions Talks Treaties and the Chemical Weapons Convention. In this role, he was instrumental in implementing the U.S. unilateral nuclear initiative in 1991 and was a member of the U.S. delegation discussing nuclear disarmament with Russia and other states of the former Soviet Union. He was in charge of DOE’s support to the U.N. Special Commission on Iraq, to the Nunn-Lugar Initiative, and represented DOE in discussions on the Comprehensive Test Ban (“CTB”) with the other nuclear weapons states before the CTB negotiations began in Geneva in 1994. Dr. Alessi has been the U.S. board member to the International Science and Technology Center in Moscow since its founding. He is also the U.S. board member to the Science and Technology Center in Ukraine. Dr. Alessi is a 1963 graduate of Fordham University, where he also earned a licentiate in Philosophy (Ph.L.) in 1964. He studied nuclear physics at Georgetown University, receiving his M.S. in 1968 and Ph.D. in 1969.

ANDREY MUSHAKOV. Mr. Mushakov, age 29, became the Executive Vice President - International Nuclear Operations of Novastar on July 27, 2006. From 2000 until the consummation of the Merger, he held various positions at Thorium Power, including Treasurer and Secretary. He is the primary liaison between Novasatar and the Kurchatov Institute in Moscow. Mr. Mushakov has expertise in financial analysis, financial planning and budgeting, financial reporting and accounting, structuring business transactions, and government contract negotiations. In 2004, Mr. Mushakov led successful negotiations with officials from the National Nuclear Security Administration and Oak Ridge National Laboratory (ORNL) that resulted in signing of a $3.5 million government contract between ORNL and Kurchatov Institute for work relating to the Novastar's nuclear fuel development effort in Russia. His prior experience includes finance-related work in the banking and construction sectors. Mr. Mushakov has the following degrees: PhD in Economics from St. Petersburg State University of Economics and Finance (Russia), MS in Management with excellence (MBA equivalent) from Hult International Business School (formerly the Arthur D. Little School of Management), based in Cambridge, MA, where he was enrolled as a recipient of the Russian President's Scholarship, and BS in Banking and Finance with honors from the Finance Academy of Russia .

LARRY GOLDMAN. Mr. Goldman, age 50, became the Treasurer and Acting Chief Financial Officer of Novastar on June 13, 2006. Mr. Goldman is a certified public accountant with over 20 years of auditing, consulting and technical experience as a partner in a mid-size New York City based accounting firm, working with a wide variety of companies, assisting them in streamlining their operations and increasing profitability. Prior to joining Novastar, Mr. Goldman worked as the Chief Financial Officer, Treasurer and Vice President of Finance of WinWin Gaming, Inc. (OTCBB: WNWN), a multi-media developer and publisher of sports, lottery and other games. Prior to joining WinWin, in October 2004, Mr. Goldman was a partner at Livingston Wachtell & Co., LLP and had been with that firm for the past 19 years. Mr. Goldman is also an independent director and audit committee chairman of Winner Medical Group Inc. (OTCBB: WMDG.OB), a China based manufacturer of medical disposable products and surgical dressings. Mr. Goldman has extensive experience in both auditing and consulting with public companies, and has experience providing accounting and consulting services to the Asian marketplace, having audited several Chinese public companies

Family Relationships

There are no family relationships between any of the foregoing individuals.

Involvement in Certain Legal Proceedings

On March 31, 2006, Novastar, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that Novastar and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and Novastar and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. The action was filed in the Supreme Court of the State of New York, County of New York, and Novastar filed a Motion to Dismiss the complaint on May 23, 2006.  On August 8, 2006, the parties entered into a Settlement Agreement whereby Mr. Pamnani irrevocably and forever waived and released any and all claims against Novastar, Thorium Power and the other defendants named in the complaint, through the date of execution of the Settlement Agreement, in return for the issuance of 215,000 shares of common stock of Novastar, as well as warrants to purchase 107,500 shares of Novastar common stock at a price of $0.48 per share.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Novastar's bylaws provide that its directors and officers will be indemnified to the fullest extent permitted under the laws of Nevada. Pursuant to Nevada General Corporation law, a corporation may indemnify any of its directors and officers if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, Novastar has obtained a Directors and Officers’ Insurance Policy with AIG for a coverage limit of $5 million and excess coverage with Hartford for an additional $5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus by (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 8300 Greenboro Drive, Suite 800, McLean, VA 22102.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)		Percent of Class(2)

Common	Seth Grae	20,420,076	(3)	6.86%

Common	Thomas Graham, Jr.	3,861,894	(4)	1.31%

Common	Cornelius J. Milmoe	75,000		0.03%

Common	Larry Goldman	104,166	(5)	0.03%

Common	OTC Investments Ltd. 1710-1177 West Hastings Street Vancouver, BC V6E 2L3 Canada	15,000,000		5.13%

Common	Thunder Investors, LLC 200 West Madison Street Chicago, IL 60606	24,150,825		8.26%

Common	Andrey Mushakov 1701 East West Hwy., Apt. 401 Silver Spring, MD 20910	2,789,175	(6)	0.95%

Common	Directors & Officers as a Group (5 people)	27,250,311	(7)	9.04%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2) A total of 296,114,497 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner above, any options exercisable within 60 days have been included in the denominator.

(3) Includes 6,380,624 shares underlying Novastar stock options.

(4) Includes 2,646,133 shares underlying Novastar stock options.

(5) Includes 29,166 shares underlying Novastar stock options.

(6) Includes 1,289,175 shares underlying Novastar stock options.

(7) Includes 10,261,765 shares underlying Novastar stock options.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following sets forth the annual and long-term compensation for services in all capacities to Novastar for the fiscal years ended June 30, 2006, 2005 and 2004 paid to the Novastar's Chief Executive Officer ("CEO") and other two executive officers who were serving as executive officers at the end of the last completed fiscal year.

Summary Compensation Table

					LONG TERM COMPENSATION
		ANNUAL COMPENSATION			AWARDS		PAYOUTS
Name And Principal Position	Year	Salary(1) ($)	Bonus ($)	Other Annual Compensation ($) (4)	Restricted Stock Award(s) ($)	Securities Under-Lying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Seth Grae (1)	2006	$200,595	$0	$0	$4,150,000	$647,133	$0	$0
President, Chief	2005	$158,333	$0	$0	$0	$150,000	$0	$0
Executive Officer and Director	2004	$150,000	$0	$0	$0	$0	$0	$0

Paul Carter (2)	2006	$0	$0	$0	$0	$0	$0	$0
Chief Executive	2005	$0	$0	$40,000	$0	$0	$0	$0
Officer, President, Chairman and Director	2004	$0	$0	$0	$0	$0	$0	$0

Charles H. Merchant (3)	2006	$0	$0	$0	$127,500	$0	$0	$0
Interim Chief Executive Officer and Chief Operating Officer	2005	$0	$0	$0	$0	$0	$0	$0
Secretary	2004	$0	$0	$0	$0	$0	$0	$0

(1)
Mr. Grae’s aggregate salary in 2006, 2005 and 2004, includes $14,583, $145,833 and $125,000 of accrued, but unpaid salary. All of such accrued salary was paid to Mr. Grae in the first quarter of calendar 2006. All of Mr. Grae’s salary during the periods indicated was paid by our subsidiary, Thorium Power.

(2)	Mr. Carter served as Novastar’s Chief Executive Officer from 2002 until December 1, 2005.

(3)	Mr. Merchant served as Novastar’s interim Chief Executive Officer from December 1, 2005 until March 17, 2006.

(4)
The value of perquisites and other personal benefits, securities and property for the named executive officers that do not exceed the lesser of $1,000 or 10% of the total of the annual salary and bonus is not reported herein.

Option Grants in last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	% of Total Options Granted To Employees in the Fiscal Year	Exercise Price	Expiration Date
Seth Grae - Novastar	7,200,000(1)	69%	$0.80	February 2016

Paul Carter	0	0	0	0

Charles H. Merchant	0	0	0	0

(1)  These shares were issued after the Fiscal year end of June 30, 2005.

Aggregated Novastar Option Exercises in Last Fiscal Year-End and Fiscal Year-End Option Value Table

The following table contains information concerning the number of shares acquired and value realized from the exercise of options by the named executive officers during fiscal 2006 and the number of unexercised options held by the named executive officers at June 30, 2006.

			Number of Shares of Common Stock Underlying Unexercised Options at Year End June 30, 2006		Value of Unexercised In-The-Money Options at Year End June 30, 2006 (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Seth Grae - Thorium	0	0	6,380,624	0	1,875,903	0

Seth Grae - Novastar	0	0	1,650,000	5,550,000	N/A	N/A

Paul Carter	0	0	0	0	0	0

Charles H. Merchant	0	0	0	0	0	0

(1)	Options are "in-the-money" if the market price of a share of common stock exceeds the exercise price of the option. The value of unexercised in-the-money stock options is shown as of June 30, 2006.

Novastar has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the board of directors may recommend one or more such programs for adoption in the future.

Options/Sars Grants

Effective February 14, 2006, Novastar adopted its 2006 Stock Plan. The 2006 Stock Plan provides for grants of restricted shares of common stock and grants of stock options. Under the terms of the 2006 Stock Plan, as amended on July 17, 2006, Novastar Resources may grant a maximum of 75 million shares of common stock, to consist of no more than 75 million shares issuable under incentive stock options and no more than 37.5 million restricted shares of common stock. The maximum number of restricted shares that may be granted to one individual in any fiscal year is five million shares, and the maximum number of options that may be granted to one individual in any fiscal year is eight million shares. Since adopting the 2006 Stock Plan, Novastar has granted a total of 19,225,000 options to its officers, directors and advisory board members. See “INTERESTS OF NOVASTAR OFFICERS AND DIRECTORS IN THE MERGER” for more information regarding awards that have been granted to officers and directors of Novastar under the 2006 Stock Plan.

Prior to the 2006 Stock Plan, the Novastar board of directors chose to make option or warrant awards to select officers, directors, consultants, or stockholder/investors in order to induce them to assist it in implementing its business model and to provide long term additional incentive. These options or warrants, as awarded, were not awarded pursuant to a plan but were specific individual awards with varying terms and conditions. In some instances, the board of directors reserved the right to cancel these awards for non-performance or other reasons, or established a vesting schedule pursuant to which the award is earned.

Director Compensation

        Novastar does not currently have any independent directors other than Victor Alessi. All of Novastar’s current directors, other than Mr. Alessi, are also officers of Novastar and are compensated for the services that they provide to Novastar in their capacity as officers. The current directors of Novastar do not receive any additional compensation for the services they provide to Novastar as directors. Directors are reimbursed for out of pocket expenses incurred as a result of their participation on Novastar’s board. Mr. Alessi receives $40,000 in cash per year for acting as a director of Novastar. In addition, Mr. Alessi was granted non-qualified options to purchase up to 500,000 shares of the common stock of the Company which shall vest with respect to 1/36 of the total number of shares on September 21, 2006; the remaining shares will subsequently vest 1/36 on the first day of each month thereafter until all options have vested. Novastar also intends to compensate independent directors that are elected or appointed to Novastar’s board in the future.

Employment Agreements

On February 14, 2006, at the same time that the merger agreement was entered into among the parties, Novastar and Seth Grae entered into an employment agreement and a stock option agreement. Pursuant to the employment agreement, Novastar has agreed to pay Mr. Grae an annual salary of $275,000 for performing the duties described in the employment agreement. In addition, Novastar issued to Mr. Grae pursuant to the agreement 5,000,000 shares of restricted stock and granted to Mr. Grae 7,200,000 non-qualified stock options, with a term of ten years at an exercise price of $0.795 per share. The options vest with respect to 6/48 of the total number of shares granted on August 14, 2006 and vest 1/48 on first day of each month thereafter until all options have vested. The 5,000,000 shares of restricted stock vest immediately on issuance but 2,500,000 may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 2,500,000 for a period of two years, except for sales, transfers or other dispositions made to family members, for estate planning purposes, or pursuant to a qualified domestic relations order. The shares will also be subject to the provisions of Rule 144 promulgated under the Securities Act. Mr. Grae was named CEO of Novastar on March 17, 2006, though the agreement did not take effect until April 2, 2006, the date that Novastar obtained D&O liability insurance coverage, and the agreement terminates on April 2, 2011 the fifth anniversary of the date of the agreement. Prior to entering into the employment agreement with Novastar, Mr. Grae was on the Novastar advisory board. He had received a total of 1,000,000 shares of Novastar common stock for agreeing to be on Novastar’s advisory board. In addition, prior to the merger Mr. Grae owned 313,698 shares of Thorium Power common stock and options to purchase an additional 208,000 shares of Thorium Power common stock at exercise prices ranging from $4 to $10. Upon consummation of the merger, these Thorium Power securities were converted into Novastar securities. Accordingly, Mr. Grae currently owns a total of 14,039,452 shares of Novastar common stock as well as the options to purchase an additional 12,530,624 shares of Novastar common stock that are described above.

Thomas Graham, Jr. became a director of Novastar on April 2, 2006. On July 27, 2006, Ambassador Graham entered into an employment and stock option agreement with Novastar. Under the employment agreement, Mr. Graham acts as the Chairman and Secretary of Novastar. Pursuant to the employment agreement, Novastar has agreed to pay Ambassador Graham an annual salary of $130,000 for part-time employment of an average of three out of five business days per week or 24 hours of his business time per week. In addition, Novastar granted to Ambassador Graham non-qualified stock options for the purchase of 1,500,000 shares, with a term of ten years at an exercise price of $0.49. The options vest in equal monthly installments over a three year period. Ambassador Graham owns 190,000 shares of Novastar common stock. Additionally, prior to the merger, Ambassador Graham owned a total of 40,025 shares of Thorium Power common stock and options to purchase 100,000 shares of Thorium Power common stock at a exercise price of $10 per share. Upon consummation of the merger, these Thorium Power securities were converted into Novastar securities. Accordingly, Ambassador Graham currently owns a total of 1,215,761 shares of Novastar common stock as well as options to purchase 4,062,800 shares of Novastar common stock.

Andrey Mushakov has been the Treasurer of Thorium Power since April 2002 and Treasurer and Secretary of Thorium Power since July 2003. On July 27, 2006, Mr. Mushakov entered into an employment and stock option agreement with Novastar. Under the employment agreement, Mr. Mushakov was appointed as the Executive Vice President - International Nuclear Operations. Pursuant to the employment agreement, Novastar has agreed to pay Mr. Mushakov an annual salary of $160,000 for performing the duties described in the agreement. In addition, Novastar issued to Mr. Mushakov, pursuant to the agreement, 1,500,000 shares of restricted stock and granted Mr. Mushakov 2,250,000 non-qualified stock options with a term of ten years at an exercise price of $0.50 per share. On July 27, 2006, 234,375 options vested and the remaining 2,015,625 options will vest in equal monthly installments. The 1,500,000 shares of restricted stock vest immediately on issuance, but 750,000 may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 750,000 for a period of two years, except for sales, transfers or other dispositions made to family members for estate planning purposes or pursuant to a qualified domestic relations order. Additionally, prior to the merger, Mr. Mushakov owned options to purchase a total of 37,500 shares of Thorium Power common stock. Upon consummation of the merger, these Thorium Power securities were converted into Novastar securities. Accordingly, Mr. Mushakov currently owns 1,500,000 shares of Novastar common stock and 3,211,050 options to purchase shares of Novastar common stock.

Cornelius J. Milmoe has been a director of Novastar since April 2, 2006 and he became the Chief Operating Officer of Novastar on April 4, 2006. Mr. Milmoe owns a total of 75,000 shares of Novastar common stock, which were issued by the Company upon Mr. Milmoe’s employment with the Company. However, 37,500 of these shares may not be directly or indirectly sold, transferred or otherwise disposed of for a period of one year and the remaining 37,500 for a period of two years, except for sales, transfers or other dispositions made to family members, for estate planning purposes, or pursuant to a qualified domestic relations order. The shares will also be subject to the provisions of Rule 144 promulgated under the Securities Act. In connection with his employment with Novastar, Mr. Milmoe is entitled to receive a compensation package that included the following: an annual base salary of $200,000; a stock option grant to acquire 525,000 shares of Novastar common stock pursuant to the Novastar 2006 Stock Plan; an annual incentive bonus to be determined by the board of directors of Novastar; reimbursement for all reasonable and necessary expenses incurred in connection with Mr. Milmoe’s employment with Novastar; and four weeks of paid vacation per year. Mr. Milmoe will also be permitted to participate in all employee benefit plans, policies and practices now or hereafter maintained by or on behalf of Novastar commensurate with Mr. Milmoe’s position with Novastar. Accordingly, Mr. Milmoe currently owns a total of 75,000 shares of Novastar common stock as well as options to purchase 525,000 shares of Novastar common stock.

Larry Goldman became Novastar’s Treasurer and Acting Chief Financial Officer on June 13, 2006. Mr. Goldman owns a total of 75,000 restricted shares of Novastar Common Stock, which were issued by Novastar upon Novastar’s entry into a consulting agreement with Mr. Goldman. Pursuant to the consulting agreement, Mr. Goldman receives hourly compensation of $170.00 for services provided to Novastar, subject to a maximum of ten hours per day. The contract includes payment for a minimum of 40 hours per month. The contract can be terminated by Novastar at any time, but Novastar must provide at least 180 days advance written notice. Pursuant to the consulting agreement, Mr. Goldman was granted nonqualified options for the purchase of an additional 350,000 shares of Novastar common stock pursuant to Novastar’s 2006 stock plan. Accordingly, Mr. Goldman currently owns a total of 75,000 shares of Novastar common stock and options to purchase a total of 350,000 shares of Novastar common stock.

LEGAL PROCEEDINGS

On March 31, 2006, Novastar, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that Novastar and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and Novastar and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. The action was filed in the Supreme Court of the State of New York, County of New York, and Novastar filed a Motion to Dismiss the complaint on May 23, 2006. On August 8, 2006, the parties entered into a Settlement Agreement whereby Mr. Pamnani irrevocably and forever waived and released any and all claims against Novastar, Thorium Power and the other defendants named in the complaint, through the date of execution of the Settlement Agreement, in return for the issuance of 215,000 shares of common stock of Novastar, as well as warrants to purchase 107,500 shares of Novastar common stock at a price of $0.48 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Some of Novastar’s Officers and Directors in the Merger

As of April 2, 2006, Messrs. Grae and Graham, who prior to the consummation of the business combination with Thorium Power were members of the board of directors of Thorium Power, became members of the board of directors of Novastar, post Merger. In addition, on such date, Cornelius J. Milmoe became a director of Novastar and on April 4, 2006 he became Novastar’s Chief Operating Officer. Paul Carter, who was the President, Chief Executive Officer, Chief Financial Officer, Treasurer and a director of the Novastar since 2002 has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Charles Merchant, who was the Chief Operating Officer and Interim Chief Executive Officer and a director of Novastar has resigned from all of such positions with Novastar and no longer holds any positions with Novastar. Sean Mulhearn, the Secretary of Novastar has resigned from such position effective March 17, 2006 and no longer is an officer of Novastar. Seth Shaw, the Director of Strategic Planning of Novastar, continues to hold such position.

CHANGE IN ACCOUNTANTS

None

SELLING STOCKHOLDERS

An aggregate of 119,732,425 shares of our common stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. These shares consist of:

•	4,209,998 shares of our common stock, and 2,104,999 shares underlying warrants issued pursuant to the private placement completed in November 23, 2005;

•	4,208,331 shares of our common stock, and 2,104,165 shares underlying warrants issued pursuant to the private placement completed on February 14, 2006;

•	36,659,837 shares of our common stock, and 18,329,915 shares underlying warrants issued pursuant to the private placement completed on May 4, 2006; and

•
1,466,393 shares of our common stock, and 733,197 shares underlying warrants, which represent the current number of securities that are issuable pursuant to the liquidated damages provisions of a registration rights agreement entered into in conjunction with the May 4, 2006 private placement; and

•
49,808,090  shares of our common stock and 107,500 shares underlying warrants that have been issued to consultants of the Company or that have been issued on the effective date of the Merger to persons who were affiliates of Thorium Power prior to the Merger.

These shares are to be offered by and for the respective accounts of the selling stockholders and any pledgees, donees, assignees and transferees or successors-in-interest of the respective selling stockholders. We have agreed to register all of such securities under the Securities Act and to pay all of the expenses in connection with such registration and sale of the shares (other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling securityholders).

The following table and notes to the table sets forth, with respect to each selling stockholder:

•	the name of the selling stockholder and any material relationship the selling stockholder has had with us over the past three years;

•	the number of shares of our common stock beneficially owned by the selling stockholder as of the date of this prospectus;

•	the number of shares of our common stock being offered for sale by the selling stockholder pursuant to this prospectus; and

•
the number of shares of our common stock and percentage that will be beneficially owned by the selling stockholder assuming the selling stockholder disposes of all of the shares being offered pursuant to this prospectus.

         Except as set forth in the footnotes to the table below, none of the selling stockholders has held a position as an officer or director of us, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time. In addition, unless otherwise specified in the footnotes to the table below, none of the selling stockholders has any family relationships with our officers, directors or controlling stockholders.

Unless otherwise specified in the footnotes to the table below, none of the selling stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer. All persons who are identified as registered broker-dealers or affiliates of registered broker-dealers in the footnotes to the table below are underwriters of the securities listed in the table below opposite their respective names. Further, any entity listed as an affiliate of a registered-broker dealer has represented to us that they acquired the securities to be resold in the ordinary course of business and that at the time of the acquisition they did not have any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities.

Name	Beneficials before the Offering	Shares of Common Stock included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*

Magnetar Capital Master Fund, Ltd.	14,850,000 (1)	14,850,000 (1)	0	0%

WTC-CIF Technical Equity Portfolio (nominee: Finwell & Co.)	2,590,950 (2)	2,590,950 (2)	0	0%

Raytheon Master Pension Trust (nominee: Bost & Co.)	2,584,650 (3)	2,584,650 (3)	0	0%

Raytheon Master Pension Trust	1,261,200 (4)	1,261,200 (4)	0	0%

WTC-CIF Opportunistic Equity Portfolio (nominee: Finwell & Co.)	1,177,200 (5)	1,177,200 (5)	0	0%

Raytheon Master Pension Trust (nominee: Bost & Co.)	678,000 (6)	678,000 (6)	0	0%

Madeira Partners, L.P.	614,700 (7)	614,700 (7)	0	0%

Madeira Investors (Bermuda) L.P.	594,600 (8)	594,600 (8)	0	0%

The Hartford Mutual Funds, Inc.: The Hartford Capital Appreciation II Fund (nominee: Bamaclewind & Co.)	562,500 (9)	562,500 (9)	0	0%

WTC-CIF Special Equity Portfolio (nominee: Finwell & Co.)	524,205 (10)	524,205 (10)	0	0%

Highfields Capital III LP	3,811,770 (11)	3,811,770 (11)	0	0%

Highfields Capital II LP	1,058,820 (12)	1,058,820 (12)	0	0%

Highfields Capital I LP	423,525 (13)	423,525 (13)	0	0%

Cumberland Partners	1,860,234 (14)	1,860,234 (14)	0	0%

Cumberland Benchmarked Partners, L.P.	1,260,480 (15)	1,260,480 (15)	0	0%

Cumber International S.A.	554,325 (16)	554,325 (16)	0	0%

LongView Partners B, L.P.	437,220 (17)	437,220 (17)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*

Summer Street Cumberland Investors, LLC	185,370 (18)	185,370 (18)	0	0%

HFR HE Platinum Master Trust	109,290 (19)	109,290 (19)	0	0%

Cumberland Long Partners, L.P.	4,845 (20)	4,845 (20)	0	0%

SF Capital Partners Ltd.	3,529,413 (21)	3,529,413 (21)	0	0%

Sunrise Equity Partners, L.P.	2,647,057 (22)	2,647,057 (22)	0	0%

CAMOFI Master LDC	1,764,705 (23)	1,764,705 (23)	0	0%

Whalehaven Capital Fund Limited	1,764,705 (24)	1,764,705 (24)	0	0%

SDS Capital Group SPC, Ltd.	1,764,705 (25)	1,764,705 (25)	0	0%

GUNDYCO ITF Excalibur Limited Partnership	1,500,000 (26)	1,500,000 (26)	0	0%

RHP Master Fund, Ltd.	882,354 (27)	882,354 (27)	0	0%

Springbok Capital Master Fund, LP	1,716,441 (28)	1,716,441 (28)	0	0%

David Hovey	1,205,882 (29)	1,205,882 (29)	225,000.08%

Nite Capital	529,500 (30)	529,500 (30)	0	0%

AJW Off Shore Ltd.	416,823 (31)	416,823 (31)	0	0%

Amnon Mandelbaum	352,941 (32)	352,941 (32)	0	0%

Ethel Marie Grossfeld	352,941 (33)	352,941 (33)	0	0%

Daniel M. Kornhauser	352,941 (34)	352,941 (34)	0	0%

BH Capital Investmets LP	352,500 (35)	352,500 (35)	0	0%

David M. Lewis	1,170,000 (36)	1,170,000 (36)	0	0%

Richard and Linda Grossfeld as Joint Tenants	264,705 (37)	264,705 (37)	0	0%

Aaron Foley	225,000 (38)	225,000 (38)	0	0%

AJW Qualified Partners, LLC	201,175 (39)	201,175 (39)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*

Gloria Kassin	190,587 (40)	190,587 (40)	0	0%

Thomas Heinlein	1,540,500 (41)	1,540,500 (41)	0	0%

Francis X. Colannino	150,000 (42)	150,000 (42)	0	0%

DCM Limited	383,559 (43)	383,559 (43)	0	0%

AS Capital Partners, LLC	90,000 (44)	90,000 (44)	0	0%

Bruce L. Lewis	240,000 (45)	240,000 (45)	0	0%

Marilyn Adler	88,234 (46)	88,234 (46)	0	0%

David Goodfriend	88,234 (47)	88,234 (47)	0	0%

AJW Partners LLC	78,352 (48)	78,352 (48)	0	0%

Jeffrey Grossfeld	35,293 (49)	35,293 (49)	0	0%

Kevin Grossfeld	35,293 (50)	35,293 (50)	0	0%

Michael P. Murphy	22,500 (51)	22,500 (51)	0	0%

New Millenium Capital Partners II, LLC	9,528 (52)	9,528 (52)	0	0%

Aaron Leiben	1,639,999 (53)	1,639,999 (53)	0	0%

Dynamis Energy Fund L.P.	637,500 (54)	637,500 (54)	0	0%

REF Securities & Co.	499,999 (55)	499,999 (55)	0	0%

John S. Lemak	375,000 (56)	375,000 (56)	0	0%

Keith Bolognese	249,999 (57)	249,999 (57)	0	0%

Philippe Allain	225,000 (58)	225,000 (58)	0	0%

Arthur Veytsman	225,000 (59)	225,000 (59)	0	0%

Michael Karp	162,500 (60)	162,500 (60)	0	0%

David S. Cannizzo	124,999 (61)	124,999 (61)	0	0%

Dynamis Energy Fund Ltd.	112,500 (62)	112,500 (62)	0	0%

Stuart Fox	99,999 (63)	99,999 (63)	0	0%

David DiRicco (64)	182,291 (64)	182,291 (64)	0	0%

Alan Gelband Company Inc. (65)	2,642,256 (65)	2,642,256 (65)	0	0%

Name	Beneficial Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial Ownership After the Offering	Percentage of Common Stock Owned After the Offering*

Mark Mamolen	11,628,175	11,628,175	0	0%

Gilliette Lee Chukat and/or Annette M. Radkowsky	10,989,543	10,989,543	0	0%

Thunder Investors, LLC	24,150,825 (66)	24,150,825 (66)	0	0%

Russell Nichols	105,000 (67)	105,000 (67)	0	0%

Scott Renninger	375,000 (68)	375,000 (68)	0	0%

Richard P. Howard	1,500,000 (69)	1,500,000 (69)	0	0%

George Weiss Associates Profit Sharing Plan; George Weiss Associates, Inc. Profit Sharing Plan	1,000,001 (70)	1,000,001 (70)	0	0%

David Karp	237,499 (71)	159,999 (71)	77,500	0.03%

Kenneth M. Ferjo	127,500 (72)	127,500 (72)	0	0%

Sarah V. Carrasco	15,000 (73)	15,000 (73)	0	0%

Douglas M. Jones	30,000 (74)	30,000 (74)	0	0%

Richard J. Tijaden	60,000 (75)	60,000 (75)	0	0%

Pactrans Limited LLC	15,000 (76)	15,000 (76)	0	0%

Thomas B. Nelis	22,500 (77)	22,500 (77)	0	0%

Mel W. Ortner	15,000 (78)	15,000 (78)	0	0%

J.F. Miller Sales Company	52,500 (79)	52,500 (79)	0	0%

John E. Kiesel	300,000 (80)	300,000 (80)	0	0%

Sean Mulhearn	174,999 (81)	174,999 (81)	0	0%

Seth M. Shaw	2,434,999 (82)	199,999 (82)	2,235,000	0.82%

Gary S. Wade	22,500 (83)	22,500 (83)	0	0%

Raj Pamnani	322,500 (84)	322,500 (84)	0	0%

Possible Liquidated Damages	2,199,590(85)	2,199,590(85)	N/A	N/A

TOTAL SHARES BEING REGISTERED		119,732,425
___________
* Assumes that all of the November 23 Warrants, the May 4 Warrants and February 14 Warrants have been exercised and sold.

(1)
Includes 4,950,000 shares of common stock issuable upon exercise of the May 4 Warrants. Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd. (“Magnetar Master Fund”) and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. FMagnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owed by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

(2)
Includes 863,650 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(3)
Includes 861,550 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(4)
Includes 420,400 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(5)
Includes 392,400 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(6)
Includes 226,000 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(7)
Includes 204,900 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(8)
Includes 198,200 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(9)
Includes 187,500 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(10)
Includes 174,735 shares of common stock issuable upon exercise of the May 4 Warrants. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.

(11)
Includes 1,270,590 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital III LP.; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital Ltd.

(12)
Includes 352,940 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital II LP; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital II LP.

(13)
Includes 141,175 shares of common stock issuable upon exercise of the May 4 Warrants. Highfields Associates LLC is the General Partner of Highfields Capital I LP; Jonathan S. Jacobson and Richard L. Grubmann are senior managing members of Highfields LLC and they have voting and/or investment control over the Novastar securities held by Highlands Capital I LP.

(14)
Includes 620,078 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Partners.

(15)
Includes 420,160 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Benchmarked Partners, L.P.

(16)	Includes 184,775 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumber International S.A.

(17) Includes 145,740 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Long View Partners B, L.P.
(18) Includes 61,790 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Summer Street Cumberland Investors, LLC.
(19) Includes 36,430 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by HFR HE Platinum Master Trust.
(20) Includes 1,615 shares of common stock issuable upon exercise of the May 4 Warrants. Bruce Wilcox, Andrew Wallach, Gary Tynes and Brad Gendell have voting and/or investment control over the Novastar securities owned by Cumberland Long Partners, L.P.
(21) Includes 1,176,471 shares of common stock issuable upon exercise of the May 4 Warrants. Michael A. Roth and Brian J. Stark exercise voting and investment control over the Novastar securities owned by SF Capital Partners Ltd. Messrs. Roth and Stark disclaim beneficial ownership of such securities. Additionally, Messrs. Roth and Stark are registered broker-dealers.
(22) Includes 882,352 shares of common stock issuable upon exercise of the May 4 Warrants. Level Counter, LLC is the General Partner of Sunrise Equity Partners, L.P. The unanimous vote of Nathan Low, Marilyn Adler and Amnon Mandelbaum have voting control of Level Counter, LLC. Each of these individuals is a registered broker-dealer.
(23) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants. Richard Smithline has voting and/or investment control over the Novastar securities held by CAMOFI Master LDC. Mr. Smithline disclaims beneficial ownership of these securities.
(24) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants. Michael Finkelstein maintains voting power and investment control over the securities held by Whalehaven Capital Fund Limited. Mr. Finkelstein disclaims beneficial ownership of these securities.
(25) Includes 588,235 shares of common stock issuable upon exercise of the May 4 Warrants. Steve Derby maintains voting and/or investment control over the Novastar securities held by SDS Capital Group SPC, Ltd. Mr. Derby disclaims beneficial ownership of the securities except to the extent, if any, of his pecuniary interest.
(26) Includes 500,000 shares of common stock issuable upon exercise of the May 4 Warrants. Excalibur Capital Management Inc. is the General Partner of GUNDYCO ITF Excalibur LP. William Hechter, president of Excalibur Management Inc. has voting and/or investment control over the Novastar securities held by Excalibur LP.

(27) Includes 294,118 shares of common stock issuable upon exercise of the May 4 Warrants. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management LP, a limited partnership of which the general partner is RHP General Partner LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Novastar securities owned by the RHP Master Fund.
(28) Includes 262,088 shares of common stock issuable upon exercise of the May 4 Warrants, as well as 310,059 shares of common stock issuable upon exercise of the November 23 Warrants. Gavin Saitowitz and Trevor E. Cohen, Managing Members of Springbok Capital Management, LLC, the investment manager of Springbok Capital Master Fund, LP have voting power and investment control over the securities held by Springbok Capital Master Fund, LP.
(29) Includes 235,294 shares of common stock issuable upon exercise of the May 4 Warrants as well as 166,667 shares of common stock issuable upon exercise of the November 23 Warrants.
(30) Includes 176,500 shares of common stock issuable upon exercise of the May 4 Warrants. Keith Goodman, Manager and Partner of Nite Capital, has voting power and investment control over the securities held by Nite Capital. Mr. Goodman disclaims beneficial ownership of these securities.
(31) Includes 138,941 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities held by AJW Offshore Ltd.
(32) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants. Amnon Mandelbaum is a registered broker-dealer.
33) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants.
(34) Includes 117,647 shares of common stock issuable upon exercise of the May 4 Warrants.
(35) Includes 117,500 shares of common stock issuable upon exercise of the May 4 Warrants. Henry Branchfield has voting and/or investment control over the Novastar securities held by BH Capital Investments LP.
(36) Includes 90,000 shares of common stock issuable upon exercise of the May 4 Warrants, as well as 300,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(37) Includes 88,235 shares of common stock issuable upon exercise of the May 4 Warrants. David Lewis is a registered broker-dealer.
(38) Includes 75,000 shares of common stock issuable upon exercise of the May 4 Warrants. Aaron Foley is a registered broker-dealer.
(39) Includes 67,058 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by MW Manager, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by MW Qualified Partners, LLC.
(40) Includes 63,529 shares of common stock issuable upon exercise of the May 4 Warrants.
(41) Includes 63,500 shares of common stock issuable upon exercise of the May 4 Warrants, as well as 450,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(42) Includes 50,000 shares of common stock issuable upon exercise of the May 4 Warrants.

(43) Includes 37,912 shares of common stock issuable upon exercise of the May 4 Warrants, as well as 89,941 shares of common stock issuable upon exercise of the November 23 Warrants. Gavin Saitowitz and Trevor E. Cohen, Managing Members of Springbok Capital Management, LLC, the investment manager of DCM Limited, have voting power and investment control over the securities held by DCM Limited.
(44) Includes 30,000 shares of common stock issuable upon exercise of the May 4 Warrants. Andrew Smukler has voting power and investment control over the securities held by SF Capital Partners, LLC. Mr. Smukler disclaims beneficial ownership of these securities. Additionally, Mr. Smukler is Managing Member of JAS Securities, LLC, a registered broker-dealer.
(45) Includes 30,000 shares of common stock issuable upon exercise of the May 4 Warrants, as well as 50,000 shares of common stock issuable upon exercise of the February 14 Warrants. Bruce Lewis is a registered broker-dealer.
(46) Includes 29,411 shares of common stock issuable upon exercise of the May 4 Warrants. Marilyn Adler is a registered broker-dealer.
(47) Includes 29,411 shares of common stock issuable upon exercise of the May 4 Warrants. David Goodfriend is a registered broker-dealer.
(48) Includes 26,117 shares of common stock issuable upon exercise of the May 4 Warrants. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by MW Partners, LLC.
(49) Includes 11,764 shares of common stock issuable upon exercise of the May 4 Warrants.
(50) Includes 11,764 shares of common stock issuable upon exercise of the May 4 Warrants.
(51) Includes 7,500 shares of common stock issuable upon exercise of the May 4 Warrants.
(52) Includes 3,176 shares of common stock issuable upon exercise of the May 4 Warrants. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the Novastar securities owned by New Millennium Capital Partners II, LLC.
(53) Includes 400,000 shares of common stock issuable upon exercise of the February 14 Warrants, as well as 146,666 shares of common stock issuable upon exercise of the November 23 Warrants.
(54) Includes 212,500 shares of common stock issuable upon exercise of the February 14 Warrants. Dynamis Advisors LLC is the General Partner of Dynamis Energy Fund LP, with Alexander H. Bocock, John H. Bocock, Frederic S. Bocock as the managing members. These members have voting power and investment control over the securities held by Dynamis Energy Fund LP.
(55) Includes 166,666 shares of common stock issuable upon exercise of the February 14 Warrants. Rodd Friedman has voting and/or investment control over the Novastar securities held by REF Securities & Co.
(56) Includes 125,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(57) Includes 83,333 shares of common stock issuable upon exercise of the February 14 Warrants.
(58) Includes 75,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(59) Includes 75,000 shares of common stock issuable upon exercise of the February 14 Warrants.
(60) Includes 54,167 shares of common stock issuable upon exercise of the February 14 Warrants.

(61) Includes 41,666 shares of common stock issuable upon exercise of the February 14 Warrants.
(62) Includes 37,500 shares of common stock issuable upon exercise of the February 14 Warrants. Dynamis Advisors LLC is the General Partner of Dynamis Energy Fund Ltd, with Alexander H. Bocock, John H. Bocock, Frederic S. Bocock as the managing members. These members have voting power and investment control over the securities held by Dynamis Energy Fund Ltd.
(63) Includes 33,333 shares of common stock issuable upon exercise of the February 14 Warrants.
(64) David DiRicco was formerly a consultant to the Company assisting with investor relations.
(65) Alan Gelband is the sole officer and director of Alan Gelband Company Inc. and has voting and/or investment control over the securities being registered herewith. Alan Gelband is the investment banker for the Company and is also a registered      broker-dealer.
(66) Thomas Dykster, President of N. Pritzker Capital Management, has voting power and investment control over the securities held by Thunder Investors.
(67) Includes 35,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(68) Includes 125,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(69) Includes 500,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(70) Includes 333,334 shares of common stock issuable upon exercise of the November 23 Warrants. George Weiss has voting power and investment control over the securities held by the George Weiss Associates Profit Sharing Plan; George Weiss Associates, Inc. Profit Sharing Plan. Mr. Weiss disclaims beneficial ownership of these securities. Additionally, Weiss Investment Management Services LLC, an affiliate of George Weiss Associates, Inc., is a registered broker-dealer.
(71) Includes 53,333 shares of common stock issuable upon exercise of the November 23 Warrants.
(72) Includes 42,500 shares of common stock issuable upon exercise of the November 23 Warrants.
(73) Includes 5,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(74) Includes 10,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(75) Includes 20,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(76) Includes 5,000 shares of common stock issuable upon exercise of the November 23 Warrants. Gavin Saitowitz, Managing Member of Springbok Capital Management, LLC, the investment manager of Pactrans Limited LLC, has voting power and investment control over the securities held by Pactrans Limited LLC.
(77) Includes 7,500 shares of common stock issuable upon exercise of the November 23 Warrants.
(78) Includes 5,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(79) Includes 17,500 shares of common stock issuable upon exercise of the November 23 Warrants. John F. Miller, President of J.F. Miller Sales Company, has voting power and investment control over the securities held by J.F. Miller Sales Company.
(80) Includes 100,000 shares of common stock issuable upon exercise of the November 23 Warrants.
(81) Includes 58,333 shares of common stock issuable upon exercise of the November 23 Warrants.
(82) Includes 66,666 shares of common stock issuable upon exercise of the November 23 Warrants.
(83) Includes 7,500 shares of common stock issuable upon exercise of the November 23 Warrants.
(84) Issued to settle a claim by Raj Pamnani that he had a consulting agreement with the Company and was owed money pursuant to such agreement. These shares include 107,500 shares of common stock issuable upon the exercise of warrants granted to Mr. Pamnani.
(85) Includes 733,197 shares of common stock underlying common stock purchase warrants, all of which represents the current number of shares that may be issued pursuant to the liquidated damages provisions of a registration rights agreement entered into in conjunction with the May 4, 2006 private placement.

DESCRIPTION OF SECURITIES

General

Novastar's authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the effective date of the Merger, Novastar will have 296,114,497 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of Novastar's liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and nonassessable.

PREFERRED STOCK

Novastar's board of directors may, without stockholder approval, establish and issue shares of one or more classes or series of preferred stock having the designations, number of shares, dividend rates, liquidation preferences, redemption provisions, sinking fund provisions, conversion rights, voting rights and other rights, preferences and limitations that Novastar's Board may determine. The Board may authorize the issuance of preferred stock with voting, conversion and economic rights senior to the common stock so that the issuance of preferred stock could adversely affect the market value of the common stock. The creation of one or more series of preferred stock may adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

No other classes of preferred stock are outstanding.

The transfer agent and registrar for Novastar's common stock is Computershare Investor Services, Shareholder Communications Department, 2 LaSalle Street, 3rd Floor, Chicago, IL 60602. Its telephone number is 888-243-5445 and facsimile is 212-701-7664.

SHARES ELIGIBLE FOR FUTURE SALE

As of the effective date of the Merger, we had outstanding 296,114,497 shares of common stock.

 Shares Covered by this Prospectus

        All of the  119,732,425 shares being registered in this offering may be sold without restriction under the Securities Act of 1933.

Rule 144

The resale of shares that are held by our affiliates and the resale of shares that are held by non-affiliates for a period of less than two years are governed by the following requirements of Rule 144 of the Securities Act.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of the effective date of the Merger would equal approximately 2,961,145; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares that are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling shareholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

 We believe that none of our outstanding shares may currently be sold in reliance on Rule 144.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

We believe that none of our outstanding shares may currently be sold in reliance on Rule 144(k).

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

–	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

–	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

–	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

–	an exchange distribution in accordance with the rules of the applicable exchange;

–	privately negotiated transactions;

–	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

–	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

–	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

–	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. See “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Gary R. Henrie, Las Vegas, NV.

EXPERTS

Novastar's financial statements for the years ending June 30, 2006 and 2005 appearing in this prospectus have been audited by the accounting firm of Telford Sadovnick, P.L.L.C., independent registered public accounting firm, 114 W. Magnolia Street, Suite 423, Bellingham, Washington 98225. The Novastar financial statements are included in this Prospectus in reliance upon the said report, given upon such firms’ authority as experts in auditing and accounting.

Thorium Power's (pre-Merger) financial statements for the years ending December 31, 2005 and 2004 appearing in this prospectus have been audited by the accounting firm of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm, 5296 South Commerce Drive, Suite 300, Salt Lake City, Utah 84107. The Thorium Power (pre-Merger) financial statements are included in this Prospectus in reliance upon the said report, given upon such firm's authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the common stock offered in this offering, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Room 1580, Washington, DC 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

The following financial statements listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

Page
AUDITED CONSOLIDATED FINANCIAL STATEMENTS - NOVASTAR	F-2

Report of Telford Sadovnick P.L.L.C., Registered Public Accounting Firm of Novastar	F-3

Novastar Audited Consolidated Balance Sheets as of June 30, 2006 and 2005	F-4

Novastar Audited Consolidated Statements of Operations for the year ended June 30, 2006 and 2005	F-5

Novastar Audited Consolidated Statements of Cash Flows for the year ended June 30, 2005 and 2005	F-6

Novastar Audited Consolidated Statement of Stockholders Deficit	F-7

Notes to Audited Consolidated Financial Statements	F-11

UNAUDITED QUARTERLY FINANCIAL STATEMENTS - THORIUM POWER	F-42

Thorium Power Balance Sheet as of June 30, 2006	F-43

Thorium Power Statements of Operations for the six months ended June 30, 2006 and 2005 and for the period from January 8, 1992 (inception) to June 30, 2006	F-44

Thorium Power Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to June 30, 2006	F-45

Thorium Power Statements of Cash Flows for the six months ended June 30, 2006 and 2005 and for the period from January 8, 1992 (inception) to June 30, 2006	F-47

Notes to Unaudited Quarterly Financial Statements	F-48

AUDITED FINANCIAL STATEMENTS - THORIUM POWER	F-60

Report of Child Van Wagoner and Bradshaw, PLLC, Independent Auditor to Thorium Power	F-61

Thorium Power Audited Balance Sheets as of December 31, 2005 and 2004	F-62

Thorium Power Audited Statements of Operations for the years ended December 31, 2005 and 2004	F-64

Thorium Power Audited Statement of Changes in Stockholders Equity for the period from January 8, 1992 (inception) to December 31, 2006	F-65

Thorium Power Audited Statements of Cash Flows for the years ended December 31, 2005 and 2004 and for the period from January 8, 1992 (inception) to December 31, 2005	F-68

Notes to Audited Financial Statements	F-70

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS	F-84

UNAUDITED PRO FORMA BALANCE SHEET - JUNE 30, 2006	F-85

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS - JUNE 30, 2006	F-86

AUDITED FINANCIAL STATEMENTS

NOVASTAR RESOURCES LTD
(A Development Stage Company)

JUNE 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Novastar Resources Ltd.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Novastar Resources Ltd. (the “Company”) (an Exploration Stage Company) as at June 30, 2006 and 2005, the related consolidated statements of operations and cash flows for the years then ended and for the cumulative period from June 28, 1999 (inception) to June 30, 2006 and the related consolidated stockholders’ deficiency for the cumulative period from June 28, 1999 (inception) to June 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the Company’s cumulative data from June 28, 1999 (inception) to June 30, 2004 in the consolidated statements of operations, stockholders’ deficiency and cash flows, which were audited by other auditors whose report, dated September 27, 2004, which expressed an unqualified opinion, has been furnished to us. Our opinion, insofar as it relates to the amounts included for cumulative data from June 28, 1999 (inception) to June 30, 2004, is based solely on the report of the other auditors
.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Novastar Resources Ltd. (an Exploration Stage Company) as at June 30, 2006 and 2005 and the results of its operations and its cash flows for the years then ended, and for the period from June 28, 1999 (inception) to June 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
September 20, 2006

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

	June 30
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$14,431,407	$802
Prepaid expenses and other current assets	808,425	-
Total current assets	15,239,832	802

Investment - Thorium Power Inc.	1,350,000	-

Total assets	$16,589,832	$802

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities:
Accounts payable	$463,354	$121,438
Accrued liabilities	103,541	103,542
Due to related parties	128,675	-
Due to Thorium Power Inc.	264,740	-
Warrant Liability - Note 9(ii)	3,678,278	-
Accrued payroll tax liability	635,000	-
Total Current Liabilities	5,273,588	224,980

Total Liabilities	5,273,588	224,980

Commitments - Note 13

Common Stock With Registration Rights - Note 9(ii):
Common Stock subject to continuing registration, $0.001 par value, 36,659,837 shares issued and outstanding at June 30, 2006 (2005 - 0 shares)	12,041,373	-

STOCKHOLDERS’ DEFICIENCY

Preferred stock, $0.001 par value; 50,000,000 authorized shares; no shares issued and outstanding	-	-
Voting Common stock, $0.001 par value; 250,000,000 authorized shares; 118,101,637 shares issued and outstanding ( 2005 - 86,072,532)	118,101	86,073
Additional paid-in capital	14,913,153	4,328,081
Deferred Stock Compensation	(83,328)	(499,967)
Common Stock and Warrants Reserved for Future Issuance	1,807,445	-
Accumulated Deficit	(17,482,900)	(4,138,365)
Accumulated Other Comprehensive Income	2,400	-

Total Stockholders’ Deficiency	(725,129)	(224,178)

Total Liabilities and Stockholders’ Deficiency	$16,589,832	$802

The accompanying notes are an integral part of these consolidated financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended		Cumulative Period from June 28, 1999 (Inception) to
	June 30		June 30
	2006	2005	2006
Revenue	$-	$-	$184,162

Operating Expenses
Consulting	5,770,133	2,303,533	8,268,046
Forgiveness of debt	-	(169,818)	(169,818)
General and administrative	1,362,563	114,988	2,714,493
Impairment loss - equipment	-	-	12,445
Impairment loss - Mineral property acquisition costs	670,544	-	720,544
Interest attributable to beneficial conversion feature for notes payable	-	442,813	580,057
Mineral property exploration expenses	394,516	-	394,516
Stock-based compensation	4,949,729	-	4,949,729
	13,147,485	2,691,516	17,470,012

Operating Loss	(13,147,485)	(2,691,516)	(17,285,850)

Other Income and Expenses
Dividend income	8,136	-	8,136
Interest income	72,435	-	72,435
Legal Settlement	(146,445)	-	(146,445)
Loss on fair value of warrant derivatives	(139,220)	-	(139,220)
Other income	8,044	-	8,044

Net Loss	$(13,344,535)	$(2,691,516)	$(17,482,900)

Net Loss Per Common Share, Basic and diluted	$(0.12)	$(0.05)

Weighted Average Number Of Common Shares
Outstanding	111,913,155	57,188,970

The accompanying notes are an integral part of these consolidated financial statements.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended		Cumulative Period from June 28, 1999 (Inception) to
	June 30		June 30
	2006	2005	2006
Operating Activities
Loss for the year	$(13,344,535)	$(2,691,516)	$(17,482,900)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Shares issued for other than cash for payment of expences	10,686,652	2,339,533	13,071,185
Loss on fair value of warrant liability	139,220	-	139,220
Interest attributable to beneficial conversion feature
for notes payable	-	442,813	580,057
Amortization of equipment	-	774	3,813
Impairment loss - mineral property acquisition costs	670,544	-	670,544
Forgiveness of debt	-	(169,818)	(169,818)
Impairment loss - equipment	-	-	12,445
Unrealized gain on investment	2,400	-	2,400
Changes in non-cash operating working capital items:
Prepaid expenses and other current liabilities	(808,425)	-	(808,425)
Accounts payable and accrued liabilities	379,415	71,135	859,454
Due to related party	128,675	-	42,756
Due to Thorium Power Inc.	264,740	-	264,740
Accrued payroll tax liability	635,000	-	635,000
Net Cash (Used In) Operating Activities	(1,246,314)	(7,079)	(2,179,529)

Investing Activities
Purchase of equipment	-	-	(1,808)
Acquisition of long-term investment	(1,350,000)	-	(1,350,000)
Net Cash (Used In) Investing Activities	(1,350,000)	-	(1,351,808)

Financing Activities
Proceeds from loan payable to shareholder	-	-	16,097
Issue of common shares	1,846,488	-	1,865,438
Net proceeds from issuance of common stock with registration rights	15,580,431	-	15,580,431
Cash paid for redemption of shares	(400,000)	-	(400,000)
Advances on notes payable	-	7,881	900,000
Cash acquired on acquisition of subsidiary	-	-	778
Net Cash Provided By Financing Activities	17,026,919	7,881	17,962,744

Net Increase In Cash and Cash Equivalents	14,430,605	802	14,431,407

Cash and Cash Equivalents, Beginning Of Period	802	-	-

Cash and Cash Equivalents, End Of Period	$14,431,407	$802	$14,431,407

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
Other (Note 12)

The accompanying notes are an integral part of these consolidated financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2006

	Common Stock		Additional Paid-in	Deferred	Common Stock and Warrants Reserved for Future	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Compensation	Issuance	Deficit	Income	Total

Issuance of shares to founders	3,465	$3	$18,947	$-	$-	$-	$-	$18,950
Net loss for the period	-	-	-	-	-	(159,909)	-	(159,909)

Balance, June 30, 2000	3,465	3	18,947	-	-	(159,909)	-	(140,959)

Repurchase of common stock by consideration of forgiveness of loan payable to shareholder	(1,445)	(1)	16,098	-	-	-	-	16,097
	2,020	2	35,045	-	-	(159,909)	-	(124,862)
Adjustment to number of shares issued and outstanding as a result of the reverse take-over transaction -
Custom Branded Networks, Inc.	(2,020)	(2)	2	-	-	-	-	-
Aquistar Ventures (USA) Inc.	15,463,008	15,463	(15,463)	-	-	-	-	-
	15,463,008	15,463	19,584	-	-	(159,909)	-	(124,862)
Shares allotted in connection with the acquisition of Custom Branded Networks, Inc.	25,000,000	25,000	(9,772)	-	-	-	-	15,228
Less: Allotted and not yet issued	(8,090,476)	(8,090)	8,090	-	-	-	-	-
Common stock conversion rights	-	-	421,214	-	-	-	-	421,214
Net loss for the year	-	-	-	-	-	(723,239)	-	(723,239)

Balance, June 30, 2001	32,372,532	32,373	439,116	-	-	(883,148)	-	(411,659)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2006

	Common Stock		Additional Paid-in	Deferred	Common Stock and Warrants Reserved for Future	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Compensation	Issuance	Deficit	Income	Total

Balance, June 30, 2001	32,372,532	$32,373	$439,116	$-	$-	$(883,148)	$-	$(411,659)

Additional shares issued in connection with the acquisition of Custom Branded Networks, Inc.	1,500,000	1,500	(1,500)	-	-	-	-	-
Common stock conversion rights	-	-	109,748	-	-	-	-	109,748
Net loss for the year	-	-	-	-	-	(326,038)	-	(326,038)

Balance, June 30, 2002	33,872,532	33,873	547,364	-	-	(1,209,186)	-	(627,949)

Issue of common stock for deferred compensation expense	4,500,000	4,500	40,500	(45,000)	-	-	-	-
Amortization of deferred compensation	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	45,116	-	-	-	-	45,116
Net loss for the year	-	-	-	-	-	(142,233)	-	(142,233)

Balance, June 30, 2003	38,372,532	38,373	632,980	(22,500)	-	(1,351,419)	-	(702,566)

Amortization of deferred compensation	-	-	-	22,500	-	-	-	22,500
Common stock conversion rights	-	-	3,301	-	-	-	-	3,301
Net loss for the year	-	-	-	-	-	(95,430)	-	(95,430)

Balance, June 30, 2004	38,372,532	38,373	636,281	-	-	(1,446,849)	-	(772,195)

Issue of common stock for services	14,800,000	14,800	901,200	-	-	-	-	916,000
Issue of common stock for convertible notes	20,000,000	20,000	484,166	-	-	-	-	504,166
Issue of warrants for convertible notes	-	-	495,834	-	-	-	-	495,834
Issue of common stock for services	11,600,000	11,600	1,583,900	(598,000)	-	-	-	997,500
Issue of common stock for services	1,300,000	1,300	226,700	-	-	-	-	228,000
Amortization of deferred compensation	-	-	-	98,033	-	-	-	98,033
Net loss for the year	-	-	-	-	-	(2,691,516)	-	(2,691,516)

Balance, June 30, 2005	86,072,532	86,073	4,328,081	(499,967)	-	(4,138,365)	-	(224,178)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2006

	Common Stock		Additional Paid-in	Deferred	Common Stock and Warrants Reserved for Future	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Compensation	Issuance	Deficit	Income	Total

Balance, June 30, 2005	86,072,532	$86,073	$4,328,081	$(499,967)	$-	$(4,138,365)	$-	$(224,178)

Issuance of common stock for services	17,610,776	17,611	3,679,269	-	-	-	-	3,696,880
Issuance of common stock for settlement of debt	249,999	250	29,681	-	-	-	-	29,931
Issuance of warrants for settlement of debt	-	-	7,569	-	-	-	-	7,569
Issuance of common stock for property acquisition	6,000,000	6,000	1,604,000	-	-	-	-	1,610,000
Stock based compensation - employment agreement	5,000,000	5,000	4,145,000	-	-	-	-	4,150,000
Private placement for issuance of common stock	44,828,167	44,827	13,494,852	-	-	-	-	13,539,679
Reallocation of proceeds from sales of common stock with registration rights	(36,659,837)	(36,660)	(12,004,713)	-	-	-	-	(12,041,373)
Warrants issued pursuant to private placement	-	-	348,185	-	-	-	-	348,185
Issuance of stock as compensation for warrants cancelled by shareholder	15,000,000	15,000	1,739,166	-	-	-	-	1,754,166
Amortization of deferred compensation	-	-	-	499,967	-	-	-	499,967
Deferred compensation	-	-	-	(83,328)	-	-	-	(83,328)
Repurchase of issued stock	(5,000,000)	(5,000)	(1,445,000)	-	-	-	-	(1,450,000)
Stock returned to treasury	(15,000,000)	(15,000)	(1,739,166)	-	-	-	-	(1,754,166)
Stock reserved for future issuance	-	-	-	-	1,690,700	-	-	1,690,700
Stock based compensation - stock reserved for future issuance	-	-	-	-	73,500	-	-	73,500
Warrants reserved for future issuance	-	-	-	-	43,245	-	-	43,245
Stock-based compensation - options	-	-	726,229	-	-	-	-	726,229
Other comprehensive income	-	-	-	-	-	-	2,400	2,400
Net loss for the year	-	-	-	-	-	(13,344,535)	-	(13,344,535)

Balance, June 30, 2006	118,101,637	$118,101	$14,913,153	$(83,328)	$1,807,445	$(17,482,900)	$2,400	$(725,129)

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY (Continued)
PERIOD FROM JUNE 28, 1999 (INCEPTION) TO JUNE 30, 2006

	Common Stock		Additional Paid-in	Deferred	Common Stock and Warrants Reserved for Future	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Compensation	Issuance	Deficit	Income	Total

Deficit accumulated during the development stage						$(1,351,419)
Deficit accumulated during the exploration stage						(16,131,481)

Balance, June 30, 2006						$(17,482,900)

The accompanying notes are an integral part of these consolidated financial statements

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

1.	NATURE OF OPERATIONS

Novastar Resources Ltd. (the “Company”) (formerly Aquistar Ventures (USA) Inc. and Custom Branded Networks, Inc.), incorporated in the state of Nevada on June 28, 1999, was previously engaged in the business of providing turnkey private label internet services to organizations throughout the domestic United States and Canada.

On February 2, 2001, Aquistar Ventures (USA) Inc. ("Aquistar") acquired 100% of the issued and outstanding shares of Custom Branded Networks, Inc. ("Custom Branded") by allotting 25,000,000 common shares. Since the transaction resulted in the former shareholders of Custom Branded owning the majority of the issued shares of Aquistar, the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by Custom Branded of the net assets and liabilities of Aquistar. Under this purchase method of accounting, the results of operations of Aquistar are included in these financial statements from February 2, 2001. Control of the net assets of Aquistar was acquired for the total consideration of $15,228 representing the fair value of the assets of Aquistar. Custom Branded was deemed to be the purchaser for accounting purposes. Accordingly, its net assets were included in the balance sheet at their previously recorded values.

During the year ended June 30, 2003, the Company became an exploration stage company engaged in the acquisition and exploration of mineral claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage. During the year ended June 30, 2005, the Company charged its name to Novastar Resources Ltd. and increased its authorized common shares from 50,000,000 to 250,000,000 and authorized 50,000,000 preferred shares for issuance at a par value of $0.001.

The Company is planning to merge in October 2006 with Thorium Power Inc. (see Note 14).

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Consolidation

These financial statements include the accounts of the Company (a Nevada corporation) and its wholly-owned subsidiary, Custom Branded Networks, Inc. (a Delaware corporation) and TP Acquisition Corp., (a Delaware corporation). All significant intercompany transactions and balances have been eliminated.

b)	Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The consolidated financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to valuation of stock grants and stock options, impairment charges for mineral acquisition costs and contingent liabilities. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant in future periods.

c)	Prior Year Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation. These reclassifications had no effect on previously reported results of operations or accumulated deficit.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)	Prior Year Reclassifications (Continued)

In the prior year June 30, 2005 presentation, the Company has combined two asset accounts on the Balance Sheet, restricted cash held in an attorney’s escrow account and cash refundable to investors. The Company has also reported accrued liabilities and accounts payable as separate captions on the Balance Sheet. Also in the stockholders’ equity section on the Balance Sheet and Statement of Stockholders’ Equity (Deficiency), the additional paid-in capital from various equity securities issued were combined into one additional paid-in capital account. On the Statement of Operations, certain general and administrative expenses were combined into the one expense caption called general and administrative expenses. The categories on the Statement of Cash Flows were not affected by the prior year reclassifications.

d)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash on deposit, money market accounts, and investment grade commercial paper that are readily convertible into cash and purchased with original maturities of three months or less.

As part of its cash management program, the Company from time to time maintains a portfolio of marketable investment securities. The securities are investment grade and include tax and tax exempt securities and have a term to earliest maturity of less than 3 months. These marketable securities, classified as available for sale, are recorded at market value.

e)	Equipment

Equipment is recorded at cost and will be depreciated over its useful life on a straight line basis. As of June 30, 2006 and 2005, the equipment has been fully depreciated.

f)	Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with SFAS No. 109 "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

f)	Income Taxes (Continued)

Deferred tax assets are reduced by a valuation allowance to the extent that the recoverability of the asset is unlikely to be recognized.

The Company did not provide any current or deferred income tax provision or benefit for any periods presented to date because the Company has continued to experience a net operating loss since inception.

g)	Mineral Property Acquisition Costs and Exploration Expenditures

The Company follows a policy of capitalizing mineral property acquisition costs and expensing mineral property exploration expenditures until a production decision is made in respect of the project and the Company is reasonably assured that it will receive regulatory approval to permit mining operations which may include the receipt of a legally binding project approval certificate.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of an exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs or impairment loss is charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company’s exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, if it continues its mining operations, expenditures to comply with such laws and regulations.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

g)	Mineral Property Acquisition Costs and Exploration Expenditures (Continued)

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations using the unit-of-production depletion method.

h)	Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, accrued payroll tax liability, warrant liability and amounts due to related parties and Thorium Power Inc.

Management of the Company does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments. The respective carrying values of financial instruments, other than the warrants (note 9) approximate their fair values. Fair values were assumed to approximate carrying values since they are short-term in nature or they are receivable or payable on demand.

i)	Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123R (FAS-123R), Share-Based Payment, which is a revision of Statement of Financial Accounting Standards No. 123 (FAS-123), Accounting for Stock-Based Compensation. In addition to requiring supplemental disclosures, FAS-123R addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. FAS-123R focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. The Statement eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25 (APB-25), Accounting for Stock Issued to Employees, and generally requires that such transactions be accounted for using a fair value based method. Accordingly, proforma disclosure is no longer an alternative.

Under FAS-123R, the Company is required to recognize compensation cost for the portion of outstanding awards previously accounted for under the provisions of APB-25 for which the requisite service had not been rendered as of the adoption date for this Statement. The Statement also requires companies to estimate forfeitures of stock compensation awards as of the grant date of the award.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

i)	Stock-Based Compensation (Continued)

FAS-123R permits public companies to adopt its requirements using one of the following two methods:

•
A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of FAS-123R for all share-based payments granted after the effective date and (b) based on the requirements of FAS-123 for all awards granted to employees prior to the effective date of FAS-123R that remain unvested on the effective date; or

•
A “modified retrospective” method, which includes the requirements of the modified prospective method described above but also permits entities to restate, based on the amounts previously recognized under FAS-123 for purposes of pro forma disclosures, either (a) all prior periods presented for which FAS-123 was effective or (b) prior interim periods of the year in which FAS-123R is adopted.

The Company adopted FAS-123R on January 1, 2006, using the modified prospective method. The valuation of the stock issued to consultants for consulting services are valued as of the date of the agreements with the various consultants.

References to the issuances of restricted stock is stock issued to individuals whom are eligible to sell all or some of their shares of restricted common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act ("Rule 144"), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period.

j)	Warrants

Warrants issued in conjunction with equity financing were accounted for under the Emerging Issues Task Force (“EITF”) Issue No. 00-19, ‘Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company’s Own Stock’.

k)	Basic and Diluted Loss per Share

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard No. 128 (“SFAS 128”), “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At June 30, 2006 and 2005, the Company stock equivalents were anti-dilutive and excluded in the earnings per share computation.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

l)	Impairment Charges

Unlike goodwill and indefinite-lived intangible assets, the accounting rules do not provide for an annual impairment test in determining whether property, plant, and equipment and finite-lived intangible assets (e.g., customer lists) are impaired. Instead, they require that a triggering event occur before testing an asset for impairment. Examples of such triggering events include a significant disposal of a portion of such assets, an adverse change in the market involving the business employing the related asset, a significant decrease in the benefits realized from an acquired business, difficulties or delays in integrating the business and a significant change in the operations of an acquired business.

Once a triggering event has occurred, the impairment test employed is based on whether the intent is to hold the asset for continued use or to hold the asset for sale. If the intent is to hold the asset for continued use, the impairment test involves a comparison of undiscounted cash flows against the carrying value of the asset as an initial test. If the carrying value of such asset exceeds the undiscounted cash flow, the asset would be deemed to be impaired. Impairment would then be measured as the difference between the fair value of the fixed or amortizing intangible asset and the carrying value to determine the amount of the impairment. The Company generally determines fair value by using the discounted cash flow method. If the intent is to hold the asset for sale and certain other criteria are met (i.e., the asset can be disposed of currently, appropriate levels of authority have approved sale, and there is an actively pursuing buyer), the impairment test is a comparison of the asset’s carrying value to its fair value less costs to sell. To the extent that the carrying value is greater than the asset’s fair value less costs to sell, an impairment loss is recognized for the difference. Assets held for sale are separately presented on the balance sheet and are no longer depreciated.

m)	Foreign Currency Translation

The Company’s functional currency is the U.S. dollar. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Transactions in foreign currency are translated into U.S. dollars as follows:

a.	monetary items at the rate prevailing at the balance sheet date;
b.	non-monetary items at the historical exchange rate;
c.	revenue and expenses that are monetary items are valued at the average rate in effect during the applicable accounting period.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

n)	Revenue Recognition

If revenue is derived from future sales of minerals, it will be recognized when the risks and rewards of ownership pass to the purchaser, including delivery of the product the selling price is fixed or determinable and collectibility is reasonably assured. Settlement adjustments, if any, will be reflected in revenue when the amounts are known.

o)	Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting shareholders’ equity that, under generally accepted accounting principles are excluded from net income. For the Company, such items consist primarily of unrealized gains and losses on marketable equity investments, which the Company have classified as cash equivalents.

p)	Asset Retirement Obligations

The Company has adopted Statement of Financial Accounting Standards No. 143 (“SFAS 143”), “Accounting for Asset Retirement Obligations”, which requires that an asset retirement obligation (“ARO”) associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which it is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized ARO, is depleted, such that the cost of the ARO is recognized over the useful life of the asset. The ARO is recorded at fair value, and accretion expense is recognizable over time as the discounted liability is accreted to its expected settlement value. The fair value of the ARO is measured using expected future cash flow, discounted at the Company’s credit-adjusted risk-free interest rate. To date, no material asset retirement obligation exists due to the early stage of the Company's mineral exploration. Accordingly, no liability has been recorded.

q)	Environmental Protection and Reclamation Costs

The operations of the Company have been, and may in the future be affected from time to time in varying degrees by changes in environmental regulations, including those for future removal and site restorations costs. Both the likelihood of new regulations and their overall effect upon the Company may vary from region to region and are not predictable.

Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against statements of operations as incurred or capitalized and amortized depending upon their future economic benefits. The Company does not anticipate any material capital expenditures for environmental control facilities.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

r)	Advertising Costs

Advertising costs are expensed as incurred. No advertising costs were incurred in fiscal years 2006 and 2005, respectively.

s)	Exploration Stage Enterprise

The Company’s consolidated financial statements are prepared using the accrual method of accounting and according to the provisions of Statement of Financial Accounting Standards No. 7 (“SFAS 7”), “Accounting and Reporting for Development Stage Enterprises,” as it were devoting substantially all of its efforts to acquiring and exploring mineral properties. It is industry practice that mining companies in the development stage are classified under Generally Accepted Accounting Principles as exploration stage companies. Until such properties are acquired and developed, the Company will continue to prepare its consolidated financial statements and related disclosures in accordance with entities in the exploration or development stage.

t)	Investments

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and re-evaluates such determination at each balance sheet date. The Company reviews its marketable equity holdings in private companies on a regular basis to determine if any security has experienced an other-than-temporary decline in fair value. The Company considers the investee company’s cash position, earnings and revenue outlook, stock price performance, liquidity and management ownership, among other factors, in its review. If it is determined that an other-than-temporary decline exists in a marketable equity security, the Company writes down the investment to its market value and records the related write-down as an investment loss in its Statement of Operations.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

a)	In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for the Company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

3.	RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

b)
In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154) which replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - an Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the methods issuers should use to account for and reporting accounting changes and error corrections. Specifically, this statement requires that issuers retrospectively apply any voluntary change in accounting principles to prior period financial statements, if it is practicable to do so. This principle replaces APB No. 20, which required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the change to the new accounting principle on prior periods in the net income reported by the issuer in the period in which it instituted the change. SFAS No. 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. Unless adopted early, SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have an impact on its financial position or result of operations.

The Company is currently evaluating the effect of other new accounting pronouncements on its future statements of financial position and results of operations.

 4. CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of the following:

	JUNE 30
	2006	2005
Cash on deposit	$1,316,993	$802
Investment grade commercial paper - Note 2(d)	12,019,947	-
Money market funds	1,043,235	-
Funds held in attorney trust account	51,232	-
Total cash and cash equivalents	$14,431,407	$802

Cash and cash equivalents include all cash balances and highly liquid investments with an initial maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions. At times cash balances and such investments may be in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

5.	INVESTMENT / DUE TO THORIUM POWER INC.

As disclosed in Note 14, as of June 30, 2006 the Company has invested a total of $1,350,000 in Thorium Power Inc. (“Thorium Power”). The investment consists of 337,500 common shares of Thorium Power purchased at $4.00 per share, which represents approximately 9% of the issued and outstanding common shares of Thorium Power as at June 30, 2006. The Company’s investment is being carried at cost. There are no undistributed earnings in Thorium Power. There is no market for the common stock of Thorium Power and accordingly, no quoted market price is available.

Thorium Power charged the Company for certain shared expenses. These expenses consisted of legal fees that were incurred by Thorium Power on behalf of the Company, in connection with the upcoming merger. The Company believes that its allocation method for these legal fees is reasonable. Amounts charged from Thorium Power have directly increased the Company’s general and administrative expenses by $264,740 for the year ended June 30, 2006. This amount remains payable as at June 30, 2006, and accordingly is shown as a current liability under the caption “Due to Thorium Power Inc.”.

6.	OFFICER COMPENSATION / ACCRUED PAYROLL TAX LIABILITY

The Company signed an employment agreement with its Chief Executive Officer (“CEO”) on February 14, 2006 and issued 5 million shares in compensation, in accordance with the agreement. The Board of Directors on September 18, 2006 had unanimously voted to redeem 2 million shares of this stock grant, at a price of $0.31 per share, from the CEO, in order to pay the payroll taxes due on this stock issuance. This stock valuation was done after the stock grant and the stock price was recently determined by an independent third party valuation company, for payroll tax reporting purposes, to be $0.31 per share on the date of issuance. The difference between the amount recorded in these financial statements of $4,150,000 - see note 9 (iv) (b) and the amount reported for income tax purposes valued above at $1,550,000 is $2,600,000, which is non-deductible stock-based compensation.

The third party valuation was completed solely for income tax reporting purposes. The payroll tax liability is being offset in the Balance Sheet under the caption “Prepaid expenses and other current assets”, which is due from the officer, as these payroll taxes have not yet been paid to the Internal Revenue Service.

There may be penalties and interest charged by the Internal Revenue Service to the Company on these payroll taxes due. This penalty and interest amount has not been accrued at June 30, 2006, since the stock price on September 18, 2006, when the 2 million shares were redeemed by the Company, traded at a market price of $0.40 per share, which exceeds the above redemption price of $0.31 per share, the stock price used for measuring the stock compensation for income tax purposes. This total excess market value of $0.09 per share ($0.40 versus $0.31) totals $180,000, which will be a reduction in compensation expense, which will offset or reduce the total potential penalty amount that may be charged to the Company. These above transactions occurred after the Company’s fiscal year end and will be reflected in our next quarterly filing, for the three month period ending September 30, 2006.The estimated payroll tax due to the Internal Revenue Service for this 5 million stock grant, based on a combined 40% effective tax rate for Federal and State payroll and income taxes, is $620,000.

The Company also signed an employment agreement with its Chief Operating Officer (“COO”) on June 5, 2006 and subsequent to the year ended June 30, 2006, issued 75,000 shares in compensation, in accordance with the agreement, see note 9(iv)(d). The Company recorded an additional payroll tax liability of $15,000 on this stock issuance.

These amounts are management’s best estimates of the payroll tax liability at June 30, 2006 The Company anticipates paying these payroll taxes to the Internal Revenue Service in its next quarterly payroll tax filing, for the period ended September 30, 2006.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

7.	MINERAL PROPERTIES

i)	Properties

a)	On May 1, 2005 the Company entered into an agreement to purchase a 92.25% interest in three mineral interests located in the state of Queensland, Australia. This agreement was replaced and superseded by an agreement dated September 30, 2005, to increase the Company’s purchase to a 100% interest. As consideration, the Company issued 5,000,000 restricted common shares of the Company to the vendor at a deemed value price of $1,450,000 (issued on October 21, 2005). In addition, the Company must incur the following exploration expenditures, not to exceed $695,000:

i)	$125,000 by December 31, 2006;
ii) an additional $150,000 by December 31, 2007;
iii) an additional $140,000 by December 31, 2008;
iv) an additional $140,000 by December 31, 2009;
v) an additional $140,000 by December 31, 2010.

The vendor retains a 2.5% net smelter return royalty on the property.

On February 20, 2006 the Company repurchased the 5,000,000 common shares from the vendor for cash consideration of $400,000. The difference between the deemed price at the date of issuance of $1,450,000 and the repurchase price of these shares was $1,050,000, which was recorded as a reduction or recovery of the impairment loss recorded. The Company can still acquire the 100% interest by incurring the exploration expenditures disclosed above. Once returned to the Company’s treasury, these 5,000,000 shares were cancelled.

In February 2006, the Company and the vendor amended these lease agreements with a separate amendment agreement, where the sole remedy to the vendor for a breach of the agreement by the Company is for the vendor to terminate the mineral lease agreements, with no further relief or recourse against the Company.

b)
On September 14, 2005 the Company entered into an agreement whereby certain mineral leases in the Clay County District of Alabama were assigned to the Company. The Company assumed a lease held by the lessee, for consideration of $100,000 cash (paid as of June 30, 2006), 1,000,000 restricted common shares of the Company at a deemed price of $160,000 (issued on October 21, 2005) and a $15 per ton net royalty of Thorium/monazite removed from the leased properties.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

7.	MINERAL PROPERTIES (Continued)

i)	Properties (Continued)

c)
On December 31, 2005 the Company entered into an agreement with CM Properties and Mr. Merchant, whereby certain mineral leases in the Cleburne County District of Alabama can be assigned to the Company. The Company will assume 51% of a lease held by the lessee, who subsequently became an officer of the Company but no longer serves as an officer as of June 30, 2006, for consideration of 2,000,000 restricted common shares of the Company.  In addition, the Company must incur $1,500,000 on property expenditures and for each $100,000 in additional expenditures; the Company will receive an additional 4% interest in the lease up to a maximum of an extra 40% interest. Upon reaching a 91% interest, the lessee shall retain a 9% interest and shall receive $17.50 per ounce of pure Platinum Group Metal (PGM) produced. For each 2,500 ounces of PGM produced, the lessee shall receive an additional 1,000,000 restricted common shares of the Company, up to a maximum of 8,000,000 shares, for a period of two years from the acquisition of the Company’s 91% interest being obtained. Aspects of the contract remain executory, and the company has not issued the 2,000,000 shares, while entities controlled by CM Properties continue to oversee the properties and are reimbursed by the Company for their services. In February 2006, the Company and CM Properties amended the lease agreements to make the sole remedy to CM Properties for a breach of the agreement by the Company termination of the mineral lease agreements, with no further relief or recourse against the Company. Accordingly, the balance sheet does not reflect the value of the property (this value determined by the stock value of the 2 million shares at the date of the agreement - $380,000) as an asset nor does it reflect the Company's obligation to issue the shares (valued at the stock value of $380,000) as common stock reserved for future issuance (an equity account on the balance sheet).

ii)	Impairment Loss

In 2006, during the course of the Company’s strategic review of its mineral exploration operations, the Company recorded a net impairment charge of $670,544 (non-deductible for income tax purposes) relating to the impairment of all mineral acquisition costs when it was determined that future undiscounted and discounted cash flows associated with these assets were insufficient to recover their carrying values. These assets may have a nominal value, but were written down at June 30, 2006 to $0.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

8. CONVERTIBLE NOTE PAYABLE

On January, 31, 2002 the Company executed a total of $1,000,000 of convertible notes due not earlier than January 31, 2009. These notes were secured by the assets of the Company. The Company received $1,000,000 in advances through to June 20, 2005 (2004 - $892,119), including in-kind consideration of $100,000. The notes bore no interest until the maturity date.

On January 20, 2005 the Company issued 20,000,000 common shares at a price of $0.05 per share, and 20,000,000 warrants, for the purchase of 20,000,000 shares of common stock of the Company, to the holder, who converted these notes into stocks and warrants. The warrants are exercisable at a price of $0.05 per share until January 20, 2008. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 3 years, volatility of 284%, rate of quarterly dividends - 0%, risk free interest rate of 3.5%. The $1,000,000 consideration was allocated to the common stock issued and share purchase warrants based upon their relative fair values on the date of conversion. The amount allocated to the common shares issued was $504,166. The amount allocated to the share purchase warrants was $495,834.

Because the market interest rate on similar types of notes was approximately 14% per annum the day the notes were issued, the Company had recorded a discount of $579,378 related to the beneficial conversion feature. During the year ended June 30, 2005, $442,813 was amortized and recorded as interest expense. The discount was fully amortized as interest expense upon conversion.

During the year ended June 30, 2006 the 20,000,000 share purchase warrants were exchanged by mutual agreement of the holder and the Company, in return for 15,000,000 shares of the Company’s common stock.

On February 20, 2006 the holder returned these 15,000,000 common shares to the Company’s treasury for cancellation. The Company did not compensate the holder for the return of these shares. These shares were returned back to the Company in order to facilitate the future merger with Thorium Power Inc. and its stockholders, as disclosed in Note 14.

9.	SHARE CAPITAL

i)	Common Stock

a)
On August 3, 2005 the Company issued 800,000 restricted shares of common stock to its former advisory board as compensation for consulting services performed. The value attributed to these shares was $128,000 ($0.16 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

i)	Common Stock (Continued)

b)
On September 22, 2005 the Company issued a total of 4,187,500 shares of common stock to outside consultants as payment for various services rendered on behalf of the Company. Of the total issuance, 4,000,000 were issued pursuant to the March 2005 Compensation Plan, while 187,500 were issued pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares in total was $462,828 ($0.11 per share).

c)
On September 30, 2005 the Company issued 300,000 shares of restricted common stock to an outside consultant as payment for services rendered for mineral exploration activities. These shares were issued pursuant to the August 2005 Augmented Compensation Plan, and the value attributed was $51,000 ($0.17 per share).

d)
On October 21, 2005 the Company issued 1,000,000 restricted common shares with value of $160,000 ($0.16 per share at the agreement date) for mineral property acquisition costs, as described in note 7(i)(b).

e)
On October 21, 2005 the Company issued 5,000,000 restricted common shares with value of $1,450,000 ($0.29 per share at the agreement date) for mineral property acquisition costs, as described in note 7(i)(c).

f)
On November 1, 2005 the Company issued 300,000 shares of common stock to an outside consultant as payment for his services rendered for mineral exploration activities. These shares were issued pursuant to the August 2005 Augmented Compensation Plan and the value attributed to these shares was $51,000 ($0.17 per share).

g)
On November 23, 2005 the Company closed a private placement of $631,500, consisting of an offering of 4,209,998 units of at a price of $0.15 per unit. Each unit consists of one common share of restricted stock and one-half of a non-transferable share purchase warrant. Each warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.30 per share and have an expiry date of twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 141%, rate of quarterly dividends -0%, risk free interest rate of 3.61%. The amount allocated to the share purchase warrants was $127,467. Of the 4,209,998 units issued in the private placement, 249,999 units were issued as settlement of debt of $37,500. The remainder of the units were issued for total cash proceeds of $594,000.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

i)	Common Stock (Continued)

h)
On December 1, 2005 the Company issued 15,000,000 shares of restricted common stock as compensation for the cancellation of 20,000,000 share purchase warrants, which were issued during the year ended June 30, 2005, as described in note 8, with a value of $495,834. The total value attributable to the compensating shares was $2,250,000 ($0.15 per share). On February 20, 2006, all 15,000,000 of these shares were returned to the Company’s treasury for cancellation.

i)
On December 1, 2005 the Company issued 3,658,333 shares of common stock to various outside consultants as payment for various services rendered on behalf of the Company. The total issuance was pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares was $621,916 ($0.17 per share).

j)
On December 1, 2005 the Company issued 1,250,000 shares of restricted common stock to an outside consultant, who subsequently became the Company’s Chief Executive Officer, as payment for services rendered. The value attributable to these shares was $192,500 ($0.15 and $0.17 per share issuances).

k)
On December 1, 2005 the Company issued 550,000 shares of common stock to outside consultants as payment for their services rendered regarding our mineral exploration activities. These shares were issued pursuant to the August 2005 Augmented Compensation Plan and the value attributed to these shares was $93,500 ($0.17 per share).

l)
On January 9, 2006 the Company issued 355,714 shares of restricted common stock to 3West LLC for drilling services in the Clay County District of Alabama. These shares were issued pursuant to a drilling agreement at $0.29 per share for total consideration of $104,173.

m)
On January 11, 2006 the Company issued 3,100,000 shares of common stock to various outside consultants as payment for various services rendered on behalf of the Company. The total issuance was pursuant to the August 2005 Augmented Compensation Plan. The value attributed to these shares was $527,000 ($0.17 per share), which was the market price on the date of the agreements.

n)
On January 24, 2006 the Company issued 181,428 shares of restricted common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.29 per share for total consideration of $53,132.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

i)	Common Stock (Continued)

o)
On January 27, 2006 the Company issued 150,000 shares of restricted common stock to an outside consultant as payment for his services rendered. The value attributed to these shares was $94,500 ($0.63 per share).

p)
On February 2, 2006 the Company issued 135,545 shares of restricted common stock to 3West LLC for drilling services in the Clay County District of Alabama. The shares were issued pursuant to a drilling agreement at $0.29 per share for total consideration of $39,695.

q)
On February 13, 2006 the Company issued 2,389,558 shares of restricted common stock to an outside consultant as payment for services rendered, and a portion for services to be rendered. The value attributed to these shares was $955,823 ($0.40 per share).

r)	On February 20, 2006 15,000,000 shares at the Company’s common stock were returned to treasury for cancellation, as described in Note 8.

s)	On February 20, 2006 5,000,000 shares of the Company’s common stock were returned to treasury for cancellation, as described in Note 7(a).

t)
On March 30, 2006 3,374,998 shares of the Company’s common stock were issued pursuant to a private placement whereby the Company offered 4,208,331 units at $0.30 per unit for cash proceeds of $1,262,500. The proceeds were used to complete the proposed merger with Thorium Power Inc. as described in Note 14. Each unit consists of one share of restricted common stock and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.50 per share and expires twelve months from the closing date of the subscription. The warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of 1 year, volatility of 148%, rate of quarterly dividends 0%, risk free interest rate of 2.86%. The amount allocated to the share purchase warrants was $281,117. The remaining 833,333 shares were issued on April 25, 2006.

u)	On June 29, 2006, the Company issued 252,698 shares of restricted common stock to an outside consultant as payment for services rendered. The value attributable to these shares was $101,079 ($0.40 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

ii)	Common Stock Issued With Registration Rights

On May 4, 2006, the Company completed a private placement with certain investors for an aggregate of 36,659,837 units, consisting of 36,659,837 shares of its restricted common stock and 18,329,919 common stock purchase warrants for $15,580,431. Each unit consists of one share of common stock and one-half of a non-transferable share purchase warrant. Each whole warrant entitles the holder thereof to acquire one additional share of common stock at a price of $0.65 per share and expires twelve months from the closing date of the subscription.

Under the terms of the sale, the investors were granted certain registration rights in which the Company agreed to timely file a registration statement to register the common shares and the shares underlying the warrants, obtain effectiveness of the registration statement by the SEC within 120 days of May 4, 2006, and maintain the effectiveness of this registration statement for a preset time thereafter. In the event the Company fails to timely perform under the registration rights agreement, the Company agrees to pay the investors liquidated damages in an amount equal to 2% of the aggregate amount invested by the investors for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective. The initial registration statement was filed and has not yet been declared effective by the SEC within the allowed time.

The Emerging Issues Task Force ("EITF") is currently reviewing the accounting for securities with liquidated damages clauses as stated in EITF 05-04, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19." There are currently several views as to how to account for this type of transaction and the EITF has not yet reached a consensus. In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in the Company's Own Stock," and EITF 05-04, because of the potential liquidated damages for failure to obtain and maintain an effective registration statement is substantial, the value of the common stock subject to such registration rights should be classified as temporary equity. Additionally, in accordance with EITF 00-19 and the terms of the above warrants, the fair value of the warrants should be recorded as a liability, with an offsetting reduction to shareholders’ equity. The warrant liability is initially measured at fair value using the Black Scholes option pricing model, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

ii) Common Stock Issued With Registration Rights (Continued)

The SEC concluded that under EITF 00-19, common stock and warrants subject to registration rights where significant liquidated damages could be required to be paid to the holder of the instrument in the event the issuer fails to maintain the effectiveness of a registration statement for a preset time period, the common stock subject to such liquidated damages does not meet the tests required for shareholders’ equity classification, and accordingly must be reflected between liabilities and shareholders’ equity in the balance sheet until  the conditions are eliminated. In analyzing instruments under EITF 00-19, the likelihood or probability related to the failure to maintain an effective registration statement is not a factor.

Based on the above interpretation, as of June 30, 2006, the Company classified $12,041,373 for the value of common stock subject to registration rights as temporary equity instead of shareholders’ equity. In addition, the Company measured the initial fair value of the warrants on the closing date at $3,539,058 and classified the fair value of the warrants as warrant liability instead of shareholders’ equity.

An additional 733,196 warrants have been reserved for the subscribers, representing 4% of the warrants originally issued under the private placement. This additional grant represents a warrant penalty in accordance with the placement’s registration rights, as management had determined that they will require an additional time past the specified date of effectiveness of September 4, 2006, in the Registration Rights agreement to complete the registration of the units. The total warrants were valued using the Black Scholes option pricing model using the following assumptions: weighted average expected life of one year, volatility of 153%, rate of quarterly dividends 0%, risk free interest rate of 4.30%.

At the end of each reporting period, the value of the warrants is re-measured based on the fair value of the underlying shares, and changes to the warrant liability and related “gain or loss in fair value of the warrants” is recorded  as a non-cash charge or credit to earnings. The warrant liability will be reclassified to shareholders’ equity when the Company is no longer subject to performance under the registration rights agreement.

At June 30, 2006, the warrant liability was $3,678,278, due to changes in the fair value of the warrants. The fair value of the warrants was estimated using the Black Scholes option-pricing model, with the following assumptions for the year ended June 30, 2006: risk-free interest rate of 4.17% dividend yield of 0%, expected life of 1 year and volatility of 138% were used.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

   ii)     Common Stock Issued With Registration Rights (Continued)

For the year ended June 30, 2006, the non-cash loss on fair value of warrants was $139,220. The loss on fair value of warrants is due principally to the decrease in the market value of the common stock of the Company and a decrease in the volatility factor used in the Black Scholes valuation of the warrants. The non-cash loss on fair value of warrants, recorded as loss on fair value of warrant derivatives, has no effect on the Company’s cash flows or liquidity.

  iii)  Stock Options

On February 14, 2006 the Company approved the 2006 Stock Option Plan (the “Plan”) for directors, employees and consultants of the Company. The Company has reserved up to 20,000,000 shares of common stock of its unissued share capital for the Plan. Other limitations are as follows:

a)	No more than 10,000.000 options can be granted for the purchase of restricted common shares.

b)	No more than 8,000,000 options can be granted to any one person.

c)	No more than 5,000,000 options can be granted to any one person for the purchase of restricted common shares.

On July 17, 2006, the Company amended its stock plan. The Company has now reserved 75,000,000 shares of common stock of its unissued share capital for the Plan. Other limitations are as follows:

a)	No more than 37,500,000 options can be granted for the purchase of restricted common shares.

b)	No more than 8,000,000 options can be granted to any one person.

c)	No more than 5,000,000 options can be granted to any one person for the purchase of restricted common shares.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

    iii) Stock Options (Continued)

At June, 30, 2006, the Company has a stock-based employee and director compensation plan, which is described above.  On January 1, 2006, the Company adopted the fair value recognition provision of Financial Accounting Standards Board (“FASB”) Statement No. 123(R), “Share-Based Payment” (“FAS 123(R)”).  In March 2005, the SEC staff expressed their views with respect to FAS No. 123(R) in Staff Accounting Bulletin No. 107, “Share-Based Payment”, (SAB 107).  SAB 107 provides guidance on valuing options.  The impact of adopting FAS No. 123(R) for the year ended June 30, 2006 was to record a non-cash compensation expense of $726,229.  Prior to January 1, 2006, the Company accounted for share-based payments under the recognition and measurement provisions of APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”).  In accordance with APB 25, no compensation cost was required to be recognized for options granted that had an exercise price equal to the market value of the underlying common stock on the date of grant.  The Company adopted FAS 123(R) using the modified-prospective-transition method.  Under that transition method, compensation cost recognized in future interim and annual reporting periods includes: a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant-date fair value estimated in accordance with the original provisions of FAS 123, and b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of FAS 123(R).

The adoption of FAS 123(R) had no effect on cash flow from operations or cash flow from financing activities for the year ended June 30, 2006. FAS 123(R) requires the cash flows from tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (“excess tax benefits”) to be classified as financing cash flows.  Prior to the adoptions of FAS 123(R), excess tax benefits would have been classified as operating cash inflows.  The Company has not recognized, and do not expect to recognize in the near future, any tax benefit related to stock-based compensation costs as a result of the full valuation allowance on our net operating loss carryforwards.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

iii)	Stock Options (Continued)

The Company recognizes share-based compensation expense for all service-based awards with graded vesting schedules on a straight-line basis over the requisite service period for the entire award.  Initial accruals of compensation expense are based on the estimated number of shares for which requisite service is expected to be rendered.  Estimates are revised if subsequent information indicates that forfeitures will differ from previous estimates, and the cumulative effect on compensation cost of a change in the estimated forfeitures is recognized in the period of the change.

For awards with service conditions and graded vesting that were granted prior to the adoption of FAS 123(R), the Company estimate the requisite service period and the number of shares expected to vest and recognize compensation expense for each tranche on a straight-line basis over the estimated requisite service period.  The Company will continue to recognize compensation expense over the applicable vesting periods for awards granted prior to adoption of FAS No. 123(R), but for all awards granted after December 31, 2005, compensation expense will be recognized over the requisite service period of the award or over a period ending with an employee’s eligible retirement date, if earlier.  Adjustments to compensation expense as a result of revising the estimated requisite service period are recognized prospectively.

Total stock options outstanding at June 30, 2006 were 10,425,000 of which 1,669,445 of these options were vested.

Stock option transactions to the employees, directors, advisory board members and consultants are summarized as follows:

	JUNE 30
	2006	2005
Outstanding at beginning of year	-	-
Granted	10,425,000	-
Exercised	-	-
Expired	-	-
Forfeited	-	-
Outstanding at end of year	10,425,000	-
Options exercisable at end of year	1,669,445	-

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

iii)	Stock Options (Continued)

The above table includes options issued as of June 30, 2006 as follows:

•
A total of 2,350,000 non-qualified 10 year options have been issued to advisory board members at exercise prices of $0.50 to $0.64 a share and a weighted average exercise price and fair value per share of $0.62 and $0.62 respectively;

•
A total of 8,075,000 non-qualified 10 year options have been issued to directors and officers of the Company, at exercise prices of $0.50 to $0.80 per share and a weighted average exercise price and fair value per share of $0.77 and $0.79 respectively. From this total, 7,200,000 options were issued on February 14, 2006, with a remaining contractual life of 9.6 years. All other options issued have a remaining contractual life of 9.9 years.

The following table provides certain information with respect to the above-referenced stock options outstanding and exercisable at June 30, 2006:

Exercise Prices	Stock Options Outstanding and Exercisable	Weighted Average Remaining Contractual Life - Years
$0.50	5,556	9.9
$0.51	13,889	9.9
$0.80	1,650,000	9.6

Total	1,669,445

There have been no modifications of outstanding stock option rewards.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

iii)	Stock Options (Continued)

Assumptions used in the option-pricing model are as follows:

2006

Average risk-free interest rate	4.30% - 4.35%
Average expected life	5 years
Expected volatility	279% - 284%
Expected dividends	0%

During the year ended June 30, 2006, $726,229 was recorded as stock-based compensation expense (non-deductible for tax purposes) to the statement of operations as the result of stock option grants. The Company presently expects all employees to exercise their options and the expected term of the option to be the contractual life of the option.

iv)	Stock-Based Compensation

a)
On February 14, 2006, the Company, pursuant to an employment agreement granted its Chief Executive Officer and director options to purchase 7,200,000 shares at $0.80 per share. The options will vest over a period of 42 months; with 900,000 options vesting immediately and 150,000 options vesting each month thereafter. As at June 30, 2006, stock-based compensation of $647,133 has been recorded, in accordance with SFAS 123R, to the statement of operations as a result of this grant.

b)
On April 24, 2006, the Company issued to its Chief Executive Officer and Director an aggregate of 5,000,000 shares of the Company’s restricted common stock. The shares were valued at $4,150,000 ($0.83 per share) using the closing stock price on the date of the employment agreement. This stock issuance resulted in the Company having a payroll tax liability, see note 6.

c)
On June 13, 2006, the Company entered into a consulting agreement with interim Acting Chief Financial Officer whereby they are committed to issue an aggregate of 75,000 shares of restricted common stock. As at June 30, 2006, this stock has not been issued, but has been accrued for on the balance sheet as common stock reserved for future issuance. The value of the stock was calculated using the closing share price on the date of the agreement, for a total commitment of $35,250 ($0.47 per share). The stock was issued subsequent to the Company’s year end, see Note 9(vi).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

iv)	Stock-Based Compensation (Continued)

On June 13, 2006, this individual was granted options to purchase 350,000 shares at $0.51 per share. The options will vest over a period of 36 months; with 9,722 options vesting each month. As at June 30, 2006, stock-based compensation of $4,562 has been recorded to the statement of operations as a result of this grant.

d)
On June 5, 2006, the Company entered into an employment agreement with its Chief Operating Officer and Director whereby they are committed to issue an aggregate of 75,000 shares of restricted common stock. As at June 30, 2006, this stock has not been issued, but has been accrued for on the balance sheet as common stock reserved for issuance. The value of the stock was calculated using the closing share price on the date of the agreement, for a total commitment of $38,250 ($0.51 per share). The stock was issued subsequent to the Company’s year end, see Note 9(vi).

On June 5, 2006, this individual was granted options to purchase 525,000 shares at $0.47 per share. The options will vest over a period of 36 months; with 87,500 options vesting 6 months from the grant date, and 14,583 options vesting each month thereafter. As at June 30, 2006, stock-based compensation of $7,427 has been recorded to the statement of operations as a result of this grant.

e)
On June 20, 2006, the Company granted an advisory board member options to purchase 150,000 shares at $0.51 per share. The options will vest over a period of 36 months; with 4,167 options vesting each month. As at June 30, 2006, stock-based compensation of $1,997 has been recorded to the statement of operations as a result of this grant.

f)
On June 19, 2006, the Company granted an advisory board member options to purchase 200,000 shares at $0.50 per share. The options will vest over a period of 36 months; with 5,556 options vesting each month. As at June 30, 2006, stock-based compensation of $2,773 has been recorded to the statement of operations as a result of this grant.

g)
On April 25, 2006, the Company granted an advisory board member options to purchase 2,000,000 shares at $0.64 per share. The options will vest over a period of 42 months; with 500,000 options vesting on October 1, 2006 and 41,667 options vesting each month thereafter. As at June 30, 2006, stock-based compensation of $62,337 has been recorded to the statement of operations as a result of this grant.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

v)	Warrants

During the years ended June 30, 2006 and 2005 the board of directors approved the issuance of warrants to purchase an aggregate of 23,272,279 shares of the Company’s common stock. Such warrants are exercisable at prices ranging from $0.30 to $0.65 per share, vest immediately, and expire at various times through May 10, 2007.

During the years ended June 30, 2006, and 2005, there were no warrants exercised to purchase stock of the Company.

A summary of warrant activity for 2006 and 2005 is as follows:

	Number of Warrants	Weighted Average Exercise Price	Warrants Exercisable	Weighted Average Exercise Price
Outstanding, June 30, 2004	-	-	-	-
Granted	20,000,000	$0.05	20,000,000	$0.05
Exercised	-	-	-	-
Expired/Cancelled	-	-	-	-
Outstanding, June 30, 2005	20,000,000	$0.05	20,000,000	$0.05
Granted	23,272,279	$0.60	23,272,279	$0.60
Exercised	-	-	-	-
Expired/Cancelled	(20,000,000)	-	(20,000,000)	-
Outstanding, June 30, 2006	23,272,279	$0.60	23,272,279	$0.60

At June 30, 2006 the range of warrant prices for shares under warrants and the weighted-average remaining contractual life is as follows:

	Warrants Outstanding and Exercisable
Warrants - Exercise Price	Number of Warrants	Weighted Average Remaining Contractual Life - Years
$0.30	2,104,999	0.40
$0.50	2,104,166	0.75
$0.65	19,063,114	0.86

Total	23,272,279

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

9.	SHARE CAPITAL (Continued)

v)	Warrants (Continued)

The investors in the November 23, 2005, March 30, 2006 and May 4, 2006 private placements received detachable warrants for the purchase of 2,104,999, 1,687,499 and 19,063,114 (including the 733,196 penalty warrants - see note 9(ii)) shares of common stock, respectively, which were valued at $127,467, $281,117 and $3,678,278, respectively. For purposes of estimating the intrinsic fair value of each warrant as of dates of the private placements, the Company utilized the Black Scholes option-pricing model. The Company estimated the fair value of the warrants assuming no expected dividends and the following weighted-average assumptions:

2006

Average risk-free interest rate	2.86% - 4.30%
Average expected life	1 year
Expected volatility	142% - 153%
Expected dividends	0%

vi)	Common Stock and Warrants reserved for Future Issuance

Common stock and warrants reserved for future issuance consists of:

	SHARES OF	STOCK
	COMMON	PURCHASE
	STOCK	WARRANTS	AMOUNT
Consulting	3,182,291	-	$1,587,500
Settlement of lawsuit - see Note 13(f)	215,000	107,500	146,445
Employment agreements - see Note 9(iv)(c) and Note 9(iv)(d)	150,000	-	73,500

Total	3,547,291	107,500	$1,807,445

On June 10, 2006, the Company reserved 3,000,000 shares of restricted common stock for issuance to a consultant. These shares were valued at $1,500,000 ($0.50 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

10.	DEFERRED COMPENSATION

On January 11, 2006 the Company issued an aggregate of 3,100,000 common shares to various consultants at $0.17 per share pursuant to various consulting agreements. A portion of these shares were issued on an accelerated basis. Amortization is taken on a monthly basis over the remainder of the terms. As of June 30, 2006, $83,328 has been recorded as deferred stock compensation, see notes 9 (i) (q) and 9(i) (u) for these stock issuances.

11.	RELATED PARTY TRANSACTIONS

The following summarizes all related party transactions of the Company for the years ended June 30, 2006 and 2005, unless specifically disclosed elsewhere.

The Company carried out a number of transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.

a)
During the year ended June 30, 2006, an officer and director of the Company made payments on behalf of the Company in the amount of $51,613. These amounts were advanced without interest and are due on demand. A total of $50,000 was reimbursed to this individual through cash payment and the issuance of common stock.

Pursuant to the consulting agreement, the Company incurred $18,000 in consulting fees to a related party during the year. Of the consulting fees incurred, $6,000 was paid in cash, while the remainder was owing as at June 30, 2006. The total amount payable to this individual as at June 30, 2006 is $13,613.

During the year ended June 30, 2006, a stockholder was issued on aggregate of 2,050,000 common shares of the Company for consulting services rendered. The value of these services totaled $348,500 ($0.17 per share).

b)
During the year ended June 30, 2006, officer and director of the Company was paid $100,000 in cash and issued 1,000,000 restricted common shares of the Company pursuant to the mineral property agreement discussed in Note 7(b).

The Company incurred $28,000 in consulting fees to this individual for the year ended June 30, 2006. Of the consulting fees incurred, $24,000 was in paid in cash, while the remainder was owing as at June 30, 2006.The total amount payable to this individual as at June 30, 2006 is $4,000.

During the year ended June 30, 2006, this individual was issued an aggregate 1,000,000 common shares of the Company for consulting services rendered. The value of these services totalled $170,000 ($0.17 per share).

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

11.	RELATED PARTY TRANSACTIONS (Continued)

c)	During the year ended June 30, 2006, the Company paid or accrued a total of $32,932 in consulting fees to one of its officers, of which $21,572 remains payable as of the year end.

All amounts owing to related parties as at June 30, 2006 are unsecured, non-interest bearing and are payable on demand.

12.	SUPPLEMENTAL DISCLOSURE ON NON-CASH FINANCING AND INVESTING ACTIVITIES

During the year ended June 30, 2006 the Company had the following non-cash financing and investing activities:

a)
The Company issued 6,000,000 common shares to two individuals for mineral property acquisition costs with value of $1,610,000 as described in Notes 7(a), 7(b) and 7(c). On February 20, 2006, 5,000,000 of these shares were purchased and returned to the Company’s treasury for cancellation.

b)	The Company issued 250,000 shares to settle a liability of $37,500,see Note 9(i)(g).

  13.    COMMITMENTS

a)	On February 1, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

b)	On January 24, 2006 the Company entered into an employment contract with an individual whereby the Company is obligated to pay $600 per week for a period of one year.

c)
The Company has employment agreements with its executive officers, the terms of which expire at various times through February 28, 2011. Such agreements, which have been revised from time to time, provide for minimum salary levels as well as for incentive bonuses that are payable if specified management goals are attained.

d)
The Company’s Certificate of Incorporation provides that the Company indemnify its officers and directors for certain events or occurrences that happen by reason of the fact that the officer or director is, was, or has agreed to serve as an officer or director of the Company. The Company has a Director and Officer insurance policy that limits its exposure and enables the Company to recover a portion of any future amounts paid.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

  13.   COMMITMENTS (Continued)

e)	The Company has a contractual obligation to lease office space until April 30, 2007 on a monthly basis. Payment of $1,800 per month is required.

f)    On March 31, 2006, the Company, Thorium Power and their respective officers were served, through their counsel, with a verified complaint by Raj Pamnani. Mr. Pamnani alleges that the Company and Thorium Power and their respective officers breached an oral consulting agreement he alleges was entered into between Mr. Pamnani and the Company and demands a combination of shares of unrestricted common stock of Novastar and payment of monetary damages in the amount of $10 million plus an additional $5 million in punitive damages. The action was filed in the Supreme Court of the State of New York, County of New York, and the Company filed a Motion to Dismiss the complaint on May 23, 2006. On August 8, 2006, the parties entered into a Settlement Agreement whereby Mr. Pamnani irrevocably and forever waived and released any and all claims against the Company, Thorium Power and the other defendants named in the complaint, through the date of execution of the Settlement Agreement, in return for the issuance of 215,000 shares of common stock of the Company, as well as warrants to purchase 107,500 shares of the Company's common stock at a price of $0.48 per share, see Note 9(vi). The total expense, recorded in 2006 in legal settlement expense was $146,445.

14.	DEFINITIVE MERGER AGREEMENT

On February 14, 2006 the Company entered into a Definitive Merger Agreement (“Agreement and Plan of Merger”) for a business combination with Thorium Power Inc. (“Thorium Power”). Under the Agreement and Plan of Merger, each common share of Thorium Power will be converted into securities of the Company pursuant to a conversion ratio formula. The combined company will operate under the name of Thorium Power Ltd. The merger transaction is subject to certain conditions precedent, including an increase in the Company’s authorized share capital and the declaration of the effectiveness of a registration statement by the Securities and Exchange Commission. Other conditions precedent include that since January 1, 2006 the Company shall have raised at least $2,750,000 in an equity financing transaction (raised as of June 30, 2006), and shall have invested at least $1,350,000 in Thorium Power common stock at a price per share of $4 (invested as of June 30, 2006), see Note 5.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

14.	DEFINITIVE MERGER AGREEMENT (Continued)

Subsequent to the year ended June 30, 2006, a majority of the shareholders of Thorium Power Inc. voted in favor of the business combination. The total common shares of the Company to be issued at the merger date to the Thorium Power stockholders will be 135,638,023.

15.	INCOME TAXES

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Realization of the deferred income tax asset is dependent on generating sufficient taxable income in future years. Although realization is not assured, management believes it is more likely than not that all of the deferred income tax asset will not be realized. The Company currently has substantial net operating loss carryforwards. The Company has taken a 100% valuation allowance against all of its deferred tax assets. For the year ended June 30, 2006, the valuation allowance, based on the federal statutory tax rate of 35% (2005 - 35%), increased approximately $1,582,000 (2005 - $900,000).

As of June 30, 2006, the Company has an available federal net operating loss carryforward to offset future taxable income, if any, of approximately $17,500,000 (2005 - $4,000,000). The federal net operating loss carryforwards expire during the years 2020 through 2026. The utilization of the Company’s net operating loss will be subject to a substantial limitation due to the “Change of Ownership Provisions” under Section 382 of the Internal Revenue Code. Such limitation will most likely result in the expiration of most of the net operating loss carryforward before its utilization.

A reconciliation between the amount of income tax benefit, determined by applying the applicable U.S. statutory income tax rate of 35%, to the pre-tax book loss is as follows:

	Year ended June 30
	2006	2005
Federal statutory rate	$(4,670,587)	$(942,031)

Nondeductible stock - based compensation	2,854,180	0

Impairment loss on mineral acquisition assets	234,690	0

Change in valuation allowance	1,581,717	942,031

Total	$0	$0

16.	SUBSEQUENT EVENTS

The following summarizes all of the Company’s subsequent events, unless specifically disclosed elsewhere.

a)
On July 7, 2006, the Company’s board of directors approved a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 500,000,000 shares and to amend the total shares authorized to be issued under the 2006 stock option plan from 20 million shares to 75 million shares. This amendment and other proposals will be voted on by the stockholders on October 5, 2006.

NOVASTAR RESOURCES LTD.
(An Exploration Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2006 AND 2005

16.	SUBSEQUENT EVENTS (Continued)

b)
On July 3, 2006, the Company granted a total of 4,000,000 stock options to its international advisory board members. The stock options will be exercisable at $0.445 per share and will expire five years after the date of grant.

c)
On July 27, 2006, the Company granted 3,750,000 stock options to two executives pursuant to employment agreements entered into subsequently. The options will be exercisable at $0.49 per share and will expire ten years after the date of grant. The Company also issued 1,500,000 shares to one of these employees pursuant to their employment agreement.

d)	On July 15, 2006, the Company granted 600,000 stock options to an employee pursuant to an employment agreement.

e)
On August 8, 2006, the Company amended the Agreement and Plan of Merger with Thorium Power Inc. by changing the share exchange ratio with the Thorium Power stockholders. Pursuant to the merger the Thorium Power stockholders will have the right to receive 25.628 shares of the Company's stock for 1 share of Thorium Power stock.

f)
On July 1, 2006, the Company entered into a consulting agreement for financial advisory services, for a 1 year period. As compensation for the services to be provided, the Company issued 850,000 shares of the Company’s common stock, pursuant to Company’s Amended and Restated Stock Plan. The shares shall vest in equal monthly installments from the date of the agreement.

g)
On July 18, 2006, the Company entered into consulting agreements with two individuals for financial advisory services to be provided for a 1 year period. As compensation for the services to be provided, the Company issued a total of 285,000 shares of the Company’s restricted common stock.

Thorium Power, Inc.
(A Development Stage Enterprise)

FINANCIAL STATEMENTS
(Unaudited)

June 30, 2006
________

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
June 30, 2006 (Unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$528,213
Prepaid expenses and other current assets	990
Due from Novastar Resources, Ltd.	264,741
Total Current Assets	793,944

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	40,777
Accumulated depreciation	(19,243)
Total Property, Plant and Equipment	21,534

OTHER ASSETS
Patent costs - net of accumulated amortization of $202,358	209,311
Security deposits	7,567
Total Other Assets	216,878

TOTAL ASSETS	$1,032,356

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	468,081
Note payable	17,500
Current portion of long-term debt	3,913
Other current liabilities	5,882
Total Current Liabilities	495,376

LONG-TERM LIABILITIES
Note payable	12,657

Total Liabilities	508,033

STOCKHOLDERS' EQUITY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,852,519 shares	192,626
Common stock and warrants - Additional paid-in capital	16,713,707
Deficit accumulated during the development stage	(16,382,010)
Total Stockholders' Equity	524,323

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,032,356

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statement Of Operations (Unaudited)

	For the six months ended June 30,		Cumulative from January 8, 1992 (Inception) through June 30,
	2006	2005	2006
Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	10,000	30,000	3,902,158
Salaries	147,400	114,150	3,652,414
Professional fees	306,822	56,435	2,369,947
Allocated expenses - Novastar Resources Ltd	(264,741)	-	(264,741)
Other selling, general and administrative expenses	157,314	70,211	4,593,494
Total operating expenses	356,795	270,796	14,253,272
Loss from operations	356,795	270,796	13,628,287

Other (income) expenses
Interest (income) expense - net	1,253	-	(106,889)
Other (income) expense	(200)	-	(359)
Foreign Currency Translation	4,500	-	4,500
Stock based compensation	-	-	2,229,871
Settlement costs	-	-	76,600
Contributions	550,000	-	550,000
Net Loss	$912,348	270,796	$16,382,010

Basic and diluted net loss per share	0.25	0.08	-
Number of shares used to compute per share data	3,691,805	3,297,027	-

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity (Unaudited)

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	161,048	13,328,360	(13,734,483)	(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	87	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,675)	(974,675)

Balance - January 1, 2005	3,286,211	164,310	13,941,102	(14,709,158)	(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity (Unaudited)

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 2006	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)
Issuance of common stock and warrants for cash	488,510	24,426	2,165,248		2,189,674
Loan conversion into stock	1,025	51	4,049		4,100
Issuance of options to non-employees for services	-	-	-	-	0
Net (loss) for the six months ended June 30, 2006	-	-	-	(912,348)	(912,348)

Balance Forward - June 30, 2006	3,852,519	$192,626	$16,713,707	$(16,382,010)	$524,323

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows (Unaudited)

	For the six months ended June 30,		Cumulative from January 8, 1992 (Inception) through June 30,
	2006	2005	2006
Cash flows from operating activities:
Net (loss)	$(912,348)	(270,796)	(16,382,010)
Adjustments to reconcile net (loss) to net cash provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	12,926	13,017	284,251
(Gain) loss on disposition of fixed assets	-	-	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Due from Novastar Resources, Ltd.	(264,741)	-	(264,741)
Stock based compensation	-	-	2,229,871
(Increase) decrease in prepaid and other expenses	5,290	3,711	(990)
Increase (decrease) in accrued expenses	(464,814)	141,764	473,964

Net cash used by operating activities	(1,623,687)	(112,304)	(13,409,550)

Cash flows from investing activities:
Patent costs	(6,664)	(2,311)	(411,669)
Security deposits	-	32	(7,567)
Purchase of equipment	(4,682)	(22,217)	(278,866)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of fixed assets	-		13,583

Net cash used by investing activities	(11,346)	(24,496)	(684,519)

Cash flows from financing activities:
Proceeds from issuance of stock	2,193,774	72,992	14,485,012
Proceeds from loans - related parties	-	42,590	388,790
Repayment of loans - related parties	(28,430)	-	(268,090)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-		(42,663)
Net changes in current portion of long-term debt		2,625
Proceeds from issuance of long-term debt	61	18,953	21,995
Principal repayments of long-term debt	(2,444)	-	(5,425)

Net cash provided by financing activities	2,162,961	137,160	14,622,282

Net increase in cash and cash equivalents	527,928	360	528,213

Cash and cash equivalents - beginning	285	462	-

Cash and cash equivalents - end	$528,213	822	528,213

Supplemental disclosures
Cash paid - interest	$1,253	2,621	6,063
Cash paid - taxes	-	-	-
Non-Cash Transactions:
Conversion of debt to equity	4,100	38,100	103,200

The accompanying notes are an integral part of these financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992 (“Inception”), changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

Once the fuels are further developed and tested, Thorium Power plans to license its intellectual property rights to fuel fabricators, nuclear generators, and governments for use in commercial light water nuclear reactors, or sell the technology to a major nuclear company or government contractor or some combination of the two.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a.
Revenue Recognition - All of the Company’s revenue to date had been derived from licensing fees from nuclear industry commercial partners.

Once the Company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the Company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million, cumulative from inception to June 30, 2006. These amounts were not paid to us but paid directly from the US government to third party research and development companies that work on our project, as well as other projects.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $8,564 and $8,522 for the six month periods ended June 30, 2006 and 2005 and $202,358 for the cumulative period from January 8, 1992 (Inception) to June 30, 2006.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies (continued)

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (SFAS-123R). This statement replaces SFAS-123, Accounting for Stock-Based Compensation, supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS-95, Statement of Cash Flows. SFAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of SFAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

SFAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt SFAS-123R in 2004. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which SFAS-123 was effective or (b) to prior interim periods of the year in which SFAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under SFAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of SFAS-123R, and (b) awards granted prior to the date of adoption of SFAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies (continued)

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our Company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, “Accounting Changes and Error Corrections” (SFAS No. 154) which replaces APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements - an Amendment of APB Opinion No. 28”. SFAS No. 154 provides guidance on the methods issuers should use to account for and reporting accounting changes and error corrections. Specifically, this statement requires that issuers retrospectively apply any voluntary change in accounting principles to prior period financial statements, if it is practicable to do so. This principle replaces APB No. 20, which required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the change to the new accounting principle on prior periods in the net income reported by the issuer in the period in which it instituted the change. SFAS No. 154 also redefines the term “restatement” to mean the correction of an error by revising previously issued financial statements. Unless adopted early, SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have an impact on its financial position or result of operations.

The Company is currently evaluating the effect of other new accounting pronouncements on its future statements of financial position and results of operations.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s current products will become ready for market and revenue generating sometime between 2008 and 2009. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $10,000 and $30,000 for the six months ended June 30, 2006 and 2005, respectively and $3,902,158 from January 8, 1992 (Inception) to June 30, 2006

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at June 30, 2006:

	Original	Accumulated	Net Book
	Cost	Depreciation	Value
Furniture, computer and office equipment	$18,560	$12,383	$6,177
Automobile	22,217	6,860	15,357
	$40,777	$19,243	$21,534

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993 to June 30, 2006:

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
1/1/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

1/1/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

1/1/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

1/1/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

1/1/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

1/1/2003								12/31/2003

$1 per share	917,000	-	-	-	(100,000)	-	1,200,000	2,017,000
$5 per share	640,000	-	40,000	-	-	-	(600,000)	80,000
$10 per share	1,055,000	-	20,000	1,590	(1,300)	(62,795)	(600,000)	412,495
								2,509,495

1/1/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/2005								12/31/2005 & 6/30/2006

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2005.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the Company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at June 30, 2006:

June 30, 2006	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95
	2,984,800		$2.83

Of the total number of stock options and warrants outstanding at June 30, 2006, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at June 30, 2006 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets, at a 40% combined Federal and State effective tax rate, as of June 30, 2006 are as follows:

Assets
Approximate net operating loss	$6,552,804
Less: valuation allowance	(6,552,804)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed back to the plan’s participants.

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At June 30, 2006, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006. A total of $550,000 has been paid as of June 30, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 (paid $10,000) toward those research and development activities. The work to be performed under this amendment is to be completed sometime in 2006.

Lease Commitments

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars

                        Year ending December 31, 2006     24,000

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998. At June 30, 2006, $17,500 was due to related parties.

The Company charged Novastar Resources for certain shared expenses. These expenses consisted of legal fees that were incurred by on behalf of Novastar, in connection with the upcoming merger. The Company believes that its allocation method for these expenses is reasonable. Amounts charged by the Company have directly decreased the Company’s general and administrative expenses by $264,741 for the six month period ended June 30, 2006. This amount remains payable as at June 30, 2006, and accordingly is shown as a current asset under the caption “Due from Novastar Resources Ltd.”.

12.	Capital Stock Transactions

For the six month period ended June 30, 2006, we sold 327,035 shares of our common stock in a private placement to 27 accredited investors and received proceeds from the sale of these shares totalling $1,539,674. We also sold 162,500 shares of our common stock to Novastar Resources Ltd ($4 per share) for total proceeds of $650,000. This stock sale was made in accordance with the merger agreement (see note 1).

THORIUM POWER, INC.

(A Development Stage Enterprise)

FINANCIAL STATEMENTS

December 31, 2005

________

Child, Van Wagoner & Bradshaw, PLLC
A PROFESSIONAL LIMITED LIABILITY COMPANY OF CERTIFIED PUBLIC ACCOUNTANTS
1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037PHONE: (801) 927-1337 FAX: (801) 927-1344
5296 S. Commerce Dr., Suite 300, Salt Lake City, UT 84107PHONE: (801) 281-4700 FAX: (801) 281-4701

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Thorium Power, Inc.
Washington, DC

We have audited the accompanying balance sheets of Thorium Power, Inc.(a development stage enterprise) as of December 31, 2005 and 2004, and the related statements of operations, statement of changes in stockholders’ equity, and cash flows for the years then ended and for the period from January 1, 2002 to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements from January 8, 1992 (date of inception), to December 31, 2001. Those statements were audited by other auditors, whose report dated March 29, 2002, gave an unqualified opinion thereon.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Thorium Power, Inc. (a development stage enterprise) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years then ended and for the period from January 1, 2002 to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
April 5, 2006

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$283	$462
Prepaid expenses and other current assets:
Prepayment of premium for directors & officers liability insurance	3,881	3,881
Prepayment of premium for life insurance	911	911
Other prepaid expenses and current assets	1,488	2,014

Total Current Assets	6,563	7,268

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	36,096	31,235
Accumulated depreciation	(14,881)	(22,156)

Total Property, Plant and Equipment	21,215	9,079

OTHER ASSETS
Patent costs - net of accumulated amortization of $193,794 and $176,524 respectively	211,211	223,959
Security deposits	7,567	7,412

Total Other Assets	218,778	231,371

TOTAL ASSETS	$246,556	$247,718

Thorium Power, Inc.
(A Development Stage Enterprise)
Balance Sheet
December 31, 2005 and December 31, 2004

	2005	2004
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES
Current portion of long-term debt	4,135	-
Accrued expenses and accounts payable:
Accrued salaries	387,500	205,000
Accrued legal fees	207,276	238,405
Other accrued expenses and accounts payable	338,090	346,560
Note payable	45,930	55,600
Other current liabilities	5,910	5,899

Total Current Liabilities	988,841	851,464

LONG-TERM LIABILITIES
Note payable	14,818

Total Liabilities	1,003,659	851,464

STOCKHOLDERS' DEFICIENCY
Common Stock-$.05 par value-authorized 20,000,000 shares; issued and outstanding 3,362,984 shares and 3,286,211 shares, respectively	168,149	164,311
Common stock and warrants - Additional paid-in capital	14,544,410	13,941,101
Deficit accumulated during the development stage	(15,469,662)	(14,709,158)

Total Stockholders' Deficiency	(757,103)	(603,746)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$246,556	$247,718

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Operations

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through December 31
	2005	2004	2005

Revenue
License revenue	$-	-	$624,985

Total Revenue	-	-	624,985

Costs and expenses
Research and development	17,500	-	3,892,158
Salaries	257,383	231,271	3,505,014
Professional fees	14,527	32,257	2,063,125
Stock based compensation	303,055	351,253	2,229,871
Other selling, general and administrative expenses	168,093	359,998	4,436,180

Total operating expenses	760,558	974,779	16,126,348
Loss from operations	760,558	974,779	15,501,363

Other (income) expenses
Interest income	-	0	(108,142)
Other income	(54)	(105)	(159)
Settlement costs	-	0	76,600

Net Loss	$760,504	974,674	$15,469,662

Basic and diluted net loss per share	0.23	0.30
Number of shares used to compute per share data	3,314,862	3,249,421

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	(Deficit)	Equity
Inception - January 8, 1992
Authorized 2,500,000 shares - $.05 par value	-	$-	$-	$-	$-
Issuance of common stock for technology and service	1,200,000	60,000	-	-	60,000
Net (loss) for the period ended	-	-	-	(60,000)	(60,000)

Balance - January 1, 1993	1,200,000	60,000	-	(60,000)	-
Issuance of common stock and warrants for cash	258,500	12,925	535,030	-	547,955
Issuance of stock in exchange for services	47,000	2,350	20,000	-	22,350
Exercise of stock options and warrants	10,000	500	99,500		100,000
Net (loss) for the year ended December 31, 1993	-	-	-	(81,526)	(81,526)

Balance - January 1, 1994	1,515,500	75,775	654,530	(141,526)	588,779
Authorized 10,000,000 shares - $.05 par value
Issuance of common stock and warrants for cash	26,200	1,310	260,690	-	262,000
Issuance of stock in exchange for services	10,000	500	9,500	-	10,000
Issuance of options to non-employees for services	-	-	15,400	-	15,400
Net (loss) for the year ended December 31, 1994	-	-	-	(639,861)	(639,861)

Balance - January 1, 1995	1,551,700	77,585	940,120	(781,387)	236,318
Issuance of common stock and warrants for cash	41,500	2,075	412,925	-	415,000
Issuance of stock in exchange for services	7,800	390	7,410	-	7,800
Exercise of stock options and warrants	10,000	500	9,500	-	10,000
Net (loss) for the year ended December 31, 1995	-	-	-	(1,088,082)	(1,088,082)

Balance - January 1, 1996	1,611,000	80,550	1,369,955	(1,869,469)	(418,964)
Issuance of common stock for cash	30,300	1,515	301,485	-	303,000
Issuance of common stock for services	8,000	400	7,600	-	8,000
Exercise of stock options and warrants	34,000	1,700	32,300	-	34,000
Issuance of options to non-employees for services	-	-	7,950	-	7,950
Net (loss) for the year ended December 31, 1996	-	-	-	(763,179)	(763,179)

Balance Forward	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 1997	1,683,300	$84,165	$1,719,290	$(2,632,648)	$(829,193)
Issuance of common stock and warrants for cash	56,700	2,835	564,165	-	567,000
Exercise of stock options and warrants	51,000	2,550	79,450	-	82,000
Issuance of options to non-employees for services	-	-	15,960	-	15,960
Net (loss) for the year ended December 31, 1997	-	-	-	(598,718)	(598,718)

Balance - January 1, 1998	1,791,000	89,550	2,378,865	(3,231,366)	(762,951)
Issuance of common stock and warrants for cash	66,536	3,327	662,033	-	665,360
Exercise of stock options and warrants	280,000	14,000	456,000	-	470,000
Issuance of options to non-employees for services			1,325		1,325
Net (loss) for the year ended December 31, 1998	-	-	-	(792,185)	(792,185)

Balance - January 1, 1999	2,137,536	106,877	3,498,223	(4,023,551)	(418,451)
Issuance of common stock for cash	35,675	1,784	354,966	-	356,750
Exercise of stock options and warrants	35,250	1,762	180,738	-	182,500
Net (loss) for the year ended December 31, 1999	-	-	-	(822,803)	(822,803)

Balance - January 1, 2000	2,208,461	110,423	4,033,927	(4,846,354)	(702,004)
Issuance of common stock for cash	284,600	14,230	2,831,770	-	2,846,000
Issuance of common stock for services	102,000	5,100	449,900	-	455,000
Net (loss) for the year ended December 31, 2000	-	-	-	(1,487,354)	(1,487,354)

Balance - January 1, 2001	2,595,061	129,753	7,315,597	(6,333,708)	1,111,642
Issuance of common stock and warrants for cash	350,000	17,500	3,468,031	-	3,485,531
Issuance of common stock for settlement	10,000	500	36,100	-	36,600
Exercise of stock options and warrants	28,600	1,430	139,570	-	141,000
Modification of options	-	-	28,500	-	28,500
Net (loss) for the year ended December 31, 2001	-	-	-	(2,606,466)	(2,606,466)

Balance Forward	2,983,661	$149,183	$10,987,798	$(8,940,174)	$2,196,807

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Changes in Stockholders’ Equity

	Common Stock		Additional	Accumulated	Stockholders’
	Shares	Amount	Paid-in Capital	(Deficit)	Equity

Balance - January 1, 2002	2,983,661	149,183	10,987,798	(8,940,174)	2,196,807
Issuance of common stock and warrants for cash	5,000	250	49,750	-	50,000
Exercise of stock options and warrants	5,000	250	22,750	-	23,000
Issuance of common stock not previously recognized	1,000	50	(50)	-	-
Net (loss) for the year ended December 31, 2002	-	-	-	(2,224,775)	(2,224,775)

Balance - January 1, 2003	2,994,661	149,733	11,060,248	(11,164,949)	45,032
Issuance of common stock and warrants for cash	115,000	5,750	604,250		610,000
Exercise of stock options and warrants	106,300	5,315	157,685		163,000
Modifications of options and warrants	-	-	1,506,427		1,506,427
Issuance of common stock not previously recognized	5,000	250	(250)		-
Net (loss) for the year ended December 31, 2003	-	-	-	(2,569,534)	(2,569,534)

Balance - January 1, 2004	3,220,961	$161,048	$13,328,360	$(13,734,483)	$(245,075)
Issuance of common stock and warrants for cash	63,500	3,175	254,576		257,751
Loan conversion into stock	1,750	88	6,913		7,000
Issuance of options to non-employees for services	-	-	351,253	-	351,253
Net (loss) for the year ended December 31, 2004	-	-	-	(974,674)	(974,674)

Balance - January 1, 2005	3,286,211	$164,311	$13,941,101	$(14,709,158)	$(603,746)
Issuance of common stock and warrants for cash	65,998	3,300	257,692		260,992
Loan conversion into stock	10,775	539	42,561		43,100
Issuance of options to non-employees for services	-	-	303,055	-	303,055
Net (loss) for the year ended December 31, 2005	-	-	-	(760,504)	(760,504)

Balance Forward	3,362,984	$168,149	$14,544,410	$(15,469,662)	$(757,103)

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through December 31
	2005	2004	2005

Cash flows from operating activities:
Net loss	$(760,504)	$(974,674)	$(15,469,662)
Adjustments to reconcile net (loss) to net cash
provided by (used by) operating activities:
Write-off of foreign patent, including amortization	-	-	75,000
Depreciation and amortization	22,704	40,700	271,325
(Gain) loss on disposition of fixed assets	3,710	80,227	86,855
Issuance of stock in exchange for technology and services	-	-	88,250
Stock based compensation	303,055	351,253	2,229,870
(Increase) decrease in prepaid and other expenses	525	38,651	(6,280)
Increase (decrease) in accrued and other expenses	142,913	198,279	938,777

Net cash used by operating activities	(287,597)	(265,564)	(11,785,865)

Cash flows from investing activities:
Patent costs	(4,523)	(40,238)	(405,005)
Security deposits	(154)	(1,520)	(7,567)
Purchase of equipment	(22,217)	-	(274,184)
Loans granted - related parties	-	-	(160,365)
Repayment of loans - related parties	-	-	160,365
Proceeds from sale of property and equipment	937	12,596	13,583

Net cash used by investing activities	(25,957)	(29,162)	(673,173)

Cash flows from financing activities:
Proceeds from issuance of stock	260,992	257,750	12,295,338
Proceeds from loans - related parties	85,227	26,750	384,690
Repayment of loans - related parties	(51,796)	(15,550)	(239,659)
Proceeds from loan from payroll service	-	-	42,663
Repayment of loan from payroll service	-	-	(42,663)
Net changes in current portion of long-term debt	4,135	-	4,135
Proceeds from issuance of long-term debt	18,082	-	18,082
Principal repayments of long-term debt	(3,265)	-	(3,265)

Net cash provided by financing activities	313,375	268,950	12,459,321

Net increase (decrease) in cash and cash equivalents	(179)	(25,776)	283

Thorium Power, Inc.
(A Development Stage Enterprise)
Statements of Cash Flows

			Cumulative
			From
			January 8, 1992
	For the years ended December 31		Through DEcember 31
	2005	2004	2005

Cash and cash equivalents - beginning	462	26,238	-

Cash and cash equivalents - end	$283	$462	$283

Supplemental disclosures
Cash paid - interest	$2,621	$-	$4,810

Non-Cash Transactions:
Conversion of debt to equity	43,100	7,000	99,100

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

1.	The Company and Business Operations

Radkowsky Thorium Power Corp., incorporated in the state of Delaware on January 8, 1992, changed its name to Thorium Power, Inc. in Apri1 2001. Thorium Power, Inc. (the “Company”) is engaged in the development, promotion and marketing of its three patented nuclear fuel designs: (1) Thorium/weapons-grade plutonium disposing fuel, (2) Thorium/reactor-grade plutonium disposing fuel, and (3) Thorium/uranium nuclear fuel. These fuels are designed to be used in existing light water reactors. Presently, the Company is focusing most of its efforts on demonstrating and testing its thorium/weapons-grade plutonium disposing fuel for the Russian VVER-1000 reactors.

The Company’s future customers may include nuclear fuel fabricators and/or nuclear power plants, and/or U.S. or foreign governments.

Substantially all of the Company’s present research activities are in Russia. The Company’s research operations are subject to various political, economic, and other risks and uncertainties inherent in the country of Russia.

The Company’s nuclear fuel process is dependent on the ability of suppliers of the mineral Thorium, to provide it to the Company’s future customers on a timely basis and also on favorable pricing terms. The loss of certain principal suppliers of Thorium or a significant reduction in Thorium availability from principal suppliers could have a material adverse effect on the future operations of the Company being able to license its patent.

The Company participates in a highly regulated industry that is characterized by governmental regulation. The Company’s results of operations are affected by a wide variety of factors including general economic conditions, decreases in the use or public favor of nuclear power, the ability of its technology, the ability to safeguard the production of nuclear power and safeguarding its patents and intellectual property from competitors. Due to these factors, the Company may experience substantial period-to-period fluctuations in future operating results.

The Company in the future may be designated as a potentially responsible party (PRP) by federal and state agencies with respect to certain sites with which the Company may have direct or indirect future involvement. Such designations can be made regardless of the extent of the Company’s involvement.

Operations to date have been devoted primarily to filing for patents, developing strategic relationships within the industry, securing political and financial support from the United States and Russian governments, continued development of the fuel designs and administrative functions. The Company, therefore, prepares its financial statements as a Development Stage Enterprise.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

2.	Summary of Significant Accounting policies

A summary of significant accounting policies follows:

a. Revenue Recognition -

All of the Company’s prior revenue had been derived from licensing fees from nuclear industry commercial partners.

Once the company’s technology has advanced to the level when it is funded by the US Government on an ongoing basis as part of the plutonium disposition program, the company will seek to license its technology to major government contractors or nuclear companies, working for the US and other governments. We expect that our revenue from license fees will be recognized on a straight-line basis over the expected period of the related license term.

The Company may receive employment and research grants from various U.S. governmental agencies, and these grants will be recognized in earnings in the period in which the related expenditures are incurred. Capital grants for the acquisition of equipment will be recorded as reductions of the related equipment cost and reduce future depreciation expense.

Total subsidies and grants from the US government totaled $5.45 million cumulative from inception to December 31, 2005. These amounts were paid directly from the US government to third party research and development companies and were not recognized in income because of the direct payment from the US Government to third party researchers on the Thorium project.

b.
Patent Costs - Patent costs represent legal fees and filing costs capitalized and amortized over their estimated useful lives of 20 years. Amortization expense for Patents was $17,270 and $17,044 for the years ended December 31, 2005 and 2004 and $193,794 for the cumulative period from Inception to December 31, 2005.

c.	Cash Equivalents - Cash equivalents consist of cash and cash investments with maturities of three months or less at the time of purchase.

d.
Start-Up Costs - The Company, in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities”, expenses all start-up and organizational costs as they are incurred.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

e.
Property, Plant and Equipment - Property, Plant and Equipment is comprised of leasehold improvements, an automobile, and office equipment and is stated at cost less accumulated depreciation. Depreciation of furniture, computer and office equipment is computed over the estimated useful life of the asset, generally five and seven years respectively, utilizing the double declining balance methodology. Depreciation for the leasehold improvements is computed using the straight-line method over the 5 year term of the lease. Upon disposition of assets, the related cost and accumulated depreciation are eliminated and any gain or loss is included in the statement of income. Expenditures for major improvements are capitalized. Maintenance and repairs are expensed as incurred.

f.
Long-Lived Assets - Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets might not be recoverable. Conditions that would necessitate an impairment assessment include a significant decline in the observable market value of an asset, a significant change in the extent or manner in which an asset is used, or any other significant adverse change that would indicate that the carrying amount of an asset or group of assets is not recoverable.

For long-lived assets used in operations, impairment losses are only recorded if the asset’s carrying amount is not recoverable through its undiscounted, probability-weighted cash flows. We measure the impairment loss based on the difference between the carrying amount and estimated fair value.

g.
Estimates and Assumptions - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to contingencies, and the valuation of stock options, stock warrants and stock issued for services. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

h.
Stock-based Compensation - Employees. When stock based compensation is issued to employees and directors, in connection with their services as directors, the revised Statement of Financial Accounting Standards No. 123 ‘Accounting for Stock Based Compensation’ (“SFAS 123(R)”) requires companies to record compensation cost for stock based employee compensation plans at fair value. From inception through 2003, the Company accounted for stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, ‘Accounting for Stock Issued to Employees’ (“APB No. 25”). APB No. 25 requires no recognition of compensation expense for the stock based compensation arrangements provided by the Company where the exercise price is equal to the market price at the date of the grants.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Non-Employees - When stock based compensation is issued to non-employees, the Company records these transactions at the fair market value of the equity instruments issued or the goods or services received whichever is more reliably measurable.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment, (FAS-123R). This statement replaces FAS-123, Accounting for Stock-Based Compensation , supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees , and amends FAS-95, Statement of Cash Flows . FAS-123R requires companies to apply a fair-value-based measurement method in accounting for shared-based payment transactions with employees and to record compensation cost for all stock awards granted after the required effective date and for awards modified, repurchased, or cancelled after that date. The scope of FAS-123R encompasses a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

FAS-123R is effective for our Company January 1, 2006, however the Company has decided to adopt FAS-123R in 2004 as reflected in its financial position at December 31, 2005 and 2004 for its results of operations for the years then ended. Companies are permitted to apply the modified retrospective method either (a) to all prior periods presented for which FAS-123 was effective or (b) to prior interim periods of the year in which FAS-123R is adopted. Under the modified retrospective method, the recognition of compensation cost under FAS-123R is generally the same as the accounting under the modified prospective method discussed previously for (a) awards granted, modified, or settled subsequent to the adoption of FAS-123R, and (b) awards granted prior to the date of adoption of FAS-123R for which the requisite service period has not been completed (i.e., unvested awards). There were no restatements or transition adjustments recorded.

i.
Income Taxes - Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

j.
Earnings per Share - Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

k.
New Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29”. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005, with earlier application permitted. The adoption of SFAS 153 is not expected to have a material impact on our results of operations or financial position.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 is an interpretation of SFAS No. 143, “Asset Retirement Obligations,” which was issued in June 2001. FIN 47 was issued to address diverse accounting practices that have developed with regard to the timing of liability recognition for legal obligations associated with the retirement of a tangible long-lived asset in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. According to FIN 47, uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than December 31, 2005 for our company. The Company is currently evaluating the impact of the adoption of FIN 47 on its financial statements.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

3.	Status of the Company

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has sustained operating losses while not generating steady revenues. However, the Company’s business plan anticipates the Company’s products will become ready for market and revenue generating sometime between 2010 and 2012. Therefore, the Company makes use of issuances of stock to provide funds for operations.

Until such time as the Company’s products become ready for market and revenue generating, the Company’s ability to operate is dependent upon receiving additional corporate funding in the form of issuances of stock, new debt, or government funding.

The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to meet its current obligations and, therefore, be unable to continue as a going concern.

4.	Research and Development Costs

Research and development costs amounted to $17,500 and nil for the years ended December 31, 2005 and 2004 respectively and $3,892,158 cumulative from inception date through December 31, 2005.

5.	Property Plant and Equipment

The following represents the detail of Thorium Power’s property, plant and equipment at December 31, 2005 and 2004:

	Original	Accumulated	Net Book
December 31, 2005	Costs	Depreciation	Value

Furniture, computer and office equipment	13,879	11,821	2,058
Automobile	22,217	3,060	19,157
	$36,096	$14,881	$21,215

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Original Costs	Accumulated Depreciation	Net Book Value

Furniture, computer and office equipment	31,235	22,156	9,079
	$31,235	$22,156	$9,079

6.	Stock Options and Warrants

The Company maintains no formal plan for stock options and warrants. Options are issued to employees, directors and others for services provided to the Company. Warrants are issued in connection with sales of stock. Since the Company’s stock is not publicly traded, there is insufficient historical information about the past volatility of the Company’s stock, and there are no similar public entities for which stock information is available. We have estimated the expected volatility of the Company’s stock using a fair value method, as shown below. As a result, options granted to both employees and non-employees for services are accounted for under the calculated value method, as described in paragraphs A43-A48 of SFAS 123(R), using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2002 and prior	2003	2004-2005
Expected life of options	Actual life	Actual life	Actual life
Risk-free interest rate	5%	4%	4%
Volatility of stock	100%	100%	32%
Expected dividend yield	-	-	-

The calculated value method under SFAS 123(R) permits for non-public companies substitution of the historical volatility of an appropriate industry sector index for the expected volatility of the Company’s stock price as an assumption in the valuation model. The Company identified and selected the Standard & Poor’s 600 small-cap index for the U.S. energy sector as the one most closely reflecting the present size of the Company and the industry in which the Company operates. The volatility in the Black-Scholes valuation model used by the Company is calculated based on the historical volatility of the above industry sector index, as measured by the standard deviation of daily historical closing values for the period of time prior to the grant date of stock options that is equal in length to the expected term of the granted stock options. If historical closing values of the above index are not available for the entire expected term, then the Company uses the closing values for the longest period of time available.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

Presented below is a summary of the options and warrants activity since January 1, 1993:

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
1/1/1993								12/31/1993

$1 per share	0	1,040,000	35,000	15,000	(10,000)			1,080,000
$5 per share	0		220,000					220,000
$10 per share	0							0
								1,300,000

1/1/1994								12/31/1994

$1 per share	1,080,000	95,000						1,175,000
$5 per share	220,000	50,000	25,000					295,000
$10 per share	0	55,000	36,100					91,100
								1,561,100

1/1/1995								12/31/1995

$1 per share	1,175,000				(10,000)		25,000	1,190,000
$5 per share	295,000	155,000					(25,000)	425,000
$10 per share	91,100	30,000	41,500	5,000				167,600
								1,782,600

1/1/1996								12/31/1996

$1 per share	1,190,000				(34,000)		100,000	1,256,000
$5 per share	425,000	60,000					(82,500)	402,500
$10 per share	167,600	25,000	30,300	14,000			(17,500)	219,400
								1,877,900

1/1/1997								12/31/1997

$1 per share	1,256,000				(47,500)		81,000	1,289,500
$5 per share	402,500						(42,500)	360,000
$10 per share	219,400	118,000	56,700		(3,500)		(38,500)	352,100
								2,001,600

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/1998								12/31/1998

$1 per share	1,289,500				(232,500)	(95,000)	55,000	1,017,000
$5 per share	360,000				(47,500)	(172,500)	(50,000)	90,000
$10 per share	352,100	2,500	9,500				(5,000)	359,100
								1,466,100

01/01/1999								12/31/1999

$1 per share	1,017,000				(5,000)	(20,000)		992,000
$5 per share	90,000				(25,000)			65,000
$10 per share	359,100				(5,250)	(26,850)		327,000
								1,384,000

01/01/2000								12/31/2000

$1 per share	992,000				(60,000)			932,000
$5 per share	65,000		600,000		(5,000)			660,000
$10 per share	327,000				(37,000)	(13,500)		276,500
								1,868,500

01/01/2001								12/31/2001

$1 per share	932,000				(5,000)			927,000
$5 per share	660,000				(20,000)			640,000
$10 per share	276,500	223,000	700,000	625,000	(3,600)	(51,200)		1,769,700
								3,336,700

01/01/2002								12/31/2002

$1 per share	927,000	-	-	-	(3,000)	(7,000)	-	917,000
$5 per share	640,000	-	-	-	-	-	-	640,000
$10 per share	1,769,700	-	10,000	(625,000)	(2,000)	(97,700)	-	1,055,000
								2,612,000

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

			In Connection	Issued	Converted
	Beginning	In Exchange	with purchase	as	to stock/			Ending
	Balance	for Services	of stock	Incentive	Exercised	Expired	Repriced	Balance
01/01/2004								12/31/2004

$1 per share	2,017,000	-	-	-	-	-	-	2,017,000
$4 per share	0	250,000	-	-	-	-	-	250,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.73-$10 per share	412,495	-	-	600	-	-	-	413,095
								2,760,095

01/01/2005								12/31/2005

$1 per share	2,017,000	-	-	-	(1,000)	-	-	2,016,000
$4 per share	250,000	225,000	-	-	-	-	-	475,000
$5 per share	80,000	-	-	-	-	-	-	80,000
$9.60-$10 per share	413,095	-	-	705	-	-	-	413,800
								2,984,800

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

The 625,000 incentive warrants issued in 2001 were contingent upon achieving certain goals, including raising private capital. By December 31, 2002, these goals had not been met and, therefore, the warrants were voided. In addition, included in the 223,000 options issued in 2001, 100,000 are to a director of which all 100,000 have vested at December 31, 2004.

In September 2003, the Company reached an agreement with certain shareholders whereby, in exchange for certain concessions and a release of claim against the company, 1,200,000 warrants at $5 and $10 exercise price were repriced to $1. In addition, 300,000 of those warrants had their expiration date extended three years from December 2004 to 2007. In connection with this repricing, the Company recorded a non-cash expense in the amount of $1,506,427 in 2003. The Company also acknowledged certain prior obligations in connection with government negotiation and raising of capital totalling approximately $130,000. The Company also gave antidilution rights to these shareholders for a period of three years from September 2003.

Also in 2003, pursuant to an antidilutive agreement with a shareholder, 50,000 options were repriced from $10 to $9.84 and 1,590 stock options were issued. 795 of these stock options expired in 2003. In 2004 and 2005, the price of those warrants was further reduced from $9.84 to $9.73 and from $9.73 to $9.60 and an additional 600 and 705 stock options were issued respectively.

The following summarizes information for options and warrants currently outstanding and exercisable at December 31, 2005 and 2004:

December 31, 2005	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,016,000	1.8 years	$1.00
$4.00	475,000	4.3 years	$4.00
$5.00	80,000	1.7 years	$5.00
$9.60-10.00	413,800	1.1 years	$9.95
	2,984,800		$2.83

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

December 31, 2004	Number	Weighted average Remaining Life	Weighted- average exercise price

Range of Prices
$1.00	2,017,000	2.8 years	$1.00
$4.00	250,000	5.0 years	$4.00
$5.00	80,000	2.7 years	$5.00
$9.73-10.00	413,095	2.1 years	$9.97
	2,760,095		$2.73

Of the total number of stock options and warrants outstanding at December 31, 2005, 1,662,700 were stock options and the remaining 1,322,100 were warrants. All of the stock options and warrants outstanding at December 31, 2005 have vested.

7.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting and the amounts recognized for income tax purposes. The significant components of deferred tax assets as of December 31, 2005 are as follows:

Assets
Net operating loss	12,850,000
Less: Valuation allowance	(12,850,000)
$-

Management believes that it is more likely than not that forecasted taxable income will not be sufficient to utilize the tax carryforwards before their expiration in 2012 and 2025 to fully recover the asset. As a result, the amount of the deferred tax assets considered realizable was reduced 100% by a valuation allowance. In the near term, if estimates of future taxable income are increased, such an increase will change the valuation allowance. The Company has no other deferred tax assets or liabilities.

8.	Profit Sharing Plan

The Company established and maintained until the end of 2003 a profit-sharing plan that covered all employees who had attained twenty-one years of age and satisfied a one-year service requirement. Contributions to the plan were at the discretion of the board of directors; however, the contribution could not exceed 15% of compensation for the eligible employees in any single tax year. Since inception through the end of 2003, profit sharing expense amounted to $51,000. This plan was dissolved in 2003, and all contributions were distributed to the plans participants.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

9.	Research Agreement

The Company is party to an agreement whereby certain research is being performed by the Russian Research Centre, known as the Kurchatov Institute (“RRC”), on the Company’s fuel designs. All the funding under this agreement is supplied by the Company. The Company is also a party to another agreement whereby research relating only to thermal-hydraulic testing is performed by the Brookhaven National Laboratory in cooperation with the RRC. The funding is supplied by the United States Department of Energy Initiatives for Proliferation Prevention Program (DOE-IPP) and the Company directly to Brookhaven National Laboratory. At December 31, 2005, the Company fulfilled its funding obligation in full with respect to this agreement.

10.	Commitments and Contingencies

The Company leases office space. Future estimated rental payments under these operating leases are as follows:

Dollars
Year ending December 31, 2006	6,000

11.	Related Parties

The Company has both made loans to and received loans from related parties since its inception. In 2001, Thorium Power made a $50,000 loan, which was repaid during the year, to a related party. Thorium Power received $1,361 in interest income from the related party associated with this loan. Since inception, Thorium Power has made approximately $285,000 in loans to related parties. Of this amount, $125,000 was a note received from a related party in exchange for the purchase of the Company’s stock. These loans, which generated $1,648 of interest income from related parties, were repaid, with the exception of approximately $1,000 written off in 1998.

Since inception, Thorium Power has received approximately $385,000 in loans from related parties. Of this amount, $240,000 has been repaid, $99,100 was converted into capital and $45,930 remains outstanding at December 31, 2005.

Thorium Power, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

12.	Subsequent Events

a.	Merger Agreement

On February 14, 2006, Novastar Resources Ltd. (“Novastar Resources”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company and TP Acquisition Corp., a direct wholly-owned subsidiary of Novastar Resources formed in connection with the transactions contemplated by the Merger Agreement. Concurrently therewith, Novastar Resources (1) adopted its 2006 Stock Plan, (2) entered into an employment agreement with Seth Grae, President and Chief Executive Officer of Thorium Power, (3) granted certain nonqualified stock options to Mr. Grae and (4) entered into a subscription agreement with Thorium Power for the purchase of 150,000 shares of common stock of Thorium Power for $4.00 per share.

Under the Merger Agreement, each common share of Thorium Power will be converted into securities of Novastar Resources such that Thorium Power’s current stockholders will own approximately 54.5% of the combined company, and each share of Novastar Resources common stock will remain outstanding. In addition, Novastar Resources anticipates the appointment of new directors and officers following the merger. The combined company will be headquartered in the Washington D.C. area, where Thorium Power is presently based.

The merger is conditioned upon, among other things, approvals by stockholders of Novastar Resources and Thorium Power of certain corporate matters, no legal impediment to the merger, the absence of any material adverse effect on Novastar Resources or Thorium Power, completion of due diligence reviews by both companies, the declaration of effectiveness of a registration statement by the Securities and Exchange Commission and any other necessary regulatory approvals.

b.	Firm Price Commitments

The Company entered into a firm price commitment agreement in connection with its participation in the pre-conceptual design phase for the construction of a high-temperature test and research reactor in Texas. The agreement has created a firm commitment by the Company for a minimum of $1.25 million financial contribution toward the project. A minimum payment of $50,000 on the agreement was due and paid on February 22, 2006, with 10 additional payments totaling $1.2 million due by December 31, 2006.

The Company also executed an amendment to its cooperative research agreement with Kurchatov Institute, expanding the scope of work and committing $65,000 toward those research and development activities. The work to be performed under this amendment is to be completed by July 31, 2006.

c.	Private equity financing

Subsequently to December 31, 2005, the Company has raised a total of $1.54 million in private equity investments. Of the $1.54 million, $550,000 was invested by Novastar Resources Ltd. and the remaining approximately $990,000 came from a private equity placement that was conducted in January 2006.

NOVASTAR RESOURCES, LTD.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Basis of Presentation

On February 14, 2006, Novastar Resources Ltd., entered into a Share Exchange Agreement with Thorium Power Inc. and its stockholders, pursuant to which Novastar Resources Ltd. acquired all of the issued and outstanding capital stock of Thorium Power Inc. in exchange for a total of 135,638,023 shares of our common stock, constituting 54.5% shares of Novastar Resources Ltd. issued and outstanding common stock at the time of the merger agreement, $0.001 par value per share.

Novastar Resources Ltd expects to complete the acquisition of Thorium Power Inc., pursuant to the Merger Agreement, in October 2006. The acquisition will be accounted for as a reverse merger effected by a share exchange, wherein Thorium Power Inc. is considered the acquirer for accounting and financial reporting purposes.

The unaudited pro forma consolidated financial statements of Novastar Resources Ltd in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by the Agreement. The unaudited pro forma consolidated balance sheet reflects the financial position of the company had the merger occurred on June 30, 2006. The pro forma consolidated statements of operations were prepared as if the transactions were consummated on June 30, 2005. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the date indicated and are not necessarily indicative of the results that may be expected in the future.

Novastar Resources Ltd.
Unaudited Pro Forma Consolidated Balance Sheet
June 30, 2006

Note: The merger for accounting purposes will be treated as a recapitalization of Thorium Power Inc.

					Pro Forma
	Novastar	Thorium	Total		Adjustment	Pro Forma
ASSETS
Currrent Assets
Cash	$14,431,407	$528,213	$14,959,620		$0	14,959,620
Prepaid Expenses and othr current assets	808,425	990	809,415		0	809,415
Due From Novastar Resources Inc.	0	264,740	264,740	5	(264,740)	0
Total Current Assets	15,239,832	793,943	16,033,775		(264,740)	15,769,035

Property Plant and Equipment -net	0	21,534	21,534			21,534

Other Assets
Investment in Thorium Power	1,350,000	0	1,350,000	1	(1,350,000)	0
Patent Costs - net	0	209,311	209,311			209,311
Security Deposits	0	7,567	7,567			7,567
Total Other Assets	1,350,000	216,878	1,566,878		(1,350,000)	216,878

Total Assets	$16,589,832	$1,032,355	$17,622,187		$(1,614,740)	$16,007,447

Liabilities and Stockholdes Equity

Current Liabilities
Current portion long term debt	$0	$3,913	$3,913		$	3,913
Accounts Payable	463,354	131,478	594,832			594,832
Accrued Liabilities	103,541	336,502	440,043			440,043
Due to related party	128,675	17,500	146,175			146,175
Accrued payroll tax and other liability	635,000	5,983	640,983			640,983
Warrant Liability	3,678,278	0	3,678,278			3,678,278
Due to Thorium Power Inc.	264,740	0	264,740	5	(264,740)	0
Total Current Liabilities	5,273,588	495,376	5,768,964		(264,740)	5,504,224

Notes Payable - long term	0	12,657	12,657		0	12,657

Total Liabilites	5,273,588	508,033	5,781,621		(264,740)	5,516,881

Common Stock with Registration Rights	12,041,373	0	12,041,373			12,041,373

Stockholders Equity

Common Stock	118,101	192,626	310,727			253,739
				1	(8,750)
				2	135,638
				4	(183,876)
Additional Paid in Capital - Stock and Warrants	14,913,153	16,713,706	31,626,859			12,850,947
				1	(1,341,250)
				2	(135,638)
				3	(17,482,900)
				4	183,876
Accumulated deficit - development stage	(17,482,900)	(16,382,010)	(33,864,910	3	17,482,900	(16,382,010)
Deferred stock compensation	(83,328)	0	(83,328			(83,328)
Common Stock and Warrants reserved future issue	1,807,445		1,807,445			1,807,445
Accumulated Other Comprehensive Income	2,400		2,400			2,400
Total Stockholders Equity	(725,129)	524,322	(200,807		(1,350,000)	(1,550,807)

Total Liabilities and Stockholders Equity	$16,589,832	$1,032,355	$17,622,187		$(1,614,740)	$16,007,447

Pro-Forma Adjustments

Pro-Forma Adjustment - 1

Common Stock - Thorium	8,750
Additonal Paid in Capital - Thorium	1,341,250
Investment - Thorium Power		1,350,000
To eliminate Novastar's investment in Thorium
175,000 shares at $4 per share

Pro-Forma Adjustment - 2

Additional paid in Capital	135,638
Common Stock		135,638

To record the issuance of Novastar stock pursuant to the merger agreement
Novastar will issue 135,638,023 common shares at $.001 par value granting Thorium
Sharholders a 54.5% interest in Novastar, prior to the private placement. In addition, Thorium management will control the combined entity and Board of Directors, therefore this will be accounted for as a recapitalization of Thorium Power Inc.
Novastar was a shell with minimal assets prior to the merger agreement and the fundraising that took place after the merger agreement

Pro-Forma Adjustment - 3

Additional Paid in Captial - Novastar	17,482,900
Retained Earnings - Novastar		17,482,900
To eliminate Novastar's retained earnings

Pro-Forma Adjustment - 4

Common Stock - Thorium	183,876
Additonal Paid In Capital		183,876
To eliminate Thorium's capital stock - recapitalization
March 31, 2006 Balance 192,626
Elimin. Of Novastar Invest (8,750)

Pro-Forma Adjustment - 5

Due to Thorium Power Inc.	264,740
Due from Novastar Resources Ltd		264,740
To eliminate interco. balance

Novastar Resources Ltd.
Unaudited Pro Forma Consolidated Statement of Operations
Fiscal Year Ended June 30, 2006

					Pro Forma
	Novastar	Thorium			Adjustment	Pro Forma

Revenue	$0		$0		$	$0

Operating Expenses	$13,147,485		$755,714		$	$13,903,199

Other Income and Expense	$197,050		$803,867		$	$1,000,917

Net Loss	$13,344,535		$1,559,581		$	$14,904,116

Basic and Dilluted Loss Per Share	$0.12	$			$	$0.06

Common Shares Outstanding	111,913,155			1	135,638,023	247,551,178

 Proforma Adjustment - 1

Novastar outstanding shares are restated to reflect the shares to be issued in the reverse merger, 135,638,023 and total outstanding shares post merger

NOVASTAR RESOURCES LTD.

119,732,425 shares of common stock

PROSPECTUS

October 6, 2006

Dealer Prospectus delivery obligation

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Until 90 days from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.